UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THE E.W. SCRIPPS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑No fee required

☐Fee paid previously with preliminary materials

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The E.W. Scripps Company

2023

Notice of Annual Meeting of Shareholders and Proxy Statement

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 1, 2023

TIME & DATE: May 1, 2023, at 4:00 PM	LOCATION: Scripps Center, 312 Walnut Street, 10th Floor Conference Center, Cincinnati, Ohio	RECORD DATE: March 7, 2023

PROXY SUMMARY	Voting Matters:		Board Vote Recommendation	Page Reference (for more detail)
	Proposal No. 1	Election of Directors	FOR each nominee	6
	Proposal No. 2	Ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2023	FOR	73
	Proposal No. 3	Advisory (Non-Binding) Vote to Approve Named Executive Officer Compensation (Say-on-Pay)	FOR	75
	Proposal No. 4	Advisory (Non-Binding) Vote on the Frequency of Say-on-Pay Vote	FOR one year	76
	Proposal No. 5	Approve The E.W. Scripps Company 2023 Long-Term Incentive Plan	FOR	77

Vote by Internet	To the Shareholders of The E.W. Scripps Company

The Annual Meeting of the Shareholders (the "Annual Meeting") of The E.W. Scripps Company (the “Company”) will be held at the Scripps Center, 312 Walnut Street, 10th Floor Conference Center, Cincinnati, Ohio, on Monday, May 1, 2023, at 4:00 PM, Eastern Time, for the following purposes:

1.  to elect directors;

2.  to ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023;

3.  to hold an advisory (non-binding) vote to approve named executive officer compensation (a “say-on-pay vote”);

4.  to hold an advisory (non-binding) vote on the frequency of say-on-pay vote; and

5.  to approve The E.W. Scripps Company 2023 Long-Term Incentive Plan.

www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information.

Vote by Phone

The shareholders will also transact such other business as may properly come before the Annual Meeting. The Company’s board of directors (the “Board”) has fixed the close of business on March 7, 2023, as the record date for the determination of shareholders who are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

If you plan to attend the Annual Meeting and need special assistance because of a disability, please contact the secretary’s office at secretary@scripps.com.

We are furnishing our proxy materials to you under Securities and Exchange Commission rules that allow companies to deliver proxy materials to their shareholders on the Internet. On or about March 17, 2023, you were provided with a Notice of Internet Availability of Proxy Materials (“Notice”) and were provided access to our proxy materials over the Internet. The proxy materials include the 2022 Annual Report to Shareholders and the Proxy Statement.

1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions.
Vote by Mail
request & submit a paper proxy card

We encourage you to attend the Annual Meeting. However, it is important that your shares be represented whether or not you are personally able to attend the Annual Meeting. Please vote as instructed on the Notice, via the Internet or the telephone, as promptly as possible so as to ensure that your vote is recorded. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you attend the meeting and your shares are registered in your name, you may withdraw your proxy at that time and vote your shares in person.

Your proxy is being solicited by the Board. Thank you for investing in The E.W. Scripps Company.

Vote in Person	Julie L. McGehee, Esq.
attend the Annual Meeting	Secretary and Vice President March 17, 2023

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Table of Contents

2023 ANNUAL MEETING	4	EXECUTIVE COMPENSATION
INTERNET AVAILABILITY OF PROXY MATERIALS	4	2022 Summary Compensation Table	51
VOTING PROCEDURES	4	2022 Grants of Plan-Based Awards	53
SOLICITATION OF PROXIES	5	2022 Outstanding Equity Awards at Fiscal Year-End	54
PROPOSAL 1 – ELECTION OF DIRECTORS	6	2022 Stock Vested	56
REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS	7	2022 Pension Benefits	56
		Description of Retirement Plans	56
BOARD DIVERSITY MATRIX	12	2022 Nonqualified Deferred Compensation	58
REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	13	Description of Nonqualified Deferred Compensation Plan	58
REPORT ON THE SECURITY OWNERSHIP OF MANAGEMENT	15	Potential Payments Upon Termination or Change in Control	59
PROHIBITION OF HEDGING AND PLEDGING	16
REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES	17	Summary of Various Plans and Arrangements	61
		CEO Pay Ratio	62
ENVIRONMENTAL, SOCIAL & GOVERNANCE RESPONSIBILITY AT SCRIPPS	19	Pay Versus Performance	63
		2022 Director Compensation	68
CORPORATE GOVERNANCE	30	Description of Director Compensation Program	68
AUDIT COMMITTEE MATTERS	34	Cash Compensation	69
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	35	Equity Compensation	69
		Other Benefits	70
COMPENSATION & TALENT MANAGEMENT COMMITTEE REPORT	36	1997 Deferred Compensation Plan and Stock Plan for Directors	70
COMPENSATION DISCUSSION AND ANALYSIS	37	COMPENSATION & TALENT MANAGEMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Executive Summary	38		71
Objectives of our Compensation Program	38	RELATED PARTY TRANSACTIONS	71
2022 Compensation Highlights	38	PROPOSAL 2 – TO RATIFY DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023	73
Our Compensation Policies and Practices	41
Core Compensation Elements	41
Base Salary	41	PROPOSAL 3 – ADVISORY (NON-BINDING) VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	75
Short-Term Incentive	42
Long-Term Incentive	44	PROPOSAL 4 – ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF SAY-ON-PAY VOTE	76
Additional Compensation Policies and Practices	46
Incentive Compensation Recoupment Policy	46	PROPOSAL 5 – VOTE TO APPROVE THE E.W. SCRIPPS 2023 LONG-TERM INCENTIVE PLAN	77
Stock Ownership Requirements	46
Post-Employment Benefits	47	EQUITY COMPENSATION PLAN INFORMATION	87
Health, Welfare and Other Personal Benefits	47	DELINQUENT SECTION 16 REPORTS	88
Employment Agreements, Executive Severance and Change in Control Plan		SHAREHOLDER PROPOSALS FOR 2024 ANNUAL MEETING	88
	48	OTHER MATTERS	88
Compensation Consultant and Peer Group	49	APPENDIX: THE E.W. SCRIPPS COMPANY 2023 LONG-TERM INCENTIVE PLAN	90
Independent Compensation Consultant	49
Compensation Peer Group	49
Tax Implications	50

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THE E.W. SCRIPPS COMPANY

312 Walnut Street

Cincinnati, Ohio 45202

PROXY STATEMENT

2023 Annual Meeting

May 1, 2023

This Proxy Statement is being furnished in connection with the solicitation of proxies by the board of directors (the "Board") of The E.W. Scripps Company, an Ohio corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”), which will be held on Monday, May 1, 2023, at the Scripps Center, 312 Walnut Street, 10th Floor Conference Room, Cincinnati, Ohio at 4:00 PM Eastern Time.

The close of business on March 7, 2023, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date").

Internet Availability of Proxy Materials

We are furnishing proxy materials to our shareholders primarily via the Internet under rules adopted by the U.S. Securities and Exchange Commission, instead of mailing printed copies of those materials to each shareholder. On March 17, 2023, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report to Shareholders. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote via the Internet or by telephone.

This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. If you would prefer to continue to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Voting Procedures

On March 7, 2023, the Company had outstanding 72,309,420 Class A Common Shares, $0.01 par value per share (“Class A Common Shares”), and 11,932,722 Common Voting Shares, $0.01 par value per share (“Common Voting Shares”). Holders of Class A Common Shares are entitled to elect the greater of three or one-third of the directors of the Company but are not entitled to vote on any other matters except as required by Ohio law. Holders of Common Voting Shares are entitled to elect all remaining directors and to vote on all other matters requiring a vote of shareholders. Each Class A Common Share and Common Voting Share is entitled to one vote upon matters on which such class of shares is entitled to vote.

To have a quorum necessary to conduct business at the Annual Meeting, it is necessary to have shares that represent (in person or by proxy) the holders of (i) a majority of our Class A Common Shares outstanding on the Record Date, and (ii) a majority of our Common Voting Shares outstanding on the Record Date. Shares represented in person or by proxy (including shares that abstain or do not vote with respect to a particular proposal) will be counted for the purpose of determining whether a quorum exists at the Annual Meeting for that proposal. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

If you are a shareholder of record (i.e., you directly hold your shares through an account with our transfer agent, Computershare), you can vote your shares following the instructions in this Proxy Statement using one of the four methods described previously. If you are a beneficial owner (i.e., you indirectly hold your shares through a nominee such as a bank or broker), you can vote your shares following the instructions in this Proxy Statement using the methods provided by your nominee.

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Solicitation of Proxies

The solicitation of proxies is made by, and on behalf of, the Board. The Company will pay the cost of the solicitation of proxies, including the cost of printing and mailing the notice of the Annual Meeting, the Proxy Statement and the accompanying proxy. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of the Company by Internet (including by email, social media, the use of our investor relations website and other online channels of communication), telephone, facsimile and other electronic channels of communication, town hall meetings, personal interviews, press releases, and press interviews. Our directors, officers and regular employees may, without compensation other than their regular compensation and the reimbursement of expenses, solicit proxies by telephone or personal conversation. The Company has retained the services of Broadridge Financial Solutions, Inc. at an estimated cost of $9,500 to assist the Company in the solicitation of proxies from brokers, nominees, institutions and individuals.

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Proposal 1-Election of Directors

(Item 1 on the Proxy Card)

A board of 11 directors is to be elected, three by the holders of Class A Common Shares voting separately as a class and eight by the holders of Common Voting Shares voting separately as a class. The nominating & governance committee recommended to the Board each of the nominees set forth on the following pages. In the election, the nominees receiving the greatest number of votes will be elected. Directors are elected by the shareholders for terms of one year and hold office until their successors are elected and qualify. Each of the director nominees identified in this Proxy Statement has consented to being named as a nominee in our proxy materials and has accepted the nomination and agreed to serve as a director if elected.

Each proxy for Class A Common Shares executed and returned by a holder of such shares will be voted for the election of the three directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Each proxy for Common Voting Shares executed and returned by a holder of such shares will be voted for the election of the eight directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Although the Board does not contemplate that any of the nominees hereinafter named will be unavailable for election, in the event that any such nominee is unable to serve, the proxies will be voted for the remaining nominees and for such other person(s), if any, as the Board may propose.

✓	THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR WHICH YOU ARE ENTITLED TO VOTE FOR ELECTION AS A DIRECTOR.

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Report on the Nominees for Election to the Board of Directors

The following table sets forth certain information as to each of the nominees for election to the Board.

Nominees for Election by Holders of Class A Common Shares

Age: 63 Director since: 2018

Lauren Rich Fine(1)

Senior Managing Director at investment/wealth management firm, Gries Financial Partners (wholly owned subsidiary of The 4100 Group) since 2016. Executive search consultant at Howard & O’Brien from 2010 to 2015. Faculty member at Kent State University School of Journalism & Mass Communication from 2007 to 2011. Managing Director in Equity Research at Merrill Lynch from 1986 to 2007.

Committees: • Audit

Age: 62 Director since: 2022

Burton F. Jablin

Former Chief Operating Officer for Scripps Networks Interactive, spin-off of The E.W. Scripps Company 2015-2018. President, Scripps Networks Interactive 2013-2015. President, Home Category Scripps Networks Interactive 2009-2013. President, HGTV, Scripps Networks 2005-2009.

Committees: • Compensation & Talent Management

Age: 67 Director since: 2008

Kim Williams(2)

Chair of the Board from May 2021 to present. Lead Director 2018 to May 2021. Retired since 2006. Senior Vice President, Partner, and Associate Director of Global Industry Research at Wellington Management Company, LLP from 1995 to 2001. Senior Vice President, Partner, Global Industry Analyst from 1986 to 1995.

Committees: • Audit (Chair) • Executive (Chair) • Nominating & Governance

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Nominees for Election by Holders of Common Voting Shares
Age: 71 Director since: 2019

Marcellus W. Alexander, Jr.

Senior Advisor, Television and President of National Association of Broadcasters Leadership Foundation from 2018 to 2019. Executive Vice President, Television and President, National Association of Broadcasters Education Foundation from 2004 to 2018. Executive Vice President, Television of National Association of Broadcasters from 2002 to 2004.

Committees: • Compensation & Talent Management

Age: 47 Director since: 2015	Charles L. Barmonde(3) Private investor, educator and entrepreneur. Owner and founder of Arch Contemporary Ceramics, a retail gallery and studio. Former Trustee of the Scripps Howard Foundation.
Committees: • Executive • Nominating & Governance

Age: 63 Director since: 2013

Kelly P. Conlin

Chairman and Chief Executive Officer of Zinio, Inc. from 2015 to 2019. Chairman and Chief Executive Officer of NameMedia from 2006 to 2015. Chief Executive Officer of Primedia from 2003 to 2005. Chief Executive Officer of IDG Inc. from 1995 to 2002.

Committees: • Compensation & Talent Management (Chair) • Executive

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Age: 43 Director since: N/A

Raymundo H. Granado Jr.(3)(5)

Private investor and philanthropist. Board member of RightGift since 2020 (after two years as a board advisor). Trustee of the Scripps Howard Foundation/Fund since 2018. Director of the Scripps Family Impact Fund and board secretary since the organization’s inception in 2018. Charter member of the charitable advisory board to the Adam R. Scripps Foundation.

Age: 65 Director since: 2008

John W. Hayden(4)

President and Chief Executive Officer of CJH Consulting. President and Chief Executive Officer of The Midland Company from 1998 to 2010. Chairman, President and Chief Executive Officer of American Modern Insurance Group from 1996 to 1998.

Committees: • Audit • Executive • Nominating & Governance (Chair)

Age: 48 Director since: N/A

Monica O. Holcomb(3)

Private investor and philanthropist. Founding director of the Scripps Family Impact Fund since 2018. Charter member of the charitable advisory board to the Adam R. Scripps Foundation. Director of Miramar Services, Inc., since 2019, and chair of it’s Vision Statement Committee.

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Age: 58 Director since: 2022

Leigh B. Radford(6)

Retired Senior Vice President, Procter & Gamble and founder of P&G Ventures 2015-2022. VP/General Manager, Procter & Gamble 2006-2015. Marketing Director, Procter & Gamble 1998-2005. Brand Manager, Procter & Gamble 1995-1997.

Committees: • Nominating & Governance

Age: 48 Director since: 2017

Adam P. Symson

President and Chief Executive Officer since August 2017. Chief Operating Officer from November 2016 through August 2017. Senior Vice President of Digital from 2013 through 2016. Chief Digital Officer from 2011 through 2013. Vice President Interactive Media/Television from 2007 to 2011.

Committees: • Executive

(1)	Ms. Fine is a director of Private Trust Co. (Private), BioMendics LLC and Your Teen Media LLC (start-up companies).
(2)	Ms. Williams is a director of Weyerhauser Company (a forest products company) and Xcel Energy, Inc. (a utility company).
(3)

Mr. Barmonde, Mr. Granado and Ms. Holcomb are all Signatories to the Scripps Family Agreement. Ms. Holcomb and Messrs. Barmonde and Granado are cousins. See "Related Party Transactions-Scripps Family Agreement" below.

(4)

Mr. Hayden is a director of Ohio National Financial Services Co. (a mutual insurance and financial services company), ABR Re (a Bermuda-based reinsurance company), Hauser Private Equity and General Nano (an advanced materials company).

(5)	Mr. Granado is a director of RightGift (a technology company that builds free giving software for the charitable ecosystem).
(6)	Ms. Radford is a director of VF Foundry, FAST Studios, Goodwill Industries International and Heaven Hill; Inc.
*	Age reflected as of March 17, 2023.

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Nominee Qualifications

The nominees for the Board consist of 11 members who we believe are extremely well-qualified to serve on the Board and represent our shareholders' best interests. The nominating & governance committee selects nominees with a view to establishing a Board that is comprised of members who:

•	have extensive business leadership experience,
•	bring diverse perspectives to the Board,
•	bring institutional knowledge and a thorough understanding of the Company's history and vision,
•	have high ethical standards, broad discernment, as well as sound business judgment and acumen, and
•	understand and are willing to make the time commitment necessary for the Board to effectively fulfill its responsibilities.

To complement the overall board qualifications listed above, we also look for specific skills that we feel support a well-rounded, diverse and experienced board. Below outlines our director nominees’ skillset:

Nominees Tenure and Diversity

In addition to a specific set of skills, we strive for a diverse board with respect to gender, tenure and age.

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Board Diversity Matrix

We believe it is important that our Board is composed of individuals reflecting the diversity represented by our employees, our viewers, our advertising partners and in the communities we serve. Throughout the years, our nominating & governance committee has taken this priority to heart in its nominations process, and the diversity of our Board has grown significantly. We provide below enhanced disclosure regarding the diversity of our Board, utilizing the template included in the Nasdaq Rule 5605(f). Each of the categories listed in the below table has the meaning as it is used in the Nasdaq Rule 5605(f). This information has been collected from each of our Board members and they have voluntarily self-identified their gender and demographic background.

Board Diversity Matrix (as of 12/31/2022)
Total Number of Directors		11

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	7	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
White	4	6	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	0

As additional information, our board diversity matrix with our current director nominees, should they be elected, would reflect as follows:

Proposed Board Diversity Matrix (as of 05/02/2023)
Total Number of Directors		11

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	7	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
White	3	5	0	0
Hispanic or Latin	1	1	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	0

Board Diversity

The Board values diversity and strives to bring together board members with diverse skill sets and backgrounds.

Board Refreshment

We believe the Company benefits when there is a mix of experienced directors with a deep understanding of our businesses and others who bring a fresh perspective. The Board remains committed to refreshment and to seek out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experiences. Our average Board tenure is 5.9 years, and we believe there is a balanced mix of experience within that average.  Since 2018, we refreshed our Board with 7 new members.

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Report on the Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to persons known to management to be the beneficial owners, as of January 31, 2023, unless indicated otherwise in the footnotes below, of more than 5 percent of the Company’s outstanding Class A Common Shares or Common Voting Shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them. The percentages shown in the table are based on 71,644,745 Class A Common Shares and 11,932,722 Common Voting Shares outstanding as of January 31, 2023, unless indicated otherwise in the footnotes below.

Name and Address of Beneficial Owner	Class A Common Shares	Percent of Class	Common Voting Shares	Percent of Class

Signatories to Scripps Family Agreement(1)	11,721,556	16.6%	11,130,723	93.3%
Tracy Tunney Ward Miramar Services, Inc. 250 Grandview Ave., Suite 400 Ft. Mitchell, KY 41017
Columbia Insurance Company(2)	23,076,923	24.6%	—	—
1314 Douglas Street Omaha, NE 68102
BlackRock, Inc.(3)	10,124,886	14.1%	—	—
55 East 52nd Street New York, NY 10055
Victory Capital Management, Inc.(4)	7,245,974	10.1%	—	—
4900 Tiedeman Rd. 4th Floor Brooklyn, OH 4414
The Vanguard Group(5)	6,961,947	9.7%	—	—
100 Vanguard Blvd. Malvern, PA 19355
GAMCO Investors, Inc.(6)	5,597,350	7.8%	—	—
One Corporate Center Rye, NY 10580-1435
Dimensional Fund Advisors LP(7)	5,021,062	7.0%	—	—
6300 Bee Cave Road Building One Austin, TX 78746

(1) The information in the table and this footnote is based on information provided to the Company by Miramar Services, Inc. and information contained in Amendment 12 (dated February 21, 2023) to a Schedule 13D filed with the Securities and Exchange Commission, by certain descendants of Robert P. Scripps and John P. Scripps and certain trusts of which descendants of John P. Scripps or Robert P. Scripps are trustees or beneficiaries, all of whom or which are Signatories to the Scripps Family Agreement, which governs the voting of all Common Voting Shares held by them. Miramar Services, Inc. provides administrative services to certain members of the Scripps family. The Signatories to the Scripps Family Agreement report shared voting power with each other with respect to the Common Voting Shares shown in the table. In addition to these Common Voting Shares, according to such Amendment to Schedule 13D, two of the Signatories act as co-trustees with respect to 534,666 Common Voting Shares on behalf of a minor descendant who is not a party to the Scripps Family Agreement, and another Signatory acts as a trust advisor to trusts holding 267,333 Common Voting Shares for the benefit of certain minor descendants who are not parties to the Scripps Family Agreement. Signatories of the Scripps Family Agreement also beneficially own 10,957,360 Class A Common Shares (not including Class A Common Shares into which the common voting shares are convertible). Class A Common Shares are not subject to the Scripps Family Agreement. In addition to these Class A Common Shares, the two Signatories mentioned above who act as co-trustees on behalf of a minor descendant who is not a party to the Scripps Family Agreement may be deemed to share beneficial ownership of a total of 653,204 Class A Common Shares held for the benefit of such minor descendant, and the Signatory referred to above who acts as a trust advisor to trusts for the benefit of certain other minor descendants who are not parties to the Scripps Family Agreement may be deemed to beneficially own 326,601 Class A Common Shares as trust advisor for such minor descendants. No single individual or trust that is a Signatory beneficially owns 5% or more of the Company’s outstanding Class A Common Shares. The following Signatories may be deemed to beneficially own, or share beneficial ownership with other Signatories of, more than 5% of the Common Voting Shares as a result of direct ownership or indirect ownership as trustees for various trusts or as co-guardians or advisors for the above-referenced minors: Elizabeth A. Logan (6.7%); Virginia S. Vasquez (6.7%); Barbara Victoria Scripps Evans (6.5%); Anne M. La Dow (6.5%); Paul K. Scripps (6.1%); Jimmy R. Scripps (5.3%); William A. Scripps (5.3%);

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Mary Peirce (5.2%); Charles E. Scripps, Jr. (5.2%); Eaton M. Scripps (5.2%); and Edward W. Scripps, Jr. (5.2%). See “Related Party Transactions - Scripps Family Agreement” below. The reporting parties filing the Schedule 13D as most recently amended are Virginia S. Vasquez, Rebecca Scripps Brickner, Edward W. Scripps, Jr., Corina S. Granado, Jimmy R. Scripps, Margaret Scripps Klenzing, Mary Ann S. Sanchez, William H. Scripps, Marilyn J. Scripps, William A. Scripps, Gerald J. Scripps, Charles E. Scripps, Jr., Eli W. Scripps, Jonathan L. Scripps, Molly E. McCabe, Barbara Victoria Scripps Evans, John P. Scripps Trust under agreement dated 2/10/77 FBO Peter M. Scripps, John P. Scripps Trust under agreement dated 2/10/77 FBO Paul K. Scripps, John P. Scripps Trust Exempt Trust under agreement dated 2/10/77, John P. Scripps Trust under agreement dated 2/10/77 FBO Barbara Scripps Evans, The Marital Trust of the La Dow Family Trust, Anne M. La Dow Trust under agreement dated 10/27/2011, The La Dow Family Trust under agreement dated 6/29/2004, John Peter Scripps 2013 Revocable Trust under agreement dated 12/20/13, Ellen M. Scripps Revocable Trust dated 4/17/14, as thereafter amended or restated, Thomas S. Evans Irrevocable Trust under agreement dated 11/13/2012, Douglas A. Evans, Julia Scripps Heidt, Paul K. Scripps, Peter R. La Dow, J. Sebastian Scripps, Anne M. La Dow, Wendy E. Scripps, Elizabeth A. Logan, Cynthia J. Scripps, John P. Scripps, Mary Peirce, Megan Scripps Tagliaferri, Eva Scripps Attal, Kathy Scripps, Eaton M. Scripps, Wesley W. Scripps, Ellen M. Scripps, Cody Dubuc, Careen Cardin Trust dated November 16,2018, Sam D. F. Scripps, R. Michael Scagliotti, William A. Scripps, Jr., Welland H. Scripps, Kendall S. Barmonde, Charles L. Barmonde, Manuel E. Granado, Geraldine Scripps Granado, Raymundo H. Granado, Jr., Anthony S. Granado, Ellen B. Granado, Crystal Vasquez Lozano, Elizabeth Scripps, James Bryce Vasquez, John Patrick Scripps, Keon Korey Vasquez, Peggy Scripps Evans, Samuel Joseph Logan, Maxwell Christopher Logan, Savannah Brickner, Monica O. Holcomb, Samantha J. Brickner, Nathanial W. Heidt, Austin S. Heidt, Robert S. Heidt III, Jessica L. Hoerster, Jenny Sue Scripps Mitchell, Vanessa L. Sanchez, Veronica E. Sanchez, Brittany Jean Scripps, Shannon Leigh Howard, McCabe A. Balance, Robert P. Scripps, Jr. Irrevocable Trust for the benefit of Jacqueline Scripps and Robert P Scripps, Jr. Irrevocable Trust for the benefit of Robert P. Scripps IV.

(2)

Columbia Insurance Company (“Columbia”) is a wholly-owned subsidiary of Berkshire Hathaway Inc., which is controlled by Warren E. Buffett. As part of the financing of our acquisition of ION Media Networks, on January 7, 2021, we issued $600 million of Series A Preferred Shares to Columbia and granted Columbia a warrant to purchase $300 million of our Class A Common Shares at $13 per share, or a total of 23,076,923 Class A Common Shares. The warrant is exercisable from the date of grant until the first anniversary of the redemption of the Series A Preferred Shares. The percentage of Class A Common Shares shown in the table as beneficially owned by Columbia is calculated as if the warrant had been exercised as of January 31, 2023. Columbia filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on January 15, 2022. The information in the table is based on the information contained in such filing. Such report states that Columbia will share voting and investment power over the shares set forth in the table when issued with Berkshire Hathaway and Warren E. Buffett.

(3)

BlackRock, Inc. filed Amendment No. 15 to Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on January 26, 2023. The information in the table is based on the information contained in such filing for the year ended 2022. Such report states that BlackRock, Inc. has sole voting power over 9,960,748 shares and sole investment power over 10,124,886 shares.

(4)

Victory Capital Management, Inc. filed Amendment No. 5 to Schedule 13G with the Securities and Exchange Commission with respect to the Company's Class A Common Shares on January 31, 2023. The information in the table is based on the information contained in such filing for the year ended 2022. Such report states that Victory Capital Management, Inc. has sole voting power over 7,198,316 shares and sole investment power over 7,245,974 shares.

(5)

The Vanguard Group filed Amendment No. 7 to Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 9, 2023. The information in the table is based on the information contained in such filing for the year ended 2022. Such report states that The Vanguard Group has shared voting power over 92,026 shares, sole investment power over 6,818,204 shares and shared investment power over 143,743 shares.

(6)

GAMCO Investors, Inc. filed Amendment No. 25 to Schedule 13D with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on March 17, 2021. The information in the table is based on the information as of March 17, 2021 contained in such filing. Such report states that GAMCO Investors, Inc. and its affiliates have sole voting power over 5,527,650 shares and sole investment power over 5,597,350 shares.

(7)

Dimensional Fund Advisors LP filed Amendment No. 9 to Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 8, 2022. The information in the table is based on the information contained in such filing for the year ended 2021. Such report states that Dimensional Fund Advisors LP has sole voting power over 4,931,422 shares and sole investment power over 5,021,062 shares.

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Report on the Security Ownership of Management

The following information is set forth with respect to the Company’s Class A Common Shares and Common Voting Shares beneficially owned as of January 31, 2023, by each director and each nominee for election as a director of the Company, by each named executive officer, and by all directors and executive officers of the Company as a group. As of January 31, 2023, there were 71,644,745 Class A Common Shares outstanding and 11,932,722 Common Voting Shares outstanding. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them.

Name of Individual or Number of Persons in Group	Class A Common Shares(1)	Restricted Share Units(2)	Total Class A Common Shares(3)	Percent of Class	Common Voting Shares	Percent of Class

Marcellus W. Alexander, Jr.	23,631	—	23,631	*	—	*
Charles L. Barmonde(4)	625,415	—	625,415	*	585,666	4.9%
Kelly P. Conlin	47,598	—	47,598	*	—	*
Lauren Rich Fine	29,663	—	29,663	*	—	*
Raymundo H. Granado, Jr.(4)	10,066	—	10,066	*	115	*
John W. Hayden(5)	94,707	—	94,707	*	—	*
Monica O. Holcomb(4)	16,505	—	16,505	*	47,612	*
Burton F. Jablin	—	—	—	*	—	*
Anne M. La Dow(4)(6)	50,782	—	50,782	*	39,552	*
Leigh B. Radford	—	—	—	*	—	*
R. Michael Scagliotti(4)	32,961	—	32,961	*	267,283	2.2%
Kim Williams(5)(7)	168,866	—	168,866	*	—	*
William Appleton	106,090	32,340	138,430	*	—	*
Jason P. Combs	11,540	17,683	29,223	*	—	*
Lisa A. Knutson	49,844	36,633	86,477	*	—	*
Brian G. Lawlor	157,484	38,668	196,152	*	—	*
Adam P. Symson	241,694	178,975	420,669	*	—	*
Other officers not named individually(8)	66,460	48,504	114,964	*	—	*
All directors and executive officers as a group (22 persons)	1,733,306	352,803	2,086,109	2.9%	940,228	7.9%

*	Shares owned represent less than 1 percent of the outstanding shares of such class of stock.
(1)	The shares listed for each of the executive officers and directors represent his or her direct or indirect beneficial ownership of Class A Common Shares.
(2)

The shares listed for each of the executive officers and directors include Class A Common Shares underlying restricted share units that are convertible within 60 days of January 31, 2023 and have no additional vesting requirements.

(3)	None of the shares listed for any officer or director is pledged as security for any obligation.
(4)

Mr. Barmonde, Mr. Granado, Ms. Holcomb, Ms. La Dow and Mr. Scagliotti are Signatories to the Scripps Family Agreement. See “Report on the Security Ownership of Certain Beneficial Owners” above and “Related Party Transactions-Scripps Family Agreement” below.

(5)

In addition to the shares listed, the director deferred a portion of his or her director fees in a “phantom shares” account. These “phantom shares” have no voting or other rights. Mr. Hayden has 86,313 phantom shares phantom shares and has chosen payment in cash rather than payment in Class A Common Shares. Ms. Williams has 41,094 phantom shares and has elected payment in Class A Common Shares.

(6)	Includes shares held by the Anne M. La Dow Trust under agreement dated 10/27/2011, of which Ms. La Dow is trustee.
(7)	Includes shares held by Ms. Williams’ husband as custodian for their children held in trust.
(8)	The shares listed include shares beneficially owned by five executive officers who are not named individually.

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Prohibition of Hedging and Pledging

Directors, officers and key employees are prohibited from engaging in any hedging or pledging transactions with our Class A Common Shares.

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Report on the Board of Directors and its Committees

2022 Board Meetings

During 2022, the Board held four regularly scheduled meetings and one telephonic meeting. All directors attended all of the meetings of the Board and of the committees on which they served during 2022.

Executive Sessions of Directors

During 2022, executive sessions of non-management directors were held at each board meeting. The director who presided at these meetings was the Board Chair or another director selected by the Board at the time of such meeting.

Standing Committees and Committee Charters

The Company has standing executive, audit, compensation & talent management and nominating & governance committees. Each committee is governed by its own committee charter which outlines the committee’s mission, authority, responsibilities, composition, frequency of meetings, requirements for minutes, and how they report their findings to the Board. Charters are reviewed and updated, if necessary, annually. The charter for each such standing committee is available for review on the Company’s website (www.scripps.com) by first clicking on "Investors" and then on “Corporate Governance.” Copies are available in print to any shareholder who requests a copy by contacting the Company’s secretary at secretary@scripps.com or by mail at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202.

Committees of the Board of Directors

Executive Committee. Kim Williams (chair), Charles L. Barmonde, Kelly P. Conlin, John W. Hayden, and Adam P. Symson are the members of the executive committee. This committee may exercise all of the powers of the Board in the management of the business and affairs of the Company between Board meetings except the power to fill vacancies on the Board or its committees. The executive committee meets only as necessary. During 2022, the executive committee did not meet.

Audit Committee. Kim Williams (chair), Lauren Rich Fine and John W. Hayden are the members of the audit committee. The purpose of the committee is to assist the Board in fulfilling its oversight responsibility relating to (1) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (2) the performance of the internal audit services function; (3) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence, performance and fees; (4) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (5) the review of the Company’s enterprise risk issues including, but not limited to, financial, cybersecurity, information technology, data privacy, legal and business continuity; (6) review the Company’s risk related to environmental, social and governance (ESG) issues and financial ESG-related disclosures; and (7) the fulfillment of all other responsibilities as outlined in its charter. The internal and independent auditors have unrestricted access to the audit committee. The committee meets privately with each of the independent auditors, the internal auditors and management. During 2022, the audit committee held four meetings.

Compensation & Talent Management Committee. Kelly P. Conlin (chair), Marcellus W. Alexander, Jr., Burton F. Jablin and Anne M. La Dow are the members of the compensation & talent management committee. The committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of the Company’s directors and officers and talent management and diversity strategies of the larger employee population. The committee reviews and approves the Company’s compensation principles that apply generally to Company employees. It also reviews and approves the Company’s goals and objectives relevant to compensation of the chief executive officer and executive officers (“senior executives”) and evaluates their performance in light of those goals and objectives. Annually, the compensation & talent management committee conducts a performance review of the chief executive officer, the results of which are shared with the entire Board. With respect to senior executives, the committee reviews and approves a peer group of companies against which it compares the Company’s compensation programs and practices for senior executives and directors, and the chief executive officer makes recommendations to the committee regarding the compensation elements of his direct reports in light of their goals and objectives. The committee reviews all of the components of the chief executive officer’s and the senior executives’ compensation, including goals and objectives, employment arrangements, severance arrangements and plans, incentive plans,

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employee benefit plans, perquisite arrangements, the Incentive Compensation Recoupment Policy (“claw-back policy”) and stock ownership guidelines. The committee has the authority to administer the cash-based incentive plans, severance arrangements and plans and change in control arrangements and plans covering the chief executive officer and senior executives. The committee is also responsible for reviewing the result of any shareholder advisory vote regarding the compensation of the Company’s named executive officers and making recommendations to the Board on how to respond to those votes as well as recommending to the Board whether to hold the shareholder advisory vote every one, two or three years. The committee oversees the annual review of the Company’s compensation policies and practices for all employees, including non-senior executives, to determine whether they create financial risks. The committee receives quarterly updates from the Company related to human capital management strategies, policies and required disclosures, including with respect to matters such as equity, diversity and inclusion and talent development. The committee may delegate any of its responsibilities to a subcommittee composed of one or more members of the committee, or to one or more other directors, in each case as it deems appropriate, other than in connection with any power or authority required by law, regulation or listing standard to be exercised by the committee as a whole.

With respect to any funded employee benefit plans covering employees of the Company subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, the committee has the definitive authority to appoint and terminate the named fiduciary or named fiduciaries of such plan(s). The committee reviews succession planning relating to positions held by senior officers of the Company and reviews director compensation and makes recommendations with respect thereto to the Board. The committee is also responsible for producing an annual report for inclusion in the Company’s proxy statement and reviewing and approving the Compensation Discussion and Analysis and related compensation disclosures included in the Company’s proxy statement. The committee has the authority to engage outside consultants to assist in determining appropriate compensation levels for the chief executive officer, other senior executives and directors. In 2022, the committee retained Korn Ferry to assist it in developing and reviewing our executive and director compensation strategy and programs. During 2022, the compensation & talent management committee held four meetings.

Nominating & Governance Committee. John W. Hayden (chair), Charles L. Barmonde, Leigh B. Radford, R. Michael Scagliotti and Kim Williams are the members of the nominating & governance committee. The purpose of the committee is (1) to assist the Board by identifying individuals qualified to become Board members and to recommend director nominees to the Board and to the signatories to the Scripps Family agreement; (2) to recommend to the Board corporate governance principles that might be applicable to the Company; (3) to lead the Board and its committees in the annual review of the Board and its committees’ performance; (4) to recommend to the Board nominees for each committee of the Board; (5) to quarterly review with the Chief Ethics Officer the status of complaints received; and (6) to oversee the Company’s overall strategy on environmental, social and governance (ESG) initiatives, including evaluating the impact of the Company’s practices on the communities in which it operates and on the Company’s other constituencies and stakeholders. During 2022, the nominating & governance committee held four meetings.

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Environmental, Social & Governance Responsibility at Scripps

Scripps is a Fortune 1000 American media enterprise with deep relationships in local markets and broad national audience reach. Our journalism and programming can be found online, on social media and anywhere people watch television. Through broadcast stations that are embedded in local communities; entertainment networks that reach national audiences; the Scripps News national news network; and a wide range of initiatives aimed at bringing people together through media, Scripps produces and distributes trusted and beloved content that informs, engages, entertains and uplifts.

With an eye to the future, Scripps is building new ways to stay ahead of tomorrow’s media consumer - accelerating new technologies and distribution models to challenge assumptions and propel the industry toward a sustainable future.

Our core values of courage, compassion, curiosity and community aren’t just words on paper, they are central to the way we work, how we make decisions and the way we treat each other – and our business partners. Likewise, equity, diversity and inclusion are intentional efforts to create a workplace where employees, audiences and other stakeholders feel valued and able to reach their full potential. We are dedicated to ensuring the company reflects the communities where we live, work and play.

Through our philanthropic arm the Scripps Howard Fund and the nearly 100-year-old Scripps National Spelling Bee, we are investing in the next generation of storytellers and changemakers with the firm belief that information, and understanding how to interpret it, are keys to unlocking the world around them.

Together with those we serve, we’re both imagining the future of media and creating it. And it is through our many communities – our employees, our audiences and advertisers, our investors – that we live out our corporate social responsibility.

We at Scripps are passionate about the importance of journalism in our democracy – a Fourth Estate that balances government power, holds authority figures and institutions accountable and improves the lives of those we serve. We know that a dynamic news media is instrumental to a healthy nation that governs itself through transparency and civil discourse. This vision drives our internal priorities and our external partnerships and activities and provides a broad view of the stakeholders to whom we are responsible.

Our corporate social responsibility takes shape through our environmental, social and governance (“ESG”) policies and procedures, and during 2022, we made significant progress in evolving Scripps’ ESG program.

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ESG FOCUS TOPICS

- Journalistic Integrity
- Responsibilities to Audiences & Community Impact
- Equity Diversity & Inclusion & Employee Experience
- Compliance, Professional Integrity & Ethics
- Greenhouse Gas Emissions

In addition to identifying our ESG focus topics, we have defined the governance structure around our ESG program. Our Board of directors monitors our ESG-related risks and opportunities while each of the committees of the Board oversees the ESG initiatives relevant to it. We have expanded committee charter language to include comprehensive ESG-related responsibilities and ESG content is discussed at each quarterly board meeting. It is management’s responsibility to drive the ESG program, and ensure alignment with the Company’s mission, vision and strategy, while a steering committee and working group comprised of leaders and key employees from various departments and business units participates in executing the ESG strategy.

Board of Directors

Monitor ESG-related risks & opportunities

Audit

Reviews and approves ESG-related risks & disclosures

Compensation & Talent Mgmt

Oversight of company's Human Capital Management commitments, particularly EDI

Nominating & Governance

Oversight of company's overall strategy on ESG initiatives

Senior Leadership Team

Ensure business strategy is driving ESG strategy & initiatives.

ESG Steering Committee

Senior management and key stakeholders to help oversee our ESG efforts.

Internal ESG Working Group

Representatives of various functions acting as process owners who gather and monitor data and track progress against established goals.

1

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During 2022, we spent time building on our ESG foundation. We engaged with our working group and steering committee members to inventory the current ESG-related plans, programs and initiatives that are, and have been, in place for some time supporting the Scripps mission. Our work also included development of both short and long-term ESG operational opportunities important to our various stakeholders. Currently, we are working to calculate our Scope 1 and Scope 2 carbon emissions to give us a baseline that will allow us to identify opportunities to reduce our carbon footprint.

Journalistic Integrity and Sponsorship Identification

Scripps is dedicated to fulfilling our instrumental role as a member of the Fourth Estate in American democracy.

We strive to provide coverage that is objective and non-partisan in all of our local and national news outlets. We believe American audiences need news that is facts-based in order to make the best decisions about their lives and their governments. Our investigative reporting plays a crucial role in holding the powerful accountable and giving voice to those who are less empowered. On the local market level, we own 61 stations across the country with news operations that serve their regional communities with the information they need about government malfeasance, life-threatening weather or a reason to come together in celebration. On the national level, we cover the country with Scripps News, recently rebranded from Newsy, allowing us to both go deep in local regions and broadly across the U.S.

SEATTLE, WA
COLORADO SPRINGS, CO
KOAA, KZCS
MISSOULA, BILLINGS, BUTTE-BOZEMAN, GREAT FALLS, HELENA, MT
KPAX/KAJJ, KTVQ, KXLF/KBZK, KRTV/KTGF, KTVH/KXLH
MILWAUKEE, WI
WTMJ
IND
GREEN BAY-APPLETON, WI
WGBA, WACY
GRAND RAPIDS-KALAMAZOO-BATTLE CREEK, MI
WXMI
LANSING, MI
WSYM
IND
DETROIT, MI
WXYZ, WMYD
BOISE, ID
KIVI
TWIN FALLS, ID
KSAW-LD
DENVER, CO
KMGH, KCDO
KZCO, KZFC,
KSBS
OMAHA, NE
KMTV
CHICAGO, IL
CLEVELAND, OH
WEWS
BUFFALO, NY
WKBW
BOSTON, MA
NEW YORK, NY
SALT LAKE CITY, UT
KSTU
BALTIMORE, MD
WMAR
SAN FRANCISCO, CA
CINCINNATI, OH
WCPO
LAS VEGAS, NV
KTNV
WASHINGTON, D.C.
BAKERSFIELD, CA
KERO, KZKC
NORFOLK-PORTSMOUTH-NEWPORT NEWS, VA
WTKR, WGNT
SANTA BARBARA-SAN LUIS OBISPO, CA
KSBY
RICHMOND-PETERSBURG, VA
WTVR
LOS ANGELES, CA
INDIANAPOLIS, IN
WRTV
SAN DIEGO, CA
KGTV, KZSD
NASHVILLE, TN
WTVF
TUCSON, AZ
KGUN, KWBA
TULSA, OK
KJRH
LEXINGTON, KY
WLEX
ATLANTA, GA
PHOENIX, AZ
KNXV, KASW
LAFAYETTE, LA
KATC
TALLAHASSEE, FL
WTXL
WACO, TX
KXXV, KRHD
WEST PALM BEACH, FL
WPTV, WHDT
TAMPA, FL
WFTS
HOUSTON, TX
CORPUS CHRISTI, TX
KRIS, KAJA
DALLAS, TX
FT. MYERS-NAPLES, FL
WFTX
MIAMI-FT. LAUDERDALE, FL
WSFL
KANSAS CITY, MO
KSHB, KMCI

Both the local and national news organizations strive to earn and maintain the trust of the public and to be fearless in the pursuit of the truth. Scripps journalists adhere to our journalism ethics practices when gathering and reporting the news and welcome an open dialogue with the public about their news-gathering processes. The Scripps Journalism Ethics Guidelines are available at this URL: https://assets.scrippsdigital.com/docs/journalism-ethics-guidelines.pdf.

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Toward this end, Scripps has committed time, talent and other resources to four key issues impacting the important role of journalism in our society:

•

News Literacy. Scripps supports educating Americans on the role of the free press and society’s need for robust reporting and energized news operations. The company has partnered with The News Literacy Project, a nonpartisan nonprofit organization, to launch News Literacy Week. The fourth annual event was held beginning Jan. 23, 2023. The public awareness campaign works to achieve broad consumer reach and wide media support.

•

Journalism Ethics. Scripps reporters, editors and management working on any journalism-producing platforms are expected to live up to standards of ethics and objectivity as outlined in the Journalism Ethics Guidelines (see link above). Journalists must be vigilant about their objectivity, integrity and thoroughness, and Scripps plays an important role in preparing them for this work. The Company employs a chief ethics officer and has an ethics hotline that journalists can call with questions or questionable practices to report. The Company also has clear policies about conflicts of interest, identifying sponsored materials and other key journalistic practices.

•

Journalism Education & Recognition. The Scripps Howard Fund (“the Fund”) and the Scripps Howard Foundation (“the Foundation”), affiliated charitable organizations that support philanthropic causes important to Scripps, made grants totaling $3.2 million in 2022 to support journalism education through experiential learning. The Fund supported investigative journalism training with $2 million divided evenly between two Howard Centers for Investigative Journalism students – one at Arizona State University and one at the University of Maryland. These innovative centers have become industry leaders in preparing the next generation of investigative journalists. When students graduate from this program, they are eligible to apply to be Roy W. Howard Fellows. The Fund provides up to 60% of the fellow’s salary, with the nonprofit newsroom paying the remainder. The Fund contributed $330,000 for the “Disarming Disinformation” project. In partnership with the International Center for Journalists (ICFJ), the project empowers journalists and journalism students to fight disinformation in the news media. The Fund also contributed $200,000 divided evenly between the Emerging Journalists programs at the University of North Texas and Elon University. These programs seek to increase diversity in journalism education – and therefore the industry.

The Fund also operates the Scripps Howard Awards, one of the nation’s most prestigious American journalism competitions. The awards recognize and promote journalism that spurs action, news organizations that go the extra mile to expose previously undisclosed or misunderstood information and journalists who embrace new tools, channels, technologies and approaches. In 2022, the Fund shifted the goal of the Awards to reach the public at large to reinforce the value of journalism and build trust in the work of journalists.

The annual Give Light Awards are another way in which the Company celebrates the work and the people who have brought our mission to life. These awards are employee-nominated and are open to Scripps employees across all divisions, brands and departments for work with a commitment to our 100-year-old company motto, Give light and the people will find their own way.

•

Defense of the First Amendment. As a result of the economic pressure on the news business, some commercial and not-for-profit news organizations have grown slower to challenge open-records law violations, government cover-up efforts and other public interest issues that may require legal expense. At the same time, government officials have become more emboldened by the discrediting of the news media to ignore open records requests. In 2022, Scripps’ local news outlets conducted numerous investigations that helped those in our communities better understand government activities and led to actions that righted significant wrongs. Scripps financially supports a legal fellow with The Reporters Committee for Freedom of the Press who helps local newsrooms fight for open records, access to courtrooms and public meetings and general government transparency.

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Responsibilities to Audiences

In our Local Media markets, Scripps takes pride in giving back to the places where we live and work through social service projects, by shining light on important local issues such as domestic violence and homelessness, and by sponsoring and emceeing important local philanthropic, civil and business events.

Our local television stations serve a critical public-service role in keeping viewers informed during natural disasters, and they host telethons and other fundraising efforts to help those affected. For example, after Hurricane Ian hit Fort Myers, Florida, in September 2022, the Fund worked with Scripps’ stations across the nation to raise nearly half a million dollars from viewers, Scripps’ employees and members of the Scripps family in relief funding for those impacted by the storm.

In addition to public safety, our stations serve a key public watchdog role. They investigate wrongdoing in the government and business sectors, bringing to light malfeasance and driving positive community change. Our stations also spotlight those in need, often leading to community support for those individuals or groups.

We have a responsibility to represent all of those who live in our communities. Being fair and inclusive in our coverage means understanding our audiences. To that end, Scripps requires extensive training for its local and national newsroom employees on understanding their implicit biases, researching the viewpoints of key racial and demographic groups and reporting stories that are balanced by seeking out and reflecting a wide range of voices. Scripps’ newsrooms have detailed equity, diversity and inclusion policies.

The inclusive journalism priority of the Local Media division in 2022 focused on Hispanic and Latino news consumers. Under the oversight of our inclusive journalism leader, we launched training over the summer with nearly 1,000 employees participating in online town-hall-style discussions. These conversations are built off of the foundation already laid in our African American/Black news EDI training from the past several years. The goal is to have all news employees also participate in this new training, to give them a better understanding of Hispanic communities and the sensitivities in covering those segments of the population.

In addition, in an effort to increase trust in American journalism, we conducted research by going into 100 homes in seven cities and listening deeply to our audience—hoping to understand what younger Americans need from the news that they aren’t getting. We invested millions of dollars in this research-driven listening tour. As a result, our local stations have increased the length and complexity of its segments focusing more on stories about solving problems rather than just documenting them and backing away from crime coverage. Our research indicates that the neighborhoods on the news did not resemble the places where our viewers live, work and play. As a result, we have moved away from crime coverage and each station has selected one signature issue that matters deeply to the local community.

During 2022, our local journalism was recognized with a number of prestigious national journalism awards, including a Peabody, a duPont, a George Polk Award and a Sigma Delta Chi/Society of Professional Journalists award. Our national news team won an Investigative Reporters and Editors award and was nominated for an Online News Association honor.

On the Scripps Networks front, we are embarking on a brand refresh to better position our Bounce network within the African American community. Our vision is to become a meeting ground for Black culture, conversations, and creators by presenting the most authentic view of Black lives and experiences on TV.  We continue to refine the programming and marketing while also expanding our community engagement in an effort to fulfill our mission.  In addition, Wendell Pierce has been nominated for an NAACP Image Award in the Outstanding Actor in a Television Movie, Limited‐Series or Dramatic Special category for his work in Don’t Hang Up, a Bounce Original. This is the first NAACP award nomination ever for Bounce.

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Community Impact

Scripps gives back to many organizations in its corporate hometown of Cincinnati and in markets across the country where it does business. Scripps employees across the country are investing in their local communities by reporting on critical issues, entertaining audiences with quality content, fundraising to help those in need and volunteering for important causes.

The Foundation and Fund are charitable organizations established and controlled by Scripps to carry out the philanthropic objectives of the Company and further the charitable legacy of the Scripps and Howard families. The Foundation was founded in 1962 to support the Company’s charitable work, while the Fund was established as a public charity in 2022 to open new opportunities to engage our audiences and amplify our philanthropic impact.

The Foundation and the Fund are dedicated to bringing about a fully informed world by advancing journalism education, improving childhood literacy and giving back to the communities where we do business.

In 2022, the Fund and the Foundation made grants totaling $7.65 million. The Fund and the Foundation supported journalism education and programs with $3.67 million in grants and programs to improve communities with grants totaling $3.98 million. Community giving included more than $500,000 for Hurricane Ian relief, $400,000 for local non-profits to match employee donations or support employee volunteerism at community programs in Scripps markets and an additional $1.25 million for other causes important to communities where Scripps does business. In addition, the Fund and the Foundation provided nearly $1,386,000 to childhood literacy efforts, including $900,000 to fully fund book fairs for at-risk children as part of its “If You Give a Child a Book …” campaign. The additional $1 million raised during the 2022 campaign by members of the Scripps family, Scripps employees and local viewers will provide more than 200,000 books to nonprofits and schools across the country in 2023. With the funds raised through this most recent campaign, the total number of distributed books since 2016 will surpass 1 million.

Projects for 2022 included:

•

If You Give a Child a Book… Campaign – The Fund’s 2022 “If You Give a Child a Book…” campaign raised $1 million during the seventh-annual childhood literacy campaign, which will provide 200,000 books for kids across the country. For every $5 donation, the Fund gives one book to a child in need. The books are distributed to nonprofits and schools with high percentages of children from low-income families. Over 60% of Scripps employees contributed to this important campaign.

•	Market Grants – The Fund awards money to non-profit organizations in each of our markets based on recommendations from Scripps’ local TV stations.
•

Employee Programs – Scripps employees can apply for $1,250 in grants twice a year to be donated to their charity of choice either through the matching gifts program or the volunteer grant program. Employees also are encouraged to take a paid Volunteer Day every year to spend time with an organization or cause about which they are passionate.

•	Community Impact – The Fund partners with Scripps’ local TV stations to raise money from viewers for local issues or causes.
•	Emergency Relief – The Fund helps raise dollars to support our communities in the event of a weather disaster or other catastrophe.

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Employee Experience

Human Capital Management increasingly is considered a significant driver of value and success to Scripps and many other companies.

As the global pandemic transitions to the endemic stage, we continue to rely on the three key priorities our leadership outlined to deal with the coronavirus to guide our decision making: protecting the health and welfare of our employees, executing our mission and maintaining business continuity. During 2022, we transitioned our remaining workforce back into the workplace. Once we felt safe to do so, we lifted the vaccine mandate we implemented in 2021.

While we will no longer require vaccinations, Scripps still strongly encourages vaccinations and boosters. And we will continue to offer up to two hours of time off, with pay, for employees to receive a vaccination dose or booster shot during their regular workday.

In addition to protecting our employees’ physical health, we also offer resources to assist with our employees’ mental well-being. We recently created a holistic library of well-being resources called “Healthy Minds” that is posted to the Company intranet and available to all employees.

Critical to our business success is identifying, recruiting, retaining and incentivizing our employees. We strive to attract and retain the most talented employees in the industry by offering competitive compensation and benefits. Our compensation philosophy is based on rewarding each employee’s individual contributions and striving to achieve equal pay for equal work regardless of gender, race or ethnicity. We use a combination of fixed and variable pay, including base salary, bonus, commissions and merit increases, which vary across the business and by role. In addition, as part of our long-term incentive plan for executives and certain employees, we provide share-based compensation to foster our merit-based culture, align our business leaders’ interests with those of our shareholders, and attract, retain and motivate our key leaders.

As the success of our business is fundamentally connected to the well-being of our people, we offer benefits that support their physical, financial and emotional well-being. We provide our employees with access to flexible and convenient medical programs intended to meet their needs and the needs of their families. We also offer a voluntary Employee Stock Purchase Plan (“ESPP”) whereby employees can elect to participate through payroll deductions to purchase Company stock at a discounted price. Additionally, we offer a 401k Defined Contribution Plan to all regular employees and an Executive Deferred Compensation Plan to certain senior-level employees. Financial counseling is available at no cost to our employees, providing access to confidential, one-on-one financial coaching and online resources to help with every-day financial decisions and planning for life events. Through our Scripps Howard Fund, we offer our employees opportunities to apply for grants to support their volunteer efforts in local communities as well as charitable contribution matching gifts. Our benefits vary by location and are designed to meet or exceed local laws and to be competitive in the marketplace.

We believe a key factor in employee retention is training and professional development. We have training programs across all levels of Scripps to meet the needs of various roles, specialized skill sets and departments across the Company. We use certain employee turnover rates in assessing our employee programs to ensure they are structured to instill high levels of employee tenure, low levels of voluntary turnover and optimal productivity and performance across our workforce. In 2022, we implemented quarterly all-employee engagement surveys. Data is aggregated and shared with management to help us understand priorities and opportunities that our employees find beneficial to their everyday work life. To assist us with helping employees with career growth and exploration, we invited employees to update their experience, skills and interests in our human capital management system.

As technology continues to rapidly drive change in our industry, we are partnering with Google on a multi-year initiative to transition experienced journalists with primarily print news backgrounds into broadcast news careers. Google has made a financial commitment to Scripps to underwrite the newly created Scripps Journalism Journey Initiative, and journalists selected for participation will be hired into full-time career positions in Scripps’ local and national media newsrooms.

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In addition, Scripps employees have the opportunity to participate in the Google Career Certificates program with access to in-demand skills through job training in the fields of data analytics, IT support, project management, user experience (UX) design and digital marketing. These college-level courses are taught and developed by Google employees with decades of experience in these fields and are hands-on, practical and rigorous.

We strongly believe Scripps’ success depends on employees understanding how their work contributes to the Company’s overall strategy. To that end, we communicate with our workforce through a variety of channels and encourage open and direct communication, including frequent emails and videos from corporate leaders to all employees; daily company social media posting; annual all-employee awards program; employee engagement surveys; and regular town hall meetings with the CEO and other executives.

In support of keeping our employees healthy and safe, Scripps uses an employee-focused mass-communication system, allowing us to activate teams, allocate resources and provide critical direction to employees at a moment’s notice in the event of any incident and/or threat of physical harm. The program is tested on an annual basis with all locations and businesses. These exercises are a key training tool in preparing our local and enterprise leaders as well as our staff in dealing with and responding to a wide range of threats.

Equity, Diversity and Inclusion

Scripps is committed to an equitable, diverse and inclusive workplace that reflects the communities where we live, work and play. Our goal is to support all employees with the resources and development opportunities they need to write their own stories. Our overarching Equity, Diversity and Inclusion (EDI) strategy focuses on building awareness of the importance of EDI in our workplaces and communities, empowering leaders to employ EDI practices in their business units or reporting structures, and tracking equity, diversity and inclusion efforts, which culminates in regulatory reporting, divisional analysis and regular reports to the Company’s Board.

Leading Scripps’ diversity, equity and inclusion strategies across the enterprise is a chief diversity officer. She and her team partner with business and human resources leaders to develop and implement the EDI strategy as well as action plans that continually evolve Scripps’ EDI commitment. The components of these plans include:

•

HR/EDI Strategic Purpose/Enterprise HR Objective: Foster diverse, inclusive, respectful workplaces focused on recruiting and developing talent that drives a high-performance, mission-oriented culture to support business objectives.

•	EDI Mission: Cultivate a culture of inclusion where everyone is valued, informed, and empowered to fully realize their Scripps story.
•	EDI Vision Statement: Transforming our business and the communities where we live, work and play by acknowledging, incorporating and uplifting our increasingly diverse world.

The EDI team has developed plans to direct our Company based on our guiding principles:

•	Culture – To foster a culture that embraces each person’s diversity and empowers employees to reach their full potential,
•	People – To attract and retain diverse talent through strategic recruiting practices and professional development to reflect the communities we serve, and
•	Business – To create additional value for Scripps and drive stronger business results by leveraging new ideas and innovation that stem from a culture of inclusion.

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Our four diversity pillars are: Race, Gender, LGBTQ+, and Veterans.

As a key focus of our EDI journey, we have labored to help both employees and external stakeholders understand how and why Scripps is focused on a more equitable, diverse and inclusive workplace. The awareness and educational part of our strategy is foundational to improving representation in our workforce. We celebrate our history and heritage months and ensure ongoing learning opportunities through The Welcome Table, which highlights educational awareness; Courageous Conversations, showcasing robust, candid discourse among employees and speakers; EDI Academy, which promotes intimate topical exchanges; and our annual Diversity Symposium. To engage employees deeper in our organization, we’ve also introduced our EDI Advisory Council, which will leverage employee perspectives on our EDI strategy and supporting tactics. Our Employee Resource Groups have increased across the organization, with each diversity pillar represented.

We kicked off several new opportunities in 2022, including incorporating EDI discussions into the onboarding process, ensuring each new employee has a firm grasp of our EDI strategy, and regularly offering unconscious bias trainings to all employees. We also have been focused on evolving our television programming through the lens of our EDI goals. In 2022, we created a dedicated position to lead efforts in inclusive journalism, helping our news markets better connect with their audiences. This person partners with news leaders in implementing the Company’s audience and demographic research findings, developing EDI best practices and placing a greater emphasis on representing all sectors of our audiences.

In 2022, we held our second annual EDI Symposium, which is our annual, weeklong event featuring internal and external speakers talking to our employees about topics related to EDI. More than 3,800 employees joined 14 inspiring sessions – a 31% increase over last year’s symposium. Of those, 42% were in manager and executive roles.

At its core, our EDI work is about engaging every employee and helping them to participate at work at their fullest level, to achieve the satisfaction of belonging and performing well.

Compliance, Professional Integrity & Ethics

The Company demonstrates its commitment to operate at the highest ethical standards through its employee Code of Conduct. Our Code of Conduct was updated significantly and re-released to employees in January 2023. Our chief ethics officer is responsible for implementation and oversight of the Code of Conduct and the ethics program and reports to the Board’s Nominating & Governance Committee on quarterly activity. We have in place a Code of Business Conduct and Ethics for the chief executive officer and the senior financial and accounting officers. It is the responsibility of the Nominating & Governance Committee and the chief financial officer to make sure this policy is operative and has effective reporting and enforcement mechanisms. Both the Code of Business Conduct and Ethics for the chief executive officer and senior financial officers and the Code of Conduct are available for review on the Company’s website at www.scripps.com (click on "Investors" and then on “Corporate Governance”) and to any shareholder who requests a printed copy from the Company’s secretary at secretary@scripps.com or at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202.

We believe we have an obligation to provide employees with the guidance and support needed to ensure that lawful and ethical choices are made at work. To support this commitment, we make available to all employees, as well as our directors, an online learning module annually to ensure that employees understand the concepts included in the Code of Conduct and the importance that the Company places on ethical behavior and compliance with the law. We have also established several ways for employees to raise workplace concerns. To submit a report, employees are encouraged to contact a manager or the chief ethics officer. Employees also can submit a concern anonymously, either through a company-monitored toll-free

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number or through a third-party vendor, EthicsPoint. EthicsPoint operates its own toll-free number (888-397-4911), which is operational 24 hours a day, seven days a week. Employees may also raise questions online through the Internet (www.ethicspoint.com).

We take our responsibility for compliance very seriously and want to ensure our employees are knowledgeable and confident about the risks the Company faces. We provide quarterly training modules to employees relevant for their role and level within the Company.

Cybersecurity: Protecting our systems and data from cyber threats is important for ensuring continuity of operations and maintaining the trust of our customers and stakeholders. Scripps is committed to having a strong cybersecurity program and employs a chief information security officer (“CISO”). The CISO is supported by a team of cybersecurity professionals responsible for protecting the Company from potential threats. The cybersecurity team has implemented a comprehensive cybersecurity program that includes, but is not limited to, the following measures:

•	Strict controls that limit access based on job responsibilities and enforce authentication measures, which includes strong password policies and multifactor authentication;
•	Regular cybersecurity assessments to identify vulnerabilities and implement remediation measures;
•	Annual cybersecurity training for employees that includes recurring phishing simulations with real-time feedback;
•	Routine exercises to ensure the Company is prepared to respond to cyber incident;
•	Software updates and patches to address potential vulnerabilities; and
•	Engaging external cybersecurity experts to ensure that our systems are secure and compliant with industry standards.

The Board monitors cybersecurity and technology risks through its audit committee, which receives quarterly updates from the CISO. Intermittent updates are provided to the full Board for education purposes or when special needs arise.

Privacy: Scripps is committed to the conscientious stewardship of the personal data in our care. Our chief privacy officer oversees an enterprise-wide privacy program that includes annual training, a ‘privacy by design’ ethos within our development teams, privacy-specific contract reviews and an enterprise-wide privacy platform to manage rights, requests and consent management. Our privacy policies are updated annually and are conspicuously displayed on all applicable digital properties.

Greenhouse Gas Emissions

Because it is a broadcast company, Scripps’ carbon footprint is relatively small. However, we all have a role to play in environmental sustainability, and Scripps is taking an active approach to further lighten its impact. Many of our operations have undergone energy audits to identify more opportunity for efficiency. Recycling programs are run at the corporate office and many of our local and national media locations.

In 2022, we engaged a third-party consultant to help us identify and calculate our Scope 1 and Scope 2 carbon emissions. The majority of our carbon footprint is produced by our newsgathering vehicles, broadcast towers and backup generators. Once our carbon emissions are calculated, we can identify opportunities and solutions to reduce our footprint.

To more effectively manage the impact of weather-related events and emergencies on our operations, we have been upgrading our technologies and infrastructure such as replacing our transmitters with more efficient models. These technologies are both more efficient and make us more resilient. The more-efficient new transmitters create a smaller energy footprint. We have replaced approximately 90% of our transmitters since 2017.

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To reduce our existing carbon footprint and to find energy efficiencies, LED lighting is being installed as needed. All of our Scripps Networks office lighting is LED efficient. In our Local Media offices, we have several projects planned to convert to LED lighting in 2023. Additionally, new construction projects, including our new KMGH facility in Denver, Colorado will make use of LED lighting almost exclusively. Some of our stations also have purchased or plan to purchase electric or hybrid news-gathering vehicles.

As a news organization, we strive to inform our audiences about climate change and environmental impact across our local stations’ news coverage and our national news outlet Scripps News. Scripps News has partnered with 2030 Districts, whose initiatives are to reduce greenhouse gas emissions by 50% by 2030, to produce a 23-minute segment on modern metropolises and their impact on the environment in 2022.

Scripps knows sustainability will be an ongoing effort.

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Corporate Governance

The Board is committed to good corporate governance, good business practices and transparency in financial reporting. The nominating & governance committee annually reviews the Company’s corporate governance principles, a copy of which is available on the Company’s website (www.scripps.com) by first clicking on "Investors" and then on “Corporate Governance.” Copies are available in print to any shareholder who requests a copy by contacting the Company’s secretary at secretary@scripps.com or at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202.

Board Leadership

Kim Williams has served as the independent chair of the Board since May 3, 2021. Ms. Williams had been the lead independent director from 2018 to 2021 and serves on the board of directors of two other public companies.

Charitable Contributions

The Company has not made any charitable contributions, where the amount exceeded $1 million, or 2 percent of such charity’s consolidated gross revenues, to any charitable organization of which a director is an executive officer of the company.

Code of Conduct

The Company demonstrates its commitment to operate at the highest ethical standards through its Code of Conduct, which is applicable to all employees. The Company’s Code of Conduct was updated significantly in the fourth quarter 2022. The Company’s chief ethics officer is responsible for implementation and oversight of the Code of Conduct and the ethics program, and reports to the nominating & governance committee on quarterly activity. Additionally, the Company has in place a Code of Business Conduct and Ethics for the Chief Executive Officer and the Senior Financial and Accounting Officers. It is the responsibility of the nominating & governance committee and the chief financial officer to make sure that this policy is operative and has effective reporting and enforcement mechanisms. Both the Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers and the Code of Conduct are available for review on the Company’s website at www.scripps.com (click on "Investors" and then on “Corporate Governance”) and to any shareholder who requests a printed copy from the Company’s secretary at secretary@scripps.com or at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202.

The Company believes it has an obligation to provide employees with the guidance and support needed to ensure that lawful and ethical choices are made at work. To support this commitment, the Company provides an online learning module annually to ensure that employees and directors understand the concepts included in the Code of Conduct and the importance that the Company places on ethical behavior and compliance with the law. The Company also has established several ways for employees to raise concerns. To submit a report, employees are encouraged to contact a manager or the chief ethics officer. Employees also can submit a concern anonymously, either through a company-monitored toll-free number or through a third-party vendor, EthicsPoint. EthicsPoint operates its own toll-free number (888-397-4911), which is operational 24 hours a day, seven days a week. Employees may also raise questions online through the Internet (www.ethicspoint.com). Employees are encouraged to provide details related to their workplace concern, including the identities of those involved and the person(s) raising the concern. All concerns involving the Code of Conduct are investigated, including concerns involving accounting and auditing matters; antitrust activity; confidentiality and misappropriation; conflict of interest; discrimination or harassment; diverting of product or business activity; embezzlement; employee relations; falsification of contracts, reports or records; gifts or entertainment; improper supplier or contractor activity; leadership or management issues; securities law violations; sexual harassment; substance abuse; theft or unsafe working conditions.

Communications with Directors

Shareholders and other interested parties wishing to communicate with the Board may do so by addressing letters to the secretary of the Company at secretary@scripps.com or by mail at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202. The Board has instructed the secretary to review all communications so received (via e-mail or regular mail), and to exercise her discretion not to forward to the directors correspondence that is not germane to the business affairs of the Company. Correspondence not forwarded will be retained for one year, and any director may request the secretary to forward any and all such communications to the directors.

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Communications with Shareholders

During 2022, investor activities began to resume their pre-pandemic pace. More investor conferences moved to in-person meetings, and Scripps met with several dozen investors that way. Non-deal roadshow travel also picked up, although individual Zoom meetings remained the most popular way to connect with shareholders and other investors. The Company is committed to regular and transparent investor communications and makes an effort to meet with all of its top institutional investors. During the year, the economy and the health of the advertising marketplace were on the minds of most investors. We also discuss business growth strategies, the state of the media industry and our corporate governance practices.

Director Attendance at Annual Meeting of Shareholders

All Board members attended the Company’s 2022 Annual Meeting of Shareholders, although the Company does not have a policy that requires attendance.

Director Education

New directors attend an orientation session that introduces them to the Company’s strategic direction, operations and to the members of management. In addition, new committee members receive an orientation specific to the committee on which they will serve. Thereafter, directors are informed on a regular basis of various director educational programs offered by governance and director organizations, as well as industry conferences. The Company pays for the continuing education of its directors. During 2022, Board members attended numerous continuing education programs, including those sponsored by Deloitte, the National Association of Corporate Directors, Corporate Board Member, National Association of Broadcasters and Stanford Directors College. The director orientation policy is reviewed by the nominating & governance committee annually.

Director Independence

The Board has determined that, with the exception of Adam P. Symson, current President and Chief Executive Officer, all of the directors and nominees for director are independent under the standards established by the Nasdaq. All of the members of the nominating & governance committee, audit committee and compensation & talent management committee are independent under such standards.

Director Independence — Audit Committee

The Board has determined that none of the current members of the audit committee has any relationship with the Company that could interfere with his or her exercise of independence from management and the Company. Each of the members satisfies the definitions of independence set forth in the rules promulgated under the Sarbanes-Oxley Act and the listing standards of the Nasdaq. The Board determined that each member of the committee meets the experience and expertise requirements of the Nasdaq and that Ms. Williams is an audit committee financial expert as defined in the Securities and Exchange Commission rules adopted under the Sarbanes-Oxley Act.

Director Independence — Controlled Company Status

The Nasdaq requires listed companies to have a majority of independent directors on their boards and to ensure that their audit committee, compensation & talent management committee and nominating & governance committee are composed entirely of independent directors as well. A company that qualifies as a “controlled company” does not have to comply with these independence rules so long as it discloses to shareholders that the Company qualifies as a “controlled company” and that it is relying on this exemption in not having a majority of independent directors on the board of directors or not having audit, compensation & talent management and nominating & governance committees comprised entirely of independent directors. A “controlled company” is a listed company of which more than 50 percent of the voting power is held by an individual, a group, or another company. The Signatories to the Scripps Family Agreement hold a majority of the Company’s outstanding Common Voting Shares. As such, the Company qualifies as a “controlled company” and may rely on the Nasdaq exemption. The Company is not relying at present on that exemption.

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Director Nominations

The nominating & governance committee will consider any candidate recommended by a shareholder of the Company, applying the committee’s criteria for selection of new directors. If a shareholder wishes to recommend a candidate, he or she should send the recommendation, with a description of the candidate’s qualifications, to: Chair, Nominating & Governance Committee, c/o Ms. Julie L. McGehee, The E.W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202 or at secretary@scripps.com. In the past, the committee has periodically hired an independent consultant to assist with the identification and evaluation of director nominees and may do so in the future.

Director Qualifications and Diversity

When selecting director nominees, the nominating & governance committee considers requirements of applicable law and listing standards, as well as the director qualification standards highlighted in the Company’s corporate governance principles. The committee is responsible for reviewing with the Board the requisite skills and characteristics of Board candidates as well as the diversity and composition of the Board as a whole. A person considered for nomination to the Board must be a person of high integrity. Other factors considered are independence, age, gender, broad discernment, skills, industry knowledge and experience in the context of the needs of the Board. The nominating & governance committee makes recommendations to the Board regarding the selection of director nominees.

For each of the nominees for election as a director at the Annual Meeting of Shareholders, the Board considered each of the factors highlighted in the preceding paragraph, and the nominees’ biographical information and work experience and determined that, if elected, the nominees would enable the Board as a whole to perform its duties in an efficient and effective manner. Among other things, all of the nominees bring integrity and good business judgment to Board discussions. More specifically, Mr. Alexander, Mr. Conlin, Ms. Fine, Mr. Jablin, Ms. Radford, Mr. Symson, and Ms. Williams bring a working knowledge of the industry or have direct television or digital experience; Mr. Hayden is a retired public company chief executive officer; and Mr. Barmonde (Scripps family member), Mr. Granado (Scripps family member) and Ms. Holcomb (Scripps family member) bring to the Board institutional knowledge and a thorough understanding of the Company’s history and vision.

The Company maintains a general retirement age for directors who are not signatories to the Scripps Family Agreement of age 72 as of the nomination date with two optional, one-year extensions, with approval of the full Board.

Board and Committee Self-Assessments

Each year, the Board and the Board’s audit, nominating & governance and compensation & talent management committees conduct self-assessments to evaluate their effectiveness and to identify opportunities for improvement. This self-assessment may be conducted in the form of written or oral questionnaires administered by Board members, management or third parties. Directors respond to questions designed to elicit information to be used in improving Board and committee effectiveness. The self-assessment is designed to gather suggestions to improve Board effectiveness and solicit additional feedback on Board operations, composition, and priority agenda topics. This process also allows the Board to identify opportunities for Board succession and skills.

The Board periodically utilizes a third-party firm to conduct the evaluation process to bring in an outside perspective to the evaluation process. An outside firm was last used in 2019 to conduct the board and committee self-assessments.

Director Service on Other Audit Committees

None of the Company’s directors currently serves on the audit committees of more than three public companies.

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Risk Oversight — the Board’s Role

Risk oversight is a key responsibility of the Board, the fulfillment of which is of primary importance to the Company. Through its periodic review of the Company’s business strategies, the Board assesses management’s perception of and tolerance for risk and advises on the appropriate level of risk for the Company. The audit committee of the Board reviews and discusses the Company’s risk assessment and risk management policies with management on a quarterly basis. The Company’s governance, enterprise risk management and compliance (“GRC”) committee reports quarterly to the audit committee, and the committee’s written risk management report is included in the Board’s quarterly meeting materials. The GRC committee is chaired by the Company’s General Counsel (chief compliance officer), who reports directly to the audit committee on compliance matters, and its members are division leaders and heads of key functional areas such as finance, human resources and information technology.

Protecting our systems and data from cyber threats is important for ensuring continuity of operations and maintaining the trust of our customers and stakeholders. Scripps is committed to having a strong cybersecurity program and employs a CISO. The CISO is supported by a team of cybersecurity professionals responsible for protecting the Company from potential threats. The cybersecurity team has implemented a comprehensive cybersecurity program that includes, but is not limited to, the following measures:

•	Strict controls that limit access based on job responsibilities and enforce authentication measures, which includes strong password policies and multifactor authentication
•	Regular cybersecurity assessments to identify vulnerabilities and implement remediation measures
•	Annual cybersecurity training for employees that includes recurring phishing simulations with real-time feedback
•	Routine exercises to ensure the Company is prepared to respond to a cyber attack
•	Software updates and patches to address potential vulnerabilities
•	Engaging external cybersecurity experts to ensure that our systems are secure and compliant with industry standards

The Board monitors cybersecurity and technology risks through the audit committee, which receives quarterly updates from the CISO. Intermittent updates are provided to the full Board for education purposes or when special needs arise.

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Audit Committee Matters

Responsibilities

The audit committee is comprised solely of independent directors and, among other things, is responsible for the following reviews, approvals and processes:

•	The engagement of the Company’s independent auditors.
•	The determination as to the independence and performance of the independent auditors.
•	The determination as to the performance of the internal auditors.
•	Review of the scope of the independent audit and the internal audit plan.
•	Pre-approval of audit and non-audit services.
•	Review of disclosure controls and procedures.
•	Review of management’s annual report on internal controls over financial reporting.
•	Review of annual and quarterly Securities and Exchange Commission filings.
•	Review of communications required to be reported to the committee by the independent auditors.
•	Review of certain regulatory and accounting matters with internal and independent auditors.
•	Consultation with independent auditors.
•	Preparation of its report for the proxy statement.
•	Committee performance evaluation.
•	Review of policies for employing former employees of the independent auditors.
•	Review of financial “whistleblowing” complaints.
•	Review of legal and regulatory compliance.
•	Review of enterprise risk issues including, but not limited to, financial, cybersecurity, data privacy, information technology, legal and business continuity.
•	Review the Company’s risks related to environmental, social and governance (ESG) issues and financial ESG-related disclosures.
•	Review of certain transactions with directors and related parties.

In discharging its oversight responsibility as to the audit process, the audit committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2022, with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The audit committee also discussed with the Company’s internal auditor, and with Deloitte & Touche LLP, and its subsidiaries and affiliates (“Deloitte”), the Company’s independent registered public accounting firm for the year ended December 31, 2022, the overall scope and plan for their respective audits. The audit committee meets with the internal auditor and Deloitte, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Independence of the External Auditors

The audit committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the audit committee subject to certain restrictions. The policy sets out the specific services pre-approved by the audit committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company’s financial statements is not impaired.

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Report of the Audit Committee of the Board of Directors

In connection with the financial statements for the fiscal year ended December 31, 2022, the audit committee has:

(1)	reviewed and discussed the audited financial statements with management;
(2)	discussed with Deloitte the matters required to be discussed pursuant to auditing standards adopted by the Public Company Accounting Oversight Board; and
(3)

received the written disclosures and letter from Deloitte required by applicable requirements of the Public Accounting Oversight Board regarding Deloitte’s communication with the audit committee concerning independence, and has discussed with Deloitte, Deloitte’s independence.

Based upon these reviews and discussions, the audit committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2022, for filing with the Securities and Exchange Commission.

The Audit Committee

Kim Williams, Chair
Lauren Rich Fine
John W. Hayden

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Compensation & Talent Management Committee Report

The Compensation & Talent Management Committee of the Company’s Board (collectively, the “Committee”) has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the Securities and Exchange Commission.

The foregoing report is provided by the following directors, who constitute the Committee:

The Compensation & Talent Management Committee

Kelly P. Conlin, Chair
Marcellus W. Alexander, Jr.
Burton F. Jablin
Anne M. La Dow

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains the Company’s compensation program for our named executive officers. The Company’s named executive officers for 2022 were:

Name	Title as of December 31, 2022
Adam P. Symson	President and Chief Executive Officer
Jason P. Combs	Executive Vice President and Chief Financial Officer
Lisa A. Knutson	President, Scripps Networks
Brian G. Lawlor	President, Local Media
William Appleton	Executive Vice President, General Counsel

CD&A Table of Contents

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Executive Summary

Objectives of our Compensation Program

2022 Compensation Highlights

•

New CEO Employment Agreement. On August 2, 2022, we entered into a new employment agreement with Adam P. Symson, our President and Chief Executive Officer, which extends his employment through December 31, 2027. The new employment agreement provides for, among other things, (i) base salary at an annual rate not less than $1,275,000, effective January 1, 2023, (ii) a target annual incentive opportunity of not less than 110% of base salary, effective January 1, 2023, and (iii) a target long-term incentive opportunity of not less than $4,200,000 for the 2023 fiscal year. In addition, the employment agreement provides for a one-time signing equity grant, effective August 2, 2022, of restricted stock units (“RSUs”) with an award value of $8,000,000, which was allocated 70% to performance-based RSUs and 30% to time-based RSUs to reflect our pay for performance culture.

The new employment agreement was provided to Mr. Symson in recognition of the importance of his leadership, which has been instrumental to our ability to respond to changing market conditions and opportunities. Mr. Symson assumed the President and CEO role in August 2017. Since that time, he has engineered the acquisition of ION Media and creation of a new, highly profitable operational division made up of nine national broadcast networks, significantly increased the durability and reach of the Company’s Local Media portfolio and overseen significant improvement in the Company’s short-term operating performance. He sold the radio station group as well as the Stitcher and Triton podcast businesses at high returns. He launched company initiatives to expand its NextGen TV/ATSC 3.0 opportunity, its connected television distribution and the number of U.S. TV households using digital antennas. He also successfully steered the Company through the COVID-19 pandemic and resulting economic standstill as well as the transition of more than 5,000 employees to remote work environments. In 2018, he appointed the Company’s first chief diversity officer to accelerate its equity, diversity and inclusion initiatives.

Mr. Symson’s vision and leadership have continually delivered shareholder value through forward-looking strategies that have transformed the Company’s financial profile and positioned it for further growth and success. He is widely respected nationally as an accomplished media executive and a proponent of the First Amendment protections of free press and free speech, and he has fostered a mission-based, performance-focused and inclusive workplace culture. As we seek to continue executing our strategic vision in the coming years, Mr. Symson’s leadership will be critical to our success.

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•

Authorized Market Adjustments to Compensation Levels. As a result of the transformational nature of the ION transaction, many of our named executive officers expanded their roles within the organization, in some cases due to a change in position (e.g. Mr. Combs and Ms. Knutson) and in other cases due to the increased size and complexity of the combined organization. In order to maintain a consistent and stable leadership team, we continued the plan, initiated in 2021, to make meaningful adjustments to the compensation of our named executive officers to reflect the combined business entity and bring their compensation levels within the median of the applicable market data. The following chart summarizes the adjustments to base salary, target short-term incentive (“STI”) opportunities and target long-term incentive (“LTI”) opportunities for 2022:

Adam P. Symson	• Maintained annual base salary • Maintained STI target at 100% • Increased LTI target by $1,000,000 • Increased total direct compensation by 17.9%
Jason P. Combs	• Received a 20.0% base salary increase • Maintained STI target at 60% • Increased LTI target by $200,000 • Increased total direct compensation by 27.7%
Lisa A. Knutson	• Received a 10.7% base salary increase • Maintained STI target at 60% • Increased LTI target by $200,000 • Increased total direct compensation by 18.6%

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Brian G. Lawlor	• Received a 3.3% base salary increase • Maintained STI target at 60% • Increased LTI target by $150,000 • Increased total direct compensation by 10.3%
William Appleton	• Received a 9.1% base salary increase • Maintained STI target at 60% • Increased LTI target by $100,000 • Increased total direct compensation by 12.6%

Shareholder Engagement and Enhancements to Compensation Program

As in previous years, our holders of Common Voting Shares continued to show strong support for our executive compensation program by approving the compensation of our named executive officers at our 2022 Annual Meeting of Shareholders. The Committee views the support of our holders of Common Voting Shares as a strong endorsement of our compensation program and our emphasis on a pay-for-performance culture.

We also greatly value the input received from the holders of Class A Common Shares and engage with them on a variety of matters, including strategy execution, executive compensation and corporate governance, as part of a year-round engagement process.

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Our Compensation Policies and Practices

The Committee continues to maintain a variety of the compensation policies and practices that are intended to promote the compensation objectives and align our compensation with industry practices, as described below.

Policy or Practice	Description
Hedging or Pledging Transactions	Our insider trading policy prohibits our key employees, officers and directors from engaging in any hedging or pledging transactions with our Class A Common Shares.
Clawback Policy

We maintain a clawback policy, under which we require the reimbursement of any incentive compensation if the payment was predicated upon financial results that were subsequently the subject of a restatement caused by the recipient’s fraud or misconduct.

Excise Tax Gross-Ups

The Company does not provide tax gross-ups for named executive officers or any other employees in the event they are subject to golden parachute excise taxes on severance or other payments received in connection with a change in control.

Stock Ownership Guidelines

Our stock ownership policy requires our named executive officers to hold a minimum level of our Class A Common Shares so that each executive has personal wealth tied to the long-term success of the Company and, therefore, has interests that are aligned with those of our shareholders.

Evaluation of Compensation Risks

We annually review our compensation program to confirm that our policies and practices are not creating excessive or inappropriate risks. We believe that our compensation program provides an appropriate balance between current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles. Further, we provide STI opportunities that are based on balanced performance metrics to promote disciplined progress toward advancing our business objectives. All payouts for named executive officers are capped at a pre-established percentage of base salary.

Review of Share Utilization	We annually review overhang levels (the dilutive impact of equity awards on our shareholders) and run rates (the aggregate shares awarded as a percentage of total outstanding shares).
Use of Independent Consultant

The Committee retains an independent consultant to provide advice in the development of our executive compensation strategy and program. The Committee, with the assistance of the independent consultant, regularly evaluates the compensation practices of our peer companies to confirm that our compensation programs are consistent with market peers.

Core Compensation Elements

The following is a summary of each element of the core compensation program for our named executive officers.

Base Salary

We provide competitive base salaries to attract and retain key executive talent.

Given the acquisition of ION Media in early 2021, and to benchmark our competitiveness with our peer group, we made the base pay changes described above under “2022 Compensation Highlights.”

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Short-Term Incentive

The Company maintains a short-term incentive program, under which our named executive officers are eligible to receive annual cash payments based on the extent to which certain operational goals are achieved.

During the annual performance review process in February 2022, the Committee did not make any changes to the STI opportunities for the named executive officers. The target STI opportunities, expressed as a percentage of annual base salary, were as follows:

Name	Target Opportunity (as % of Base Salary)

Mr. Symson	100%
Mr. Combs	60%
Ms. Knutson	60%
Mr. Lawlor	60%
Mr. Appleton	60%

In February 2022, the Committee established an STI program for the year for the named executive officers. This program was based on the operating cash flow and revenue goals set forth in our business plan.

The 2022 STI program payouts for the performance period are calculated as follows:

Our operating cash flow and revenue targets depend in part on anticipated advertising levels for the year. Advertising revenues increase significantly during even-numbered years when local, state and federal elections occur. In addition, every four years,

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political spending typically is elevated due to the presidential election. Because of these political election cycles, we usually see a significant difference in our operating results when comparing performance in even-numbered years to odd-numbered years.

Consistent with past practice, our operating cash flow and revenue targets for 2022 (an even-numbered year) were set above results for 2021 (an odd-numbered year) to reflect the nature of political spending.

The following tables set forth the operating cash flow and revenue targets for 2022 and the related achievement levels:

Operating Cash Flow (in millions)	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Results	Payout Level

Company	$517.6	$739.4	$961.2	$590.7	66%

Revenue (in millions)	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Results	Payout Level

Company	$2,436.8	$2,707.6	$2,978.4	$2,453.2	53%
Local Media	$1,444.7	$1,605.2	$1,765.7	$1,494.4	65%
Scripps Networks	$989.5	$1,099.4	$1,209.3	$961.2	0%

The following chart sets forth the definitions for each of the performance goals:

Performance Goal	Description
Company Operating Cash Flow

Consolidated operating income, as reported in the Company’s Annual Report on Form 10-K for the period ending December 31, 2022 (“Annual Report”) as adjusted to include similar amounts related to any discontinued operations, excluding depreciation, amortization of intangible assets, asset impairment charges, unanticipated and/or unplanned restructuring charges, and expenses incurred in association with a business acquisition, less additions to property, plant and equipment from continuing and discontinued operations, and excluding any amounts recorded for annual and long-term incentives earned under each plan.

Company Revenue	Consolidated operating revenue, as reported in the Annual Report for the performance period, adjusted to include revenue from discontinued operations.
Local Media Revenue	All revenues reported as Local Media revenues in the Company’s Annual Report, adjusted to include revenue from discontinued operations.
Scripps Networks Revenue	All revenues reported as Scripps Networks revenues in the Company’s Annual Report, adjusted to include revenue from discontinued operations.
Automatic Adjustments

If the Company acquires any businesses during the performance period, then the threshold, target and maximum performance levels for each of the performance goals, as applicable, shall be increased by the acquired business’ budgeted contribution for the periods subsequent to the acquisition. If the Company divests any businesses during the performance period, then the threshold, target and maximum performance levels for each of the performance goals, as applicable, shall be decreased by the divested business’ budgeted contribution for the periods subsequent to the divestiture.

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Based on the performance results as outlined in the tables immediately above, the blended payout level for each named executive officer under the 2022 STI program was as follows:

Name	2022 STI Payout Percentage

Mr. Symson	62.75%
Mr. Combs	62.75%
Ms. Knutson	49.50%
Mr. Lawlor	65.75%
Mr. Appleton	62.75%

For more information on the 2022 STI opportunities for our named executive officers, please refer to the “2022 Grants of Plan-Based Awards” section of this Proxy Statement. The amount of the STI earned for 2022 is set forth in the Non-Equity Incentive Plan Compensation column of the “2022 Summary Compensation Table” of this Proxy Statement.

Long-Term Incentive

The Committee believes that a competitive LTI program is an important component of total compensation because it: (i) enhances the retentive value of our compensation; (ii) rewards executives for increasing our stock price and developing long-term value; and (iii) provides executives with an opportunity for stock ownership to align their interests with those of our shareholders.

Long-Term Incentive Opportunities

In 2022, the LTI opportunities for our named executive officers were adjusted to bring their total direct compensation opportunity closer to the market median of the compensation peer group for each of their roles.

Name	2022 LTI Opportunity	Change in LTI Target Opportunity

Mr. Symson	$4,200,000	$1,000,000
Mr. Combs	$700,000	$200,000
Ms. Knutson	$800,000	$200,000
Mr. Lawlor	$800,000	$150,000
Mr. Appleton	$650,000	$100,000

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Under the 2022 long-term incentive program, the LTI target opportunity was allocated between performance-based and time-based RSUs as follows, with the CEO being allocated a higher percentage of performance-based RSUs given his direct responsibility for the overall performance of the Company.

	Allocation
Award Type	CEO	Others	Brief Summary
Performance-Based RSUs	60%	50%

• Earned based on achieving two equally weighted performance goals under our STI program: Company operating cash flow and revenue

• Any units earned based on performance results vest in four equal annual installments from the date of grant

Time-Based RSUs	40%	50%	• Vest in four equal annual installments from the date of grant

The long-term incentive grants are intended to foster employee stock ownership, align the interests of management with those of our shareholders, and enhance our retention program. Moreover, the time-based vesting conditions, combined with the Company’s stock ownership requirements, are intended to provide a direct incentive for our management to build sustained, long-term shareholder value.

The performance and payout scale for performance-based RSUs is the same as the scale used under the 2022 STI program for Company operating cash flow and revenue. We believe that, since operating cash flow and revenue are vital to the success of our business moving forward, they should be heavily weighted in our incentive compensation programs. The metrics are subject to audit, and we adjust the goals for major investments during the year so that our long-term growth is not jeopardized. Our Company results are reflected in the table below, resulting in a weighted average of 60%. As a result, the named executive officers earned 60% of their performance based RSUs, subject to the applicable service-based vesting requirements.

Performance Metric	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Results	Payout Level

Operating Cash Flow - Company	$517.6	$739.4	$961.2	$590.7	66%
Revenue - Company	$2,436.8	$2,707.6	$2,978.4	$2,453.2	53%

One-Time CEO Award

In connection with signing his new employment agreement, Mr. Symson received an award of RSUs with a value of $8,000,000, which was allocated 70% to performance-based RSUs and 30% to time-based RSUs.

•

The performance-based RSUs will vest based on the extent to which the Company achieves two performance goals during the five-year performance period commencing January 1, 2023 and ending December 31, 2027: (i) operating cash flow (65% of the total performance-based award), with annual operating cash flow goals established each year during the five-year period and the “target” being the cumulative five-year total of the annual goals, and (ii) relative total shareholder return (“TSR”) compared to the U.S.-headquartered companies classified under the “Media” Global Industry Classification Standard (35% of the total performance-based award), with the “target” being either (x) a relative TSR ranking for three or more calendar years during the performance period (calculated at the end of each year) at or above the 50th percentile of the comparison group, or (y) an average relative TSR ranking over the performance period (with TSR calculated at the end of each year and then averaged based on the number of years in the performance period) at or above the 50th percentile of the comparison group. Each of the operating cash flow or TSR performance goal either is achieved at “target” or above, resulting in a 100% payout with respect to the units

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allocated to that goal (subject to Mr. Symson’s continued employment through the end of the performance period), or below target, resulting in a 0% payout with respect to the units allocated to that goal. If, prior to the end of the performance period, the Company terminates Mr. Symson’s employment other than for cause, or he terminates for good reason or due to death, then the performance-based RSUs with vest on a pro-rata basis, but only to the extent the performance targets have been achieved at that time (and assuming achievement at the “target” level if the date of termination occurs prior to December 31, 2023). If a change in control occurs prior to the end of the performance period while Mr. Symson is employed by us, the performance-based RSUs will vest in full, but only to the extent the performance targets have been achieved at that time (and assuming achievement at the “target” level if the change in control occurs prior to December 31, 2023).

•

The time-based RSUs cliff vest on December 31, 2027, subject to Mr. Symson’s continued employment. If prior to the vesting date, the Company terminates Mr. Symson’s employment other than for cause, or he terminates for good reason or due to death, then the time-based RSUs shall vest on a pro-rata basis. If a change in control occurs prior to the vesting date and while Mr. Symson is employed by us, then the time-based RSUs will vest in full.

Equity Grant Practices

The Committee typically approves annual equity awards at its February meeting, the date of which is usually set two years in advance. The annual equity awards for 2022 were effective on March 1, 2022.

In order to mitigate the impact of fluctuations in our stock price, award values are converted into a number of shares by dividing the applicable dollar value of the long-term incentive opportunity by the average of the closing per-share prices of our Class A Common Shares for the 30 trading days immediately preceding and including the effective date of the equity award. The Committee does not grant equity compensation awards in anticipation of the release of material, nonpublic information. Similarly, the Company does not time the release of material, nonpublic information to coincide with equity award grant dates.

Additional Information

For more information on the equity awards granted to our named executive officers in 2022, please refer to the “2022 Grants of Plan-Based Awards” table in this Proxy Statement. For information about the total number of equity awards outstanding as of the end of 2022 with respect to each named executive officer, please refer to the “2022 Outstanding Equity Awards at Fiscal Year-End” table of this Proxy Statement.

Additional Compensation Policies and Practices

In addition to the core compensation program described above, we utilize several other compensation policies and practices that further our strategic objectives, promote sound governance practices, and deliver pay-for-performance.

Incentive Compensation Recoupment Policy

We have adopted a clawback policy to support the accuracy of our financial statements and align our executives’ long-term interests with those of our shareholders. Under this policy, each officer must repay, as directed by the Board, any annual incentive or other performance-based award received by him or her, if (i) the payment of such compensation was based on the achievement of financial results that were later the subject of a restatement of our financial statements and (ii) the Committee determines that the officer’s fraud or misconduct caused or contributed to the need for the restatement.

We will revise this clawback policy to comply with the guidance issued by the Securities and Exchange Commission under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once the applicable listing standards are finalized.

Stock Ownership Requirements

The Committee maintains stock ownership targets for our named executive officers to achieve. For this purpose, the shares may be owned directly, in trust, or through any unvested time-based or earned performance-based restricted share units. The

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ownership guidelines were implemented to encourage named executive officers to maintain a meaningful equity interest in the Company and a shared commitment to value creation. We believe the equity ownership interests that result from our stock ownership guidelines will enhance the motivation of our executives. Every October, we evaluate the equity ownership of each named executive officer to ensure compliance with their ownership requirement. The ownership requirement guidelines are 3x base salary for the CEO position and 2x base salary for the other named executive officers. In 2022, all of our named executive officers met their ownership requirement, with the exception of Mr. Combs, who has until January 2026 to meet his ownership requirement.

Post-Employment Benefits

The Committee believes it is important to provide the executive officers, including named executive officers, with benefits that are in addition to those generally provided to its employees. As a result:

•

Named executive officers may defer specified portions of their compensation under the Executive Deferred Compensation Plan and receive matching contributions, in each case in excess of what they are able to defer under our 401(k) plan due to Internal Revenue Service ("IRS") limitations. For more information about the Executive Deferred Compensation Plan, please refer to the “2022 Nonqualified Deferred Compensation” table of this Proxy Statement.

•

We supplement the pension plan for executives who began employment prior to July 1, 2008, and whose pay exceeded the Internal Revenue Service limitations, through the Scripps Supplemental Executive Retirement Plan (“SERP”). The Company froze the accrual of credited service (but not vesting service) in the pension plan and SERP, effective June 30, 2009, and froze all compensation accruals after 2014. For more information on the pension plan and the SERP, please refer to the “2022 Pension Benefits” table of this Proxy Statement.

•

Under the Transition Credit Plan, “excess” age and service credits were made on behalf of named executive officers whose pension benefit was frozen. The Transition Credit Plan was effective from 2011 through 2015. For more information about the Transition Credit Plan, please refer to the “2022 Non-Qualified Deferred Compensation” table of this Proxy Statement.

Health, Welfare and Other Personal Benefits

The named executive officers are entitled to participate in all health, welfare, fringe benefit and other arrangements generally available to other employees. The Company may also provide its officers, including its named executive officers, with limited additional perquisites and other personal benefits. For example, named executive officers are provided a financial planning benefit. Additionally, the named executive officers are eligible for an annual executive physical. Typically, the majority of the cost associated with this benefit is covered under the established health care plans; however, if certain tests or procedures are not covered, the Company will pay the difference.

As a result of the ongoing COVID-19 pandemic and related health concerns, in August 2020, the Committee of the Board put in place the Corporate Aviation Policy that permits the named executive officers to use private aircraft for business and limited personal travel. This policy is designed to safeguard the health and safety of our senior executives during the global health pandemic, and we believe the risks of illness, short-term loss of leadership and business interruption are significantly diminished as a result. For personal travel, the CEO is permitted three personal trips per calendar year. All other NEOs are permitted two personal trips per year. All travel by named executive officers, other than the CEO, must be approved in advance by the CEO. Any personal travel costs are considered taxable income to the named executive officer. During 2022, Mr. Symson utilized a private aircraft for limited personal travel due to the COVID-19 pandemic as permitted under the Corporate Aviation Policy. This usage is reported to the Compensation & Talent Management Committee of the Board on a quarterly basis.

For more information about the perquisites provided in 2022 to each named executive officer, please refer to the “All Other Compensation” column of the “2022 Summary Compensation Table” of this proxy statement.

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Employment Agreements, Executive Severance Plan and Change in Control Plan

The Committee believes severance protections convey the Company’s commitment to each named executive officer while offering flexibility for any potential changes in compensation or duties. Accordingly, the Company provides severance protections for named executive officers under an employment agreement (for Mr. Symson only) and the Executive Severance and Change in Control Plan for the other named executive officers.

Employment Agreement

On August 2, 2022, Mr. Symson entered into a new employment agreement with the Company, which extends his employment through December 31, 2027. The agreement provides for severance benefits in the event of an involuntary termination of employment without “cause” or a termination for “good reason,” death or disability. The agreement provides additional severance benefits in the event his employment terminates within 2 years after a change in control. Mr. Symson’s severance benefits are more fully described in the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.

Severance Plan

On February 25, 2020, the Board, upon recommendation of the Committee, established the Scripps Executive Severance and Change in Control Plan (the “Severance Plan”). The Severance Plan supersedes and replaces The E.W. Scripps Company Executive Severance Plan and the Scripps Senior Executive Change in Control Plan, effective February 25, 2020, and provides severance protection for certain employees, including the named executive officers other than Mr. Symson, following a termination event. The Severance Plan removed the excise tax gross-up provision that was previously included in the Scripps Senior Executive Change in Control Plan. As a result, the Company no longer provides tax gross-ups for named executive officers or any other employees in the event they are subject to golden parachute excise taxes on payments received in connection with a change in control. Additionally, provisions of the Severance Plan modified the severance calculation to equal a multiple of a participant’s “target” bonus for the year of termination. Previously, the multiple considered the greater of target bonus or the highest paid bonus over three years.

All equity awards held by our named executive officers would immediately vest upon a change in control. Unlike the cash severance described above, the accelerated vesting is not contingent upon a qualifying termination of employment within a certain period following a change in control. This “single trigger” is appropriate because the Company’s equity may change in the event of a change in control and the Committee believes our named executive officers should have the same opportunity to realize value in a change in control transaction as public shareholders.

Additional Information

Please refer to the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for information regarding potential payments and benefits, if any, that each named executive officer is entitled to receive upon certain terminations of employment or in connection with a change in control.

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Compensation Consultant and Peer Group

Independent Compensation Consultant

The Committee directly retains an independent compensation consultant for purposes of developing and reviewing our executive compensation strategy and programs. The Committee reviews the performance of its compensation consultant on an annual basis. Minimally, every 5 years the Committee issues a request for proposal in the marketplace. Beginning in mid-2021, the Committee retained Korn Ferry as its consultant.

Korn Ferry reported directly to the Committee and served at the sole discretion of the Committee. It did not perform any other services for the Company. On a prospective basis, the Committee assessed the independence of Korn Ferry pursuant to Securities and Exchange Commission rules and concluded that no conflict of interest existed that would prevent Korn Ferry from independently advising the Committee.

The independent compensation consultant attends each Committee meeting and provides advice to the Committee at the meetings, including reviewing and commenting on market compensation data used to establish the compensation of the executive officers and directors, the terms and performance goals applicable to incentive plan awards and analysis with respect to specific projects and information regarding trends and competitive practices.

Compensation Peer Group

Our compensation peer group consists of broadcast and other media companies headquartered in the United States with revenues between 0.5x to 2.0x of our revenue. We review our compensation peer group annually based on the Company’s current strategic direction, size and market for competitive talent.

The 2022 peer group, used in conjunction with 2022 compensation decisions, consisted of the following companies:

Revenue Comparison*

(in millions)

*Revenue values are based on 2020 revenues (most current annual revenue data available when 2022 compensation decisions were made).

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Tax Implications

Section 162(m) of the Internal Revenue Code provides that we cannot take a federal income tax deduction for compensation paid to certain executive officers to the extent the compensation exceeds $1 million in any tax year. We therefore expect that compensation paid to our named executive officers in excess of $1 million generally will not be deductible. However, the Committee has not adopted a policy that would require all compensation to be deductible because the Committee wants to preserve the flexibility to design compensation programs that effectively attract, retain and reward executives, even if the compensation paid to certain executives is not fully deductible for tax purposes.

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2022 Summary Compensation Table

The following Summary Compensation Table provides information regarding the compensation earned in 2022, 2021 and 2020 by our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Adam P. Symson	2022	1,200,000	—	12,816,347	753,000	—	274,450	15,043,797
President & Chief	2021	1,200,000	300,000	3,869,769	1,650,000	—	333,900	7,353,669
Executive Officer	2020	926,503	—	2,041,633	1,386,000	86,220	120,154	4,560,510
Jason P. Combs	2022	600,000	—	734,724	225,900	—	34,304	1,594,928
Executive Vice President/	2021	495,644	100,000	604,648	407,670	—	49,412	1,657,374
Chief Financial Officer	2020	244,039	—	36,294	102,460	—	15,427	398,220
Lisa A. Knutson	2022	775,000	—	839,649	230,175	—	58,909	1,903,733
President, Scripps Networks	2021	699,178	300,000	725,598	565,462	—	53,542	2,343,780
	2020	565,027	—	415,888	450,450	46,924	49,402	1,527,691
Brian G. Lawlor	2022	775,000	—	839,649	305,738	—	63,615	1,984,002
President, Local Media	2021	750,000	300,000	786,033	626,625	—	55,366	2,518,024
	2020	630,960	—	453,695	486,150	286,693	55,051	1,912,549
William Appleton	2022	600,000	—	682,216	225,900	—	47,848	1,555,964
Executive Vice President/	2021	550,000	300,000	665,123	453,750	—	42,596	2,011,469
General Counsel	2020	460,344	—	385,646	352,737	1,908	39,874	1,240,509

(1)

Represents a transaction bonus recognizing the extraordinary efforts in connection with the negotiation and closing of the ION acquisition. Ms. Knutson and Messrs. Symson, Lawlor and Appleton received $300,000 each and Mr. Combs received $100,000. Mr. Combs’ bonus was reflective of his position at the time the bonus was earned.

(2)

Represents the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), of time-based restricted share units and performance-based restricted share units (based on the probable outcome of the performance condition as of the date of grant) in the applicable year, disregarding the impact of estimated forfeitures. See footnote 18 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022 (“2022 Annual Report”), for an explanation of the assumptions made in the valuation of the awards. The aggregate grant date fair value of the performance-based restricted share units granted in 2022, assuming the highest level of performance would be achieved, is as follows: Mr. Symson, $9,853,095; Mr. Combs, $551,059; Ms. Knutson, $629,754; Mr. Lawlor, $629,754; and Mr. Appleton, $511,668. The Company met the performance metrics necessary for a 60% payout of the performance-based restricted share units granted in 2022, not including Mr. Symson’s equity grant related to his new employment agreement dated August 2, 2022, where the performance period extends until December 31, 2027. The Company met the performance metrics necessary for a 130% payout of the performance-based restricted share units granted in 2021. The Company met the performance metrics necessary for a 105% payout of the performance-based restricted share units granted in 2020.

(3)	Represents the short-term incentive earned in the applicable year.
(4)

Represents the change in the present value of the accumulated benefits under the pension plan and the Scripps Supplemental Executive Retirement Plan (SERP) for the applicable year. In 2022, the values in these plans decreased for Mr. Symson (168,559), Ms. Knutson (87,064), Mr. Lawlor (534,137) and Mr. Appleton (15,785) due to an increase in discount rates and change in the mortality tables. Our named executive officers did not accrue any preferential or above-market earnings on nonqualified deferred compensation. The Company froze service accruals in the pension plan and SERP effective June 30, 2009 and froze all compensation accruals after 2014. Mr. Combs is not eligible for the pension plan or SERP.

(5)

Represents the perquisites and other benefits earned in the applicable year. The benefits for 2022 are outlined in the table below. For more information about these benefits, please refer to the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement.

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Name	Financial Planning ($)(i)	Charitable Contributions ($)(ii)	Executive Physical ($)(iii)	Matching Contribution ($)(iv)	Personal Aircraft Travel(v)	Total ($)

Mr. Symson	15,000	—	—	101,365	158,085	274,450
Mr. Combs	5,170	2,500	5,701	20,933	—	34,304
Ms. Knutson	11,000	—	—	47,909	—	58,909
Mr. Lawlor	10,685	—	2,847	50,083	—	63,615
Mr. Appleton	11,000	—	—	36,848	—	47,848

(i)	Represents all amounts paid by the Company for financial planning services.
(ii)	Scripps Howard Foundation matches on a dollar-for-dollar basis up to $2,500 annually for charitable contributions made by the executives. This program is available to all employees.
(iii)	Represents the cost of the senior executive physical, if any, that is in excess of the cost of a physical covered under the Company’s general health plan.
(iv)	Represents the amount of all matching contributions made under the Company’s 401(k) plan and Executive Deferred Compensation Plan.
(v)	Represents the amount for use of a private aircraft for limited personal travel due to the COVID-19 pandemic as permitted under the Corporate Aviation Policy.

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2022 Grants of Plan-Based Awards

The following table sets forth information for each named executive officer regarding short-term incentive and restricted share unit awards granted during 2022.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Awards ($)(4)

	Short-Term Incentive		600,000	1,200,000	1,800,000
	3/1/2022	2/22/2022				59,490	118,981	178,471		2,644,948
	3/1/2022	2/22/2022							79,320	1,763,284
	8/2/2022	8/2/2022				—	420,106	420,106		5,885,685
Mr. Symson	8/2/2022	8/2/2022							180,045	2,522,430
	Short-Term Incentive		180,000	360,000	540,000
	3/1/2022	2/21/2022				8,263	16,526	24,789		367,373
Mr. Combs	3/1/2022	2/21/2022							16,525	367,351
	Short-Term Incentive		232,500	465,000	697,500
	3/1/2022	2/21/2022				9,443	18,886	28,329		419,836
Ms. Knutson	3/1/2022	2/21/2022							18,885	419,813
	Short-Term Incentive		232,500	465,000	697,500
	3/1/2022	2/21/2022				9,443	18,886	28,329		419,836
Mr. Lawlor	3/1/2022	2/21/2022							18,885	419,813
	Short-Term Incentive		180,000	360,000	540,000
	3/1/2022	2/21/2022				7,672	15,345	23,017		341,119
Mr. Appleton	3/1/2022	2/21/2022							15,344	341,097

(1)

Represents the short-term incentive opportunities granted in 2022. The “Threshold,” “Target” and “Maximum” columns reflect the range of potential payouts when the performance goals were established. The "Target" column reflects the payout when the performance goal was established; the threshold payout level is 50% of target and the maximum payout level is 150%. The actual 2022 incentive award is set forth in the “Non-Equity Incentive Plan Compensation” column of the “2022 Summary Compensation Table” of this proxy statement.

(2)

Represents the performance-based restricted share units granted in 2022 under the Long-Term Incentive Plan. The "Target" column reflects the payout when the performance goal was established; the threshold payout level is 50% of target and the maximum payout level is 150%. Any units earned would be subject to a four-year vesting schedule. In 2022, the performance metric resulted in a payout of 60% of the target performance shares subject to a four year vesting schedule, with the first installment vesting on March 1, 2023. For Mr. Symson’s August 2, 2022 grant, certain metrics need to be met for him to receive a payout.  See One-Time CEO Award on page 45.

(3)

Represents the time-based restricted share units granted in 2022 under the Long-Term Incentive Plan. The time-based restricted share units vest in four equal, annual installments for so long as the executive remains employed by the Company. Vesting accelerates upon the executive’s termination without cause, death, disability, or retirement, or in the event of a change in control. The executives are entitled to dividend equivalents if and when dividends are paid on Class A Common Shares. For Mr. Symson’s August 2, 2022 grant, certain metrics need to be met for him to receive a payout.  See One-Time CEO Award on page 45.

(4)	Represents the grant date fair value (market price), as determined in accordance with FASB ASC Topic 718, of each equity award listed in the table.

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2022 Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information for each named executive officer with respect to each award of time-based restricted share units that had not vested and remained outstanding as of December 31, 2022.

	Stock Awards
Name	Number of Shares or Units of Stock that have not Vested (#)(1)	Market Value of Shares or Units of Stock that have not Vested ($)(2)

Mr. Symson	1,063,809	14,031,641
Mr. Combs	54,658	720,939
Ms. Knutson	91,787	1,210,671
Mr. Lawlor	96,618	1,274,391
Mr. Appleton	80,662	1,063,932

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(1)

Represents the number of time-based restricted share units for each named executive officer outstanding as of December 31, 2022. Vesting is accelerated upon a termination without cause, death, disability, retirement or change in control. The vesting dates for outstanding restricted share units are as follows:

Name	Grant Date	Total Number of Restricted Share Units Outstanding	Vesting Date

Mr. Symson	3/19/2019	14,409	14,409 on 3/1/2023
	3/19/2019	11,528	11,528 on 3/1/2023
	3/17/2020	45,879	22,939 on 3/1/2023; 22,940 on 3/1/2024
	3/17/2020	72,260	36,130 on 3/1/2023; 36,130 on 3/1/2024
	3/1/2021	57,245	19,082 on 3/1/2023; 19,081 on 3/1/2024; 19,082 on 3/1/2025
	3/1/2021	111,629	37,210 on 3/1/2023; 37,209 on 3/1/2024; 37,210 on 3/1/2025
	3/1/2022	79,320	19,830 on 3/1/2023; 19,830 on 3/1/2024; 19,830 on 3/1/2025: 19,830 on 3/1/2026
	3/1/2022	71,388	17,847 on 3/1/2023; 17,847 on 3/1/2024; 17,847 on 3/1/2025: 17,847 on 3/1/2026
	8/2/2022	180,045	180,045 on 12/31/2027
	8/2/2022	420,106	420,106 on 12/31/2027
	Total	1,063,809
Mr. Combs	3/17/2020	1,360	1,360 on 3/1/2023
	3/17/2020	1,142	1,142 on 3/1/2023
	3/1/2021	11,181	3,727 on 3/1/2023; 3,727 on 3/1/2024; 3,727 on 3/1/2025
	3/1/2021	14,535	4,845 on 3/1/2023; 4,845 on 3/1/2024; 4,845 on 3/1/2025
	3/1/2022	16,525	4,131 on 3/1/2023; 4,131 on 3/1/2024; 4,131 on 3/1/2025; 4,132 on 3/1/2026
	3/1/2022	9,915	2,478 on 3/1/2023; 2,479 on 3/1/2024; 2,478 on 3/1/2025; 2,479 on 3/1/2026
	Total	54,658
Ms. Knutson	3/19/2019	4,575	4,575 on 3/1/2023
	3/19/2019	3,660	3,660 on 3/1/2023
	3/17/2020	14,019	7,009 on 3/1/2023; 7,010 on 3/1/2024
	3/17/2020	9,813	4,906 on 3/1/2023; 4,907 on 3/1/2024
	3/1/2021	13,417	4,472 on 3/1/2023; 4,472 on 3/1/2024; 4,473 on 3/1/2025
	3/1/2021	16,792	5,163 on 3/1/2023; 5,814 on 3/1/2024; 5,814 on 3/1/2025
	3/1/2022	18,180	4,016 on 3/1/2023; 4,721 on 3/1/2024; 4,721 on 3/1/2025; 4,722 on 3/1/2026
	3/1/2022	11,331	2,832 on 3/1/2023; 2,833 on 3/1/2024; 2,832 on 3/1/2025; 2,833 on 3/1/2026
	Total	91,787
Mr. Lawlor	3/19/2019	5,043	5,043 on 3/1/2023
	3/19/2019	4,035	4,035 on 3/1/2023
	3/17/2020	15,293	7,646 on 3/1/2023; 7,647 on 3/1/2024
	3/17/2020	10,705	5,352 on 3/1/2023; 5,353 on 3/1/2024
	3/1/2021	14,535	4,845 on 3/1/2023; 4,845 on 3/1/2024; 4,845 on 3/1/2025
	3/1/2021	17,843	5,246 on 3/1/2023; 6,298 on 3/1/2024; 6,299 on 3/1/2025
	3/1/2022	17,833	3,669 on 3/1/2023; 4,721 on 3/1/2024; 4,721 on 3/1/2025; 4,722 on 3/1/2026
	3/1/2022	11,331	2,832 on 3/1/2023; 2,833 on 3/1/2024; 2,832 on 3/1/2025; 2,833 on 3/1/2026
	Total	96,618
Mr. Appleton	3/19/2019	4,395	4,395 on 3/1/2023
	3/19/2019	3,516	3,516 on 3/1/2023
	3/17/2020	12,999	6,499 on 3/1/2023; 6,500 on 3/1/2024
	3/17/2020	9,100	4,550 on 3/1/2023; 4,550 on 3/1/2024
	3/1/2021	12,299	4,100 on 3/1/2023; 4,099 on 3/1/2024; 4,100 on 3/1/2025
	3/1/2021	14,873	4,214 on 3/1/2023; 5,329 on 3/1/2024; 5,330 on 3/1/2025
	3/1/2022	14,273	2,765 on 3/1/2023; 3,836 on 3/1/2024; 3,836 on 3/1/2025; 3,836 on 3/1/2026
	3/1/2022	9,207	2,301 on 3/1/2023; 2,302 on 3/1/2024; 2,301 on 3/1/2025; 2,302 on 3/1/2026
	Total	80,662

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(2)	The value was calculated using the closing market price of our Class A Common Shares on December 31, 2022 ($13.19 per share).

2022 Stock Vested

The following table sets forth information for each named executive officer with respect to the vesting of restricted share units during 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Mr. Symson	167,177	3,716,345
Mr. Combs	12,378	275,163
Ms. Knutson	40,281	1,412,402
Mr. Lawlor	39,871	1,408,520
Mr. Appleton	37,723	1,261,840

(1)	Represents the product of the number of shares of stock covered by the restricted share units that vested and the closing price per share of stock on the vesting date.

2022 Pension Benefits

The following table sets forth information regarding the pension benefits for each named executive officer.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

Mr. Symson	Scripps Pension Plan	7.33	133,328	—
	SERP	7.33	84,874	—
Mr. Combs	Scripps Pension Plan	—	—	—
	SERP	—	—	—
Ms. Knutson	Scripps Pension Plan	3.50	106,782	—
	SERP	3.50	98,301	—
Mr. Lawlor	Scripps Pension Plan	15.83	433,735	—
	SERP	15.83	737,084	—
Mr. Appleton	Scripps Pension Plan	1.17	29,996	—
	SERP	1.17	32,452	—

(1)

The number of years of credited service and the present value of accumulated benefit are calculated as of December 31, 2022. The present value of accumulated benefit was calculated using the same assumptions included in the 2022 Annual Report, except that (i) no pre-retirement decrements were assumed, and (ii) a single retirement age of 62 was used instead of retirement decrements (except for Mr. Appleton who has an assumed mid-year retirement for the value in the table). The Company froze the accrual of credited service (but not vesting service) in the pension plan and SERP effective June 30, 2009 and froze all compensation accruals after 2014. Mr. Combs does not participate in these plans since he was hired after the freeze dates. All the eligible named executive officers are fully vested in their benefits.

Description of Retirement Plans

Pension Plan

The Scripps Pension Plan (the “Pension Plan”) is a tax-qualified pension plan covering substantially all eligible non-union employees that began employment prior to July 1, 2008 (the majority of our defined benefit plans were frozen June 30, 2009). The material terms and conditions of the Pension Plan as they pertain to the named executive officers include the following:

Benefit Formula: Subject to applicable Internal Revenue Code limits on benefits, the monthly normal retirement benefit is equal to 1 percent of the participant’s average monthly compensation up to an integration level plus 1.25 percent of the participant’s average monthly compensation in excess of the integration level, multiplied by the participant’s months and years of service.

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The integration level is the average of the Social Security taxable wage bases for the 35 years prior to the participant’s termination (or disability, if applicable), but not later than 2014. Average monthly compensation is the monthly average of the compensation earned during the five consecutive years in the 11 years before termination for which the participant’s compensation was the highest. In 2009, we amended the pension plan to freeze service accruals as of June 30, 2009, and to freeze compensation accruals after a five-year transition period ending December 31, 2014. Mr. Combs does not participate in this plan since he was hired after the freeze dates.

Compensation: Subject to the applicable Internal Revenue Code limit, compensation included salary, bonuses earned during the year and paid by March 15 of the following calendar year, and amounts deferred pursuant to the Scripps Retirement and Investment Plan and the Scripps Choice Plan.

Normal Retirement: A participant is eligible for a normal retirement benefit based on the benefit formula described above if his or her employment terminates on or after age 65.

Early Retirement: A participant is eligible for an early retirement benefit if his or her employment terminates on or after age 55 and he or she has completed 10 years of service. The early retirement benefit is equal to the normal retirement benefit described above, reduced by 0.4167 percent for each month the benefit commences before age 62. The Company does not grant extra years of service to any named executive officer under the Pension Plan.

Deferred Vested Benefits: A participant who is not eligible for a normal or early retirement benefit but has completed five years of service is eligible for a deferred retirement benefit following termination of employment, beginning at age 55, subject to a reduction of 0.5 percent for each month the benefit commences before age 65.

Form of Benefit Payment: The benefit formula calculates the amount of benefit payable in the form of a monthly life annuity (which is the normal form of benefit for an unmarried participant). The normal form of payment for a married participant is a joint and 100 percent survivor annuity, which provides a reduced monthly amount for the participant’s life with the surviving spouse receiving 100 percent of the reduced monthly amount for life. Married participants with spousal consent can elect any optional form. Optional forms of benefits include a straight life annuity, a joint and 50 percent or 100 percent survivor annuity (which provides a reduced monthly amount for the participant’s life with the designated beneficiary receiving 50 percent or 100 percent of the monthly amount for life), or a monthly life annuity with a 10-year certain or five-year certain guarantee (which provides a reduced monthly amount for the participant’s life and, if the participant dies within 10 or five years of benefit commencement, equal payments to a designated beneficiary for the remainder of the 10-year or five-year certain period, as applicable).

All forms of benefit payment are the actuarial equivalent of the monthly life annuity form.

SERP

The Scripps Supplemental Executive Retirement Plan (“SERP”) is intended to retain executive talent by supplementing benefits payable under the Pension Plan. The material terms and conditions of the SERP as they pertain to the named executive officers include the following:

Eligibility: An executive generally is eligible to participate in the SERP if he or she qualifies for a Pension Plan benefit that was limited by application of Internal Revenue Code limits on compensation and benefits under tax-qualified retirement plans. In 2009, we amended the SERP to freeze participation. Mr. Combs does not participate in this plan since he was hired after the freeze date.

Benefit Formula: The SERP benefit is equal to the difference between the Pension Plan benefit calculated using the SERP definition of compensation and the actual Pension Plan benefit, plus a 2.9 percent gross-up for the combined employer/employee Medicare tax. Compensation includes all compensation included under the Pension Plan (without application of the IRS limit described under the Pension Plan), plus bonuses paid if earned more than one year prior to the payment date and certain deferred compensation and executive compensation payments designated by the Pension Board. In 2009, we amended the SERP to freeze service accruals as of June 30, 2009, and to freeze compensation accruals after a five-year transition period ending December 31, 2014.

Benefit Entitlement: A vested participant becomes entitled to a SERP benefit when he or she terminates employment. The benefit is paid in a single lump sum.

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2022 Nonqualified Deferred Compensation

The following table sets forth information regarding the nonqualified deferred compensation for each named executive officer as of December 31, 2022.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)

Mr. Symson	279,000	90,690	(260,297)	—	1,675,534
Mr. Combs	17,585	10,258	(10)	—	27,833
Ms. Knutson	62,041	37,234	(512,291)	(45,334)	2,353,068
Mr. Lawlor	718,867	39,408	(371,917)	—	2,402,091
Mr. Appleton	63,017	26,173	(274,631)	—	1,724,851

(1)

Represents the base salary and short-term incentive deferred by each named executive officer during 2022. The deferrals are included in the amounts reflected in the "Salary" and "Non-Equity Incentive Plan Compensation" columns of the "2022 Summary Compensation Table."

(2)

Represents the matching contributions made under the Executive Deferred Compensation Plan. The matching contribution is included in the "All Other Compensation" column of the "2022 Summary Compensation Table."

(3)

The aggregate balance as of December 31, 2022, for each named executive officer includes the following amounts that were previously earned and reported as compensation in the summary compensation table for the years 2006 through 2021:

Name	Base Deferred ($)	Bonus Deferred ($)	Matching Contributions ($)

Mr. Symson	509,571	279,166	298,701
Mr. Combs	—	—	—
Ms. Knutson	583,622	818,399	176,534
Mr. Lawlor	209,035	1,317,725	141,609
Mr. Appleton	109,112	1,069,081	158,726

Description of Nonqualified Deferred Compensation Plan

Our named executive officers are eligible to defer up to 50 percent of their pre-tax base salary and up to 100 percent of their pre-tax short-term incentive compensation under the terms of the Executive Deferred Compensation Plan. The plan is available to a select group of highly compensated employees and is unfunded and unsecured. Our named executive officers are also entitled to a matching credit on base salary deferrals equal to 100 percent on the first 1 percent of base salary (in excess of the applicable Internal Revenue Code limit) and short-term incentive deferrals, plus 50 percent on the next 5 percent of those deferrals. Under the Transition Credit Plan, “excess” age and service credits were made on behalf of named executive officers whose pension benefit service was frozen.

Payments from the Executive Deferred Compensation Plan are made in cash at certain future dates specified by participants or upon earlier termination of employment or death. Payments are made in the form of a lump sum or in monthly installments of 5, 10 or 15 years, as elected by the participants. Payments are automatically accelerated and paid in a lump sum in the event of a termination of employment within two years following a change in control of the Company. Payments from the Transition Credit Plan, which was in effect from 2011 to 2015, are made in cash as a single lump sum six months following termination of employment.

The deferred compensation is credited with earnings, gains and losses in accordance with deemed investment elections made by participants from among various crediting options established by the Company from time to time. Participants are permitted to change their deemed investment elections daily. For 2021, the investment options tracked returns under publicly available and externally managed investment funds such as mutual funds.

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Potential Payments Upon Termination or Change in Control

The Company has entered into agreements and maintains plans and arrangements that require it to pay or provide compensation and benefits to the named executive officers in the event of certain terminations of employment or a change in control. The estimated amount payable or provided to each of these executives in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2022, along with other material assumptions noted below. The actual amounts that would be paid to these executives upon termination or a change in control can only be determined at the time the actual triggering event occurs.

The amount of compensation and benefits described below does not take into account compensation and benefits that a named executive officer has earned prior to the applicable triggering event, such as the 2022 annual incentive payouts, equity awards that had previously vested in accordance with their terms, or vested benefits otherwise payable under the retirement plans and programs (unless those benefits are enhanced or accelerated). Please refer to the “Non-Equity Incentive Plan Compensation” column of the “2022 Summary Compensation Table” for the amount of the 2022 annual incentive payout, the “2022 Stock Vested” table for a summary of each named executive officer’s vested equity awards, the “2022 Pension Benefits” table for a summary of each named executive officer’s vested pension benefit, and the “2022 Nonqualified Deferred Compensation” table for a summary of each named executive officer’s deferred compensation balance.

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Name and Triggering Event	Cash Severance Payment ($)(1)	Incremental Retirement Plan Benefit ($)(2)	Welfare and Other Benefits ($)(3)	Stock Awards ($)(4)	Total ($)(5)

Mr. Symson
• Voluntary termination	—	—	—	—	—
• Involuntary termination without cause	4,800,000	—	55,830	6,115,649	10,971,479
• CIC	—	—	—	6,115,649	6,115,649
• Involuntary or good reason termination after a CIC	4,800,000	—	40,830	—	4,840,830
• Death	1,200,000	—	40,830	6,115,649	7,356,479
• Disability	1,200,000	—	40,830	6,115,649	7,356,479
Mr. Combs
• Voluntary termination	—	—	—	—	—
• Involuntary termination without cause	960,000	—	7,425	720,939	1,688,364
• CIC	—	—	—	720,939	720,939
• Involuntary or good reason termination after a CIC	1,920,000	—	14,850	—	1,934,850
• Death	600,000	—	—	720,939	1,320,939
• Disability	600,000	—	—	720,939	1,320,939
Ms. Knutson
• Voluntary termination(6)	—	12,041	—	1,210,671	1,222,712
• Involuntary termination without cause	1,240,000	12,041	15,976	1,210,671	2,478,688
• CIC	—	—	—	1,210,671	1,210,671
• Involuntary or good reason termination after a CIC	2,480,000	5,285	31,952	—	2,517,237
• Death	775,000	—	—	1,210,671	1,985,671
• Disability	775,000	12,041	—	1,210,671	1,997,712
Mr. Lawlor
• Voluntary termination(6)	—	82,412	—	1,274,391	1,356,803
• Involuntary termination without cause	1,240,000	82,412	13,256	1,274,391	2,610,059
• CIC	—	—	—	1,274,391	1,274,391
• Involuntary or good reason termination after a CIC	2,480,000	55,558	26,512	—	2,562,070
• Death	775,000	—	—	1,274,391	2,049,391
• Disability	775,000	82,412	—	1,274,391	2,131,803
Mr. Appleton
• Voluntary termination(6)	—	2,835	—	1,063,932	1,066,767
• Involuntary termination without cause	960,000	2,835	16,347	1,063,932	2,043,114
• CIC	—	—	—	1,063,932	1,063,932
• Involuntary or good reason termination after a CIC	1,920,000	3,286	32,694	—	1,955,980
• Death	600,000	—	—	1,063,932	1,663,932
• Disability	600,000	2,835	—	1,063,932	1,666,767

(1)

Amounts listed under “Cash Severance Payment” are payable in a lump sum under the terms of the named executive officer’s employment agreement (Mr. Symson only), or the Executive Severance and Change in Control Plan, as applicable.

(2)

Represents the actuarial present value of continued pension benefits, calculated using the pension plan’s provisions for a lump sum payment on January 1, 2023, a discount rate of 5.47 percent for the qualified plan and 5.48 percent for the nonqualified plan and the IRS’s required funding mortality.

(3)

Amounts listed under “Welfare and Other Benefits” include premiums for continued medical, dental and vision insurance. Mr. Symson’s amount reflected for an involuntary termination without cause also includes financial planning services for one year.

(4)

Represents the product of (i) the number of restricted share units outstanding as of December 31, 2022, multiplied by (ii) $13.19 (i.e., the closing market price on December 31, 2022). Please refer to "2022 Outstanding Equity Awards at Fiscal Year-End" table for more detail.

(5)	Represents the total payout under each termination category.
(6)	Equity awards vest in full on retirement. Ms. Knutson and Messrs. Lawlor and Appleton are retirement eligible.

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Summary of Various Plans and Arrangements

Employment Agreement for Mr. Symson

Under Mr. Symson’s employment agreement, as in effect on August 2, 2022, if the Company terminates Mr. Symson’s employment other than for cause of disability (including as a result of the non-renewal of the employment agreement by the Company), or if he terminates his employment for good reason, in either case prior to a change in control of the Company, he would be eligible to receive: (1) a lump sum cash payment equal to 2 times his annual base salary and target annual incentive, (ii) a pro-rated annual incentive for year of termination based on actual performance results for the entire year, (iii) an amount equal to the cost for him (and his dependents) to obtain COBRA coverage under the Company’s group health care plans for a 2-year period, payable in monthly installments over that period (or until he becomes covered by another health insurance plan), (iv) reimbursement for up to $15,000 in financial planning expenses for the year of termination, and (v) accelerated vesting of outstanding equity awards, other than the one-time award of restricted share units that were granted in connection with his signing of the employment agreement (the “One-Time Award”), with performance-based awards vesting based on actual performance results for the entire performance period.

Mr. Symson would receive the same benefits if the termination described above occurs during the 2-year period following a change in control, except (x) the pro-rated annual incentive described in (ii) above would be based on “target” rather than actual performance, and (y) in addition, to the benefits described above, he would be entitled to receive a lump sum payment equal to the actuarial value of the additional benefits under the Company’s qualified and supplemental defined benefit plans that he would have received if his age (but not years of service) at the time of termination were increased by 2 years.

If Mr. Symson provides timely written notice of his intentions not to renew the employment agreement and terminates his employment at the expiration of the term, he will be entitled to receive: (i) a lump sum cash payment equal to one-half of his annual base salary and target annual incentive, (ii) a pro-rated annual incentive for the year of termination based on actual performance results for the entire year, (iii) an amount equal to the cost for him (and his dependents) to obtain COBRA coverage under the Company’s group health care plans for 6 months, payable in monthly installments over that period (or until he becomes covered under another health insurance plan), (iv) reimbursement for up to $15,000 in financial planning expenses for the year of termination, and (v) vesting under his outstanding equity awards, other than the One-Time Award, as if he had satisfied the definition of “retirement” upon his resignation.

If Mr. Symson’s employment terminates as a result of his death or disability, he (or his estate) will be entitled to receive: (i) a lump sum cash payment equal to 1 year of his annual base salary, (ii) a pro-rated annual incentive for the year of termination based on actual performance results for the entire year, and (iii) an amount equal to the cost for him (and his dependents) to obtain COBRA coverage under the Company’s group health care plans for a 2-year period, payable in monthly installments over that period (or until he becomes covered under another health insurance plan).

In exchange for the benefits described above, Mr. Symson must (i) sign a release of claims in favor of the Company, (ii) maintain the confidentiality of the Company’s trade secret information in perpetuity, and (iii) refrain from competing with the Company or soliciting its employees for 18 months after this termination (or for 6 months after termination if he provides timely notice of non-renewal of the employment agreement).

For purposes of his employment agreement, “cause” generally means a conviction of (or plea of nolo contendere to) a felony (other than traffic-related citations) or other crime involving dishonesty; the willful and material unauthorized disclosure of confidential information; gross misconduct or gross neglect in the performance of his duties; the willful failure to cooperate with a bona fide investigation; or the willful and material violation of the Company’s written conduct policies.
“Good reason” generally means a reduction in Mr. Symson’s title, duties, responsibilities or reporting relationship; the Company ceasing to be publicly owned, unless it is acquired by a publicly owned company of which he serves as the chief executive officer; a reduction of his base salary or target annual incentive opportunity (other than certain across-the-board reductions); failure to nominate him for re-election or to elect him as a member of the Board; or a breach by the Company of his employment agreement.

The vesting provisions of the One-Time Award are set forth on page 53 under the heading “One-Time CEO Award.”

Executive Severance and Change in Control Plan

Each named executive officer other than Mr. Symson participates in the Executive Severance and Change in Control Plan.

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Upon an involuntary termination other than for “cause”, prior to a change in control, the severance benefit equals: (i) a cash severance payment equal to 1 times the executive’s annual base salary and target annual incentive, (ii) if the termination occurs after the first 45 calendar days of a performance period, a pro-rated annual incentive bonus based on actual performance, (iii) a lump-sum payment for health care premiums for up to one year, (iv) a lump sum payment for continuation for financial planning services through the end of the year in which the termination occurs and (v) accelerated vesting of outstanding equity awards.

Upon an involuntary termination other than for “cause” or a resignation for “good reason”, in either case within two years after a change in control, the severance benefit equals: (i) a cash severance payment equal to 2 times the executive’s annual base salary and target annual incentive, (ii) a pro-rated annual incentive bonus based on target performance, (iii) a lump-sum payment for health care premiums for up to two years, (iv) a lump-sum payment for continuation of financial planning services through the end of the year in which the termination occurs, (v) accelerated vesting of outstanding equity awards, and (vi) a lump sum payment equal to the actuarial value of the additional benefits under the Company’s qualified and supplemental defined benefit plans that the executive would have received if his or her age (but not years of service) at the time of termination were increased by two years.

Upon a termination due to death or disability (whether before or after a change in control), the severance benefit includes a pro-rated annual incentive, based on actual performance for the entire year, and 12 months of base salary.

Participants must sign a release of claims against the Company prior to receiving these severance benefits. The term “cause” generally has the same meaning as provided in Mr. Symson's employment agreement. The term “good reason” generally includes a material reduction in compensation or duties; material change in geographic location; or a material breach of the employment terms by the Company. A change in control generally means (i) the acquisition of a majority of the Company’s voting common shares by someone other than a party to the Scripps Family Agreement; (ii) the disposition of assets accounting for 90 percent or more of the Company’s revenues, unless the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity, or (iii) a change in the membership of the Board, such that the current incumbents and their approved successors no longer constitute a majority.

Long-Term Incentive Plan

Under the terms of the Long-Term Incentive Plan, all outstanding equity awards held by the named executive officers will vest upon a change in control. A change in control generally means (i) the acquisition of a majority of the Company’s voting common shares by someone other than a party to the Scripps Family Agreement; (ii) the disposition of assets accounting for 90 percent or more of the Company’s revenues, unless the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity, or (iii) a change in the membership of the Company’s Board, such that the current incumbents and their approved successors no longer constitute a majority.

If a named executive officer dies, becomes disabled or retires, then any equity awards issued under the Company’s Long-Term Incentive Plan will become fully vested.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information with respect to our last completed fiscal year. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For our 2022 fiscal year:

•	The median of the annual total compensation of all of our employees, excluding the Chief Executive Officer, was estimated to be $66,152;
•	The annual total compensation of our Chief Executive Officer was $15,043,797 which, as described below, represents the sum of the compensation earned by Mr. Symson for the year; and
•

The ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was estimated to be 227.41 to 1. Excluding Mr. Symson’s equity grant related to his new employment agreement dated August 2, 2022, the ratio of the annual compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was estimated to be 100.31 to 1.

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In determining the pay ratio information provided above, we first identified our median employee for the 2022 fiscal year by using the following methodology, assumptions, adjustments and estimates, as permitted by Item 402(u) of Regulation S-K:

•

We selected December 1, 2022 as the date upon which we would identify our median employee, and, from our tax and payroll records, we compiled a list of all full-time, part-time, temporary and seasonal employees who were employed on that date, excluding employees working outside of the U.S.

•

We used total cash compensation during the 2022 fiscal year as a consistently applied compensation measure to identify our median employee from the employees on the list. For this purpose, we define total cash compensation as the sum of base wages and annual incentives payable in cash during the fiscal year. We did not annualize the total cash compensation of any permanent employees who were employed for less than the full 2022 fiscal year.

Once our median employee was identified in the manner described above, we calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of our named executive officers, as reported in the "2022 Summary Compensation Table".

The estimated $66,152 annual total compensation of our median employee, as reported above, includes $63,915 in base wages and $2,237 in all other compensation (consisting of all matching contributions made under the Company's 401(k) plan) provided to the median employee with respect to fiscal year 2022.

It should be noted that the pay ratio disclosure rules of Item 402(u) of Regulation S-K provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median employee, to calculate the median employee’s annual total compensation and to estimate the ratio of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all other employees. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our industry.

Pay Versus Performance

The information provided below is mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, which requires that we, among other things, report the amount of “compensation actually paid” to our named executive officers. These amounts are calculated in accordance with applicable SEC rules, and do not reflect the actual amount of compensation earned by or paid to our named executive officers during each applicable year.

The guiding principles of our compensation philosophy are that pay should align with and support our strategic business goals and that compensation opportunities should align with the long-term interests of our shareholders. Please refer to the Compensation Discussion and Analysis section of this proxy statement for details regarding how the Compensation & Talent Management Committee links the compensation paid to our named executive officers to our corporate performance.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total Compensation for CEO	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total Compensation for Other NEOs	Average Compensation Actually Paid to Other NEOs(3)	SSP Cumulative TSR(4)	Peer Group Cumulative TSR(4)	Net Income(5) (,000)	Company Selected Performance Measure - Operating Cash Flow(6) (,000)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022(1)	$15,043,797	$10,684,978	$1,759,657	$1,060,379	85.54	72.99	$198.7	$590.7
2021	$7,353,669	$9,463,550	$2,016,104	$2,387,599	125.5	125.83	$122.7	$574.9
2020	$4,560,510	$5,772,647	$1,388,123	$1,461,621	99.17	124.67	$269.3	$409.4

(1)	Without consideration of the One-Time Award granted August 2, 2022, the amounts shown in column (b) and (c) would be: (b) $6,635,681 and (c) $2,768,986.

(2)

Compensation actually paid (“CAP”) was calculated by beginning with the total amount reported in the Summary Compensation Table (the “SCT”) for the applicable year, (i) subtracting the grant date fair market value of stock awards reported in the Stock Award column of the SCT (“Stock Awards”), (ii) subtracting the actuarial present value of the accumulated benefit under the defined benefit plans reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the SCT (“Change in Pension Value”), and (iii) adding the change in fair value of stock awards for the applicable year.

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Fair value amounts were computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. The fair value amounts were calculated using our stock price on the last day of each fiscal year or the date of vesting, as applicable, and assuming the probable level of achievement for the applicable performance goals as of the end of the relevant year.

The following is a reconciliation of the SCT total and the CAP for the CEO for each of the applicable years. Mr. Symson is included as the CEO for each year in columns (b) and (c).

Year	SCT Total	Subtract Grant Date Value of Stock Awards Granted Each Year as Disclosed in the SCT	Subtract Change in Pension Value as Described Each Year in the SCT	Add Change in Fair Value of Awards(i)	Add Service and Prior Service Cost for Pension Plans(ii)	CAP for CEO
2022	$15,043,797	($12,816,347)	$0	$8,457,528	$0	$10,684,978
2021	$7,353,669	($3,869,769)	$0	$5,979,650	$0	$9,463,550
2020	$4,560,510	($2,041,633)	($86,220)	$3,339,990	$0	$5,772,647

(i)

Change in Fair Value
Year	Year-End Fair Value of Stock Awards Granted in Covered Fiscal Year that Remained Unvested at the End of the Covered Fiscal Year	Year-Over-Year Increase or Decrease in Fair Value for Stock Awards Granted in Prior Years that Remained Unvested at the End of the Covered Year	Increase or Decrease in Fair Value of Stock Awards Granted in Prior Years Vested in the Covered Year	Adjustments for Stock Awards that Failed to Meet Performance Conditions	Value of Dividends or Other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value	Total Change In Fair Value of Stock Awards for CEO
2022	$10,531,582	($1,927,772)	$481,470	($627,752)	$0	$8,457,528
2021	$4,356,923	$1,035,150	$587,577	$0	$0	$5,979,650
2020	$3,612,691	($57,303)	($264,132)	$0	$48,734	$3,339,990

(ii) The Pension Plan is a frozen plan. Therefore, it does not incur a service cost.

(3)

CAP for the other named executive officers was calculated in the same manner as described above for the CEO, except the amounts were averaged for each year. Following is a reconciliation of the average SCT total and the average CAP for the named executive officers, other than the CEO, for each of the applicable years. The non-CEO named executive officers included in the average for each year in columns (d) and (e) were:

2022: Mr. Combs, Ms. Knutson, Mr. Lawlor and Mr. Appleton

2021: Mr. Combs, Ms. Knutson, Mr. Lawlor, Mr. Appleton and Ms. Tomlin

2020: Ms. Knutson, Mr. Lawlor, Mr. Appleton and Ms. Tomlin

Year	Average SCT Total	Subtract Average Grant Date Value of Stock Awards Granted Each Year as Disclosed in the SCT	Subtract Average Change in Pension Value as Disclosed Each Year in the SCT	Add Average Change in Fair Value of Stock Awards(i)	Add Average Service and Prior Service Cost for Pension Plans(ii)	Average CAP for Other Named Executive Officers
2022	$1,759,657	($774,060)	$0	$74,782	$0	$1,060,379
2021	$2,016,104	($653,028)	$0	$1,024,523	$0	$2,387,599
2020	$1,388,123	($384,698)	($83,881)	$542,077	$0	$1,461,621

(i)

Average Change in Fair Value
Year	Year-End Fair Value of Stock Awards Granted in Covered Fiscal Year that Remained Unvested at the End of the Covered Fiscal Year	Year-Over-Year Increase or Decrease in Fair Value for Stock Awards Granted in Prior Years that Remained Unvested at the End of the Covered Year	Increase or Decrease in Fair Value of Stock Awards Granted in Prior Years Vested in the Covered Year	Adjustments for Stock Awards that Failed to Meet Performance Conditions	Value of Dividends or Other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value	Total Change In Fair Value of Stock Awards for Other Named Executive Officers
2022	$412,574	($335,643)	$89,716	($91,865)	$0	$74,782
2021	$704,297	$183,990	$136,236	$0	$0	$1,024,523
2020	$651,086	($18,314)	($106,152)	$0	$15,456	$542,077

(ii) The Pension Plan is a frozen plan. Therefore, it does not incur a service cost.

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(4)

Company total shareholder return (“TSR”) represents the cumulative investment return of an initial fixed $100 investment in our Class A Common Stock on December 31, 2019, assuming reinvestment of all dividends, through the end of the covered fiscal year. The Company TSR reflected in the table above may not be indicative of future performance. Peer group TSR represents the cumulative investment return of an initial fixed $100 investment in the NASDAQ US Benchmark Media TSR on December 31, 2019, assuming reinvestment of all dividends, through the end of the covered fiscal year.

(5)	Reflects net income, as reported in our Form 10-K for the applicable year.

(6)	The following table provides a list of the most important financial performance measures used by the Company to link CAP to Company performance for the most recently completed fiscal year.

Operating Cash Flow
Revenue (Company or Divisional)
Relative TSR

Of the goals listed, the Company considers Operating Cash Flow to be the most important financial performance measure (that is not otherwise required to be disclosed in the table) used to link CAP to Company performance and therefore includes it as the Company-Selected Measure in the table above. For the definition of Operating Cash Flow, please see page 43 of this proxy statement.

The three graphs appearing on the following pages illustrate the relationship between CAP and the various performance metrics listed in the Pay versus Performance Table.

For 2022, we have reported the CAP to Mr. Symson in two formats:

•	one showing his CAP as calculated under the SEC rules (the dark blue bar), and
•	one showing his CAP excluding the one-time signing equity grant received in connection with the execution of his new employment agreement (the light blue bar) (“Adjusted CAP”).

By way of background, Mr. Symson received a one-time signing equity grant, effective August 2, 2022, of restricted stock units (“RSUs”) with an award value of $8,000,000, which was allocated 70% to performance-based RSUs and 30% to time-based RSUs (collectively, the “One-Time Award”).

•

The performance-based RSUs vest based on the extent to which the Company achieves two performance goals during the 5-year performance period ending December 31, 2027 and subject to Mr. Symson’s continued employment.

•	The time-based RSUs cliff vest on December 31, 2027, subject to Mr. Symson’s continued employment.

The One-Time Award is described in more detail beginning on page 53 of this proxy statement.

As noted above, the One-Time Award did not vest in 2022 and Mr. Symson received no benefit under the One-Time Award in 2022.  Instead, the One-Time Award will vest on December 31, 2027, if and only if: (i) Mr. Symson remains employed until that date, and (ii) with respect to 70% of the One-Time Award, certain performance goals are achieved.  In other words, payout of this One-Time Award is “at risk” until December 31, 2027, and Mr. Symson may never realize the value of the award.

The Committee does not consider the One-Time Award to be included in CAP for 2022 when it evaluates the compensation program for the Chief Executive Officer and the link between pay and performance. Instead, the Committee designed the One-Time Award so that it will provide a significant incentive for Mr. Symson if he executes on our long-term strategic plan through December 31, 2027.

Even though the One-Time Award is “at risk” until December 31, 2027, and Mr. Symson received no benefit under the one-time award in 2022, the SEC requires us to the include the One-Time Award in the calculation of CAP for 2022. Therefore, to provide additional context about the relationship between pay and performance, and to reflect how the Committee views the One-Time Award, the graphs below show the CAP to Mr. Symson in 2022 “with and without” the One-Time Award.

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Required Supplemental Graphs Showing Relationship Between:

CAP, Company TSR and Peer Group TSR

As shown in the graph above, Adjusted CAP and Company TSR are aligned.  A significant portion of the compensation program for our named executive officers is linked to equity-based awards, the value of which is dependent on our stock price.  For the three-year period covered by the Pay versus Performance Table, our TSR exceeded the peer group TSR.

CAP and Net Income

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We do not use net income to determine pay levels or payouts under our short-term or long-term incentive compensation program, and therefore we do not expect there to be a correlation between CAP and net income.  Net income is impacted by several factors such as the costs related to political advertising cycles, acquisitions and divestitures.

CAP and Operating Cash Flow

As shown in the graph above, CAP (including Adjusted CAP) and operating cash flow generally are aligned.  As noted in the Compensation Discussion and Analysis section of the proxy statement, payouts under both the short-term and long-term incentive programs are based in part on the extent to which we achieve operating cash flow results.

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2022 Director Compensation

The following table sets forth information regarding the compensation earned in 2022 by non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	Total ($)

Marcellus W. Alexander, Jr	85,000	108,641	—	193,641
Charles L. Barmonde	85,000	108,641	—	193,641
Kelly P. Conlin	100,000	108,641	—	208,641
Lauren Rich Fine	85,000	108,641	—	193,641
John W. Hayden	99,000	108,641	—	207,641
Burton F. Jablin	45,000	108,641	—	153,641
Anne M. La Dow(3)	85,000	108,641	—	193,641
Wonya Y. Lucas(4)	62,500	—	—	62,500
Leigh B. Radford	45,000	108,641	—	153,641
R. Michael Scagliotti(3)	85,000	108,641	—	193,641
Kim Williams	231,000	108,641	—	339,641

(1)

Represents the aggregate grant date fair value of restricted share unit awards granted in 2022, as determined in accordance with FASB ASC Topic 718. See footnote 18 of our 2022 Annual Report for the assumptions used in the valuation of these awards.

(2)

Represents the above market earnings to the fixed income account within the 1997 Deferred Compensation and Stock Plan for Directors. Only Madams. Lucas and Williams have a fixed income account. Our directors did not accrue any preferential or above-market earnings on nonqualified deferred compensation.

(3) Ms. La Dow and Mr. Scagliotti are not standing for election and will step down from the Board effective May 1, 2023.

(4) Ms. Lucas elected not to stand for re-election from the Board effective May 2, 2022.

The following is a summary of the outstanding restricted share unit awards held by each non-employee director as of December 31, 2022.

Name	Aggregate Number of Restricted Share Unit Awards (#)

Mr. Alexander	6,486
Mr. Barmonde	6,486
Mr. Conlin	6,486
Ms. Fine	6,486
Mr. Hayden	6,486
Mr. Jablin	6,486
Ms. La Dow	6,486
Ms. Radford	6,486
Mr. Scagliotti	6,486
Ms. Williams	6,486

Description of Director Compensation Program

The Company’s director compensation program is designed to enhance its ability to attract and retain highly qualified directors and to align their interests with the long-term interests of its shareholders. The program includes a cash component, which is designed to compensate non-employee directors for their service on the Board and an equity component, which is designed to align the interests of non-employee directors and shareholders. The Company also provides certain other benefits to non-

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employee directors, which are described below. Directors who are employees of the Company receive no additional compensation for their service on the Board.

The Committee annually reviews compensation paid to our non-employee directors and makes recommendations for adjustments, as appropriate, to the full Board. As part of this annual review, the Committee considers the significant time commitment and skill level required by each non-employee director in serving on the Board and its various committees. The Committee seeks to maintain a market competitive director compensation program and, with the assistance of its independent compensation consultant, benchmarks our director compensation program against the peer group we use to evaluate our executive compensation program.

Effective May 2, 2022, as a result of an independent compensation consultant benchmarking study and in an effort to be competitive within our peer group and with industry practices, the Company added a non-chair committee member retainer fee in an annual amount of $10,000 payable quarterly.

Cash Compensation

Each non-employee director is entitled to receive an annual cash retainer of $80,000. Committee chairs and non-committee chairs receive an annual retainer as described in the table below. The retainers are paid in equal quarterly installments. Changes that were made to our non-employee director and committee chair cash compensation are outlined below:

Annual Director Fees

	Jan 1 - May 2, 2022	May 3 - Dec. 31, 2022
Director Chair	$120,000	$120,000
Executive Committee Chair	$3,000	$3,000
Audit Committee Chair	$26,000	$26,000
Compensation & Talent Management Committee Chair	$20,000	$20,000
Nominating & Governance Committee Chair	$14,000	$14,000
Annual Retainer (Non-Chair Committee Member)	N/A	$10,000

Equity Compensation

In May 2022, non-employee directors serving as of the 2022 Annual Meeting of Shareholders received a restricted share unit award equal to $125,000. The Committee, after receiving advice from its independent consultant, attempted to target the equity compensation award to be comparable to the median value of equity compensation granted to directors of our compensation peer group. The restricted share units are paid on the earlier of the first anniversary of the date of grant, at termination of the director’s service on the Board or a change in control. The restricted share units may be forfeited upon removal from the Board for cause.

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The Board established stock ownership guidelines for our non-employee directors. Under these guidelines, each non-employee director must own a number of Class A Common Shares with a value equal to three times his or her annual cash retainer by the fifth anniversary of the date elected to the Board. For this purpose, the shares may be owned directly, in trust, or through any unvested restricted share units. The following table shows the actual ownership under the policy of each non-employee nominee for election to the Board.

Name	Ownership Guidelines by Target Date	Target Number of Shares (based on 1/31/2023 price of $14.95)	Actual Ownership as of 1/31/2023

Mr. Alexander	3 x Retainer	16,054	28,317
Mr. Barmonde	3 x Retainer	16,054	630,101
Mr. Conlin	3 x Retainer	16,054	52,284
Ms. Fine	3 x Retainer	16,054	34,349
Mr. Hayden	3 x Retainer	16,054	99,393
Mr. Jablin(1)	3 x Retainer	16,054	4,686
Ms. La Dow	3 x Retainer	16,054	55,468
Ms. Radford(1)	3 x Retainer	16,054	4,686
Mr. Scagliotti	3 x Retainer	16,054	37,647
Ms. Williams	3 x Retainer	16,054	173,152

(1) Mr. Jablin and Ms. Radford have until May 2, 2027, to meet the ownership requirement.

Other Benefits

In addition to the above compensation, the Scripps Howard Fund, an affiliate of the Company, matches, on a dollar-for-dollar basis, up to $2,500 annually of charitable contributions made by non-employee directors to qualifying organizations. This program also is available to all Scripps’ employees. None of the Company's non-employee directors elected to use the matching contribution for 2022.

1997 Deferred Compensation and Stock Plan for Directors

A non-employee director may elect to defer payment of all or a designated percentage of the cash compensation received as a director under the Company’s 1997 Deferred Compensation and Stock Plan for Directors (“DCSPD”). The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on the Company’s Class A Common Shares, or to a fixed-income account that credits interest based on the 12-month average of the 10-year treasury rate (as of November of each year), plus 1 percent. The deferred amounts (as adjusted for earnings, interest and losses) are paid to the director as of the first of the year following the year in which he or she ceases to serve as a director or upon a date predetermined by the director, either in a lump sum or annual installments over a specified number of years (not to exceed 15) as elected by the director. Payments generally are made in the form of cash, except that the director may elect to receive all or a portion of the amounts credited to his or her phantom stock account in the form of Class A Common Shares.

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Compensation & Talent Management Committee Interlocks and Insider Participation

No member of the Compensation & Talent Management Committee (consisting of Mr. Conlin, chair, Mr. Alexander, Mr. Jablin and Ms. La Dow) was an officer or employee of the Company during 2022 or was a former officer of the Company. None of our executive officers served as a member of the Committee or a director of another company where such company's executive officers served on our Board or Committee.

Related Party Transactions

Related Party Transactions

Under its charter, the audit committee of the Board is responsible for reviewing any proposed related party transaction. The audit committee has approved a “Statement of Policy with Respect to Related Party Transactions” which recognizes that related party transactions can present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). This policy requires that a related party transaction be consummated or continued only if (i) the audit committee has approved or ratified the transaction, (ii) the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, (iii) in the case of compensation payable to an executive officer, such compensation has been approved or recommended to the Board for approval by the Committee, and (iv) the transaction is also approved by the Board if the transaction involves the chair of the Board or the chief executive officer of the Company. There were no related party transactions in 2022.

Scripps Family Agreement

The provisions of the Second Amended and Restated Scripps Family Agreement, dated March 26, 2021 (the “Scripps Family Agreement”) govern the transfer and voting of Common Voting Shares held by the signatories to such agreement (the “Signatories”). The Edward W. Scripps Trust (the “Trust”), the former controlling shareholder of the Company, ended on October 18, 2012, upon the death of Robert P. Scripps, a grandson of the founder. He was the last of Edward W. Scripps’ grandchildren upon whom the duration of the Trust was based. In March and September of 2013, the Trust distributed its Class A Common Shares and Common Voting Shares to the beneficiaries of the Trust, some of whom were minors at the time of distribution (each, a “Minor”). The beneficiaries (other than the Minors), their descendants, members of the John P. Scripps family and trusts for their benefit are Signatories. Common Voting Shares are held on behalf of the Minors in trust arrangements, of which certain Signatories serve as trustees or trust advisors, but such shares are not subject to the Scripps Family Agreement. The Minors may or may not become parties in the future.

Transfer Restrictions. No Signatory to the Scripps Family Agreement may dispose of any Common Voting Shares (except as otherwise summarized below) without first giving other Signatories and the Company the opportunity to purchase such shares. Signatories may not convert Common Voting Shares into Class A Common Shares except for a limited period of time after giving other Signatories and the Company the opportunity to purchase such shares, and except in certain other limited circumstances.

Signatories may transfer Common Voting Shares (1) to lineal descendants or (2) by gift or testamentary transfer to (a) lineal descendants of Robert Paine Scripps or John P. Scripps, (b) any trust for the benefit of such descendant, the spouse of such descendant or a charitable organization controlled, directly or indirectly, by such descendants, or for which the power to vote and dispose of the Common Voting Shares is directed by family descendant, or (c) any entity or charitable organizations controlled, directly or indirectly, by such descendants, or for which the power to vote and dispose of the Common Voting Shares is directed by family descendants. Such transfers are valid only if each recipient (including, when applicable, the trustees and other persons with voting and dispositive power with respect to any trust, charitable organization or entity into which such shares are transferred) becomes party to the Scripps Family Agreement effective upon receipt of the shares. Additionally, Signatories may transfer Common Voting Shares by testamentary transfer or through family trusts to their spouses provided such shares are converted to Class A Common Shares and may pledge such shares as collateral security provided that the pledgee agrees to be bound by the terms of the Scripps Family Agreement. If title to any such shares subject to any trust is transferred to anyone other than a descendant of Robert Paine Scripps or John P. Scripps, or if a person who is a descendant of Robert Paine Scripps or John P. Scripps acquires outright any such shares held in trust but is not or does not become a party to the Scripps Family Agreement, such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement

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and trigger the purchase rights of the other Signatories and the Company described above. Any valid transfer of Common Voting Shares made by Signatories without compliance with the Scripps Family Agreement will result in automatic conversion of such shares to Class A Common Shares.

Voting Provisions. The Scripps Family Agreement provides that the Company will call a meeting of the Signatories prior to each annual or special meeting of the shareholders of the Company. At each of these meetings, the Company will submit to the Signatories each matter, including election of directors, that the Company will submit to its shareholders at the annual meeting or special meeting with respect to which the meeting under the Scripps Family Agreement has been called. Each Signatory is entitled, either in person or by proxy, to cast one vote for each Common Voting Share owned of record or beneficially by him or her on each such matter brought for a vote at the family meeting. Each Signatory is bound by the decision reached by majority vote with respect to each such matter and, at the related annual or special meeting of the shareholders of the Company, each Signatory must vote his or her Common Voting Shares in accordance with the decisions reached at the family meeting.  In furtherance of this obligation, the Signatories have irrevocably appointed each other as their attorneys and proxies to vote their Common Voting Shares at any such annual or special meeting.  As a result, any one Signatory may vote all the Common Voting Shares held by all the Signatories.

Duration of the Scripps Family Agreement.  The provisions restricting transfer of Common Voting Shares under the Scripps Family Agreement will continue until 21 years after the death of the last survivor of the descendants of Robert Paine Scripps and John P. Scripps, alive when the Trust terminated. The provisions of the Scripps Family Agreement governing the voting of Common Voting Shares are effective through October 17, 2032 and may be renewed beyond such date for additional 10-year periods.

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Proposal 2 to Ratify Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2023

(Item 2 on Proxy Card for Vote by Common Voting Shares only)

The audit committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The audit committee has appointed Deloitte & Touche LLP (“Deloitte”) as independent registered public accountants for the Company for the fiscal year ending December 31, 2023. Shareholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm is not required by law or otherwise. However, the Board is submitting the selection of Deloitte to the holders of Common Voting Shares for ratification as a matter of good corporate governance. If the holders of Common Voting Shares do not ratify the selection of Deloitte, the audit committee will reconsider the matter. A representative of Deloitte is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

Approval of the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy by the holders of the Common Voting Shares represented and entitled to vote at the Annual Meeting. The Board recommends that holders of the Common Voting Shares vote “FOR” ratification of the selection of Deloitte as the Company’s independent registered public accounting firm for fiscal 2023. Proxies for Common Voting Shares solicited by the Board will be voted “FOR” the ratification of Deloitte as the Company’s independent registered public accounting firm for fiscal 2023, unless shareholders specify a contrary choice in their proxies. Abstentions will be treated as votes cast and, consequently, will have the same effect as votes against Proposal 2.

Service Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth fees for all professional services rendered by Deloitte to the Company for the years ended December 31, 2022, and December 31, 2021.

	2022	2021

Audit fees	$1,969,000	$2,400,609
Audit-related fees	2,043	17,043
Total audit and audit-related fees	1,971,043	2,417,652
Tax fees	—	—
Other fees		35,000
Total fees	$1,971,043	$2,417,652

Services Provided by Deloitte

All services provided by Deloitte are permissible under applicable laws and regulations. The Company has adopted policies and procedures for pre-approval of services by Deloitte. The fees paid to Deloitte shown in the table above were all pre-approved in accordance with these procedures and include:

Audit Fees — These are fees for professional services performed by Deloitte for the audit of the Company and certain subsidiary companies, review of financial statements included in the Company’s quarterly 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees — These are fees for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: due diligence related to mergers and acquisitions; audits and reviews associated with registration statements related to mergers and acquisitions; other attestations by Deloitte, including those that are required by statute, regulation or contract; and consulting on financial accounting/reporting standards and controls.

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Tax Fees — These are fees for professional services performed by Deloitte with respect to tax compliance and tax returns. This includes review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims, payment planning/tax audit assistance; tax compliance for employee benefit plans; and tax work stemming from “Audit-Related” items.

Other Fees – These are fees for other permissible work performed by Deloitte that does not meet the above category descriptions. The fees cover other engagements that are permissible under applicable laws and regulations including environmental, social and governance efforts.

These services are actively monitored (both spending level and work content) by the audit committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the Company’s consolidated financial statements. The committee concluded that Deloitte’s provision of audit and non-audit services to the Company and its affiliates is compatible with Deloitte’s independence.

✓	THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 2.

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Proposal 3 Advisory (Non-Binding) Vote to Approve Named Executive Officer Compensation

(Item 3 on Proxy Card for Vote by Common Voting Shares only)

At the 2017 Annual Meeting of Shareholders, the holders of Common Voting Shares approved the Company’s recommendation to have an advisory (non-binding) vote to approve named executive officer compensation (“say-on-pay” vote) on an annual basis. The advisory vote is a non-binding vote on the compensation of the Company’s “named executive officers,” as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement.

The vote under this Proposal 3 is advisory, and therefore not binding on the Company, the Board or our compensation & talent management committee. However, our Board, including our compensation & talent management committee, values the opinions of our shareholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, will consider our shareholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Holders of Common Voting Shares will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal 3:

RESOLVED, that the holders of the Common Voting Shares of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure and related material, set forth in the Company’s definitive Proxy Statement for the Annual Meeting.

Approval of this Proposal requires the affirmative vote of a majority of the votes cast in person or by proxy of the Common Voting Shares represented and entitled to vote at the Annual Meeting. The Board recommends that holders of such shares vote FOR the approval of Proposal 3. Proxies for Common Voting Shares solicited by the Board will be voted FOR Proposal 3 unless shareholders specify a contrary choice in their proxies. Broker non-votes will not be treated as votes cast and will not have a positive or negative effect on the outcome of Proposal 3. Abstentions will be treated as votes cast and, consequently, will have the same effect as votes against Proposal 3.

✓	THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 3.

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Proposal 4 Advisory (Non-Binding) Vote on the Frequency of Say-on-Pay Vote

(Item 4 on Proxy Card for Vote by Common Voting Shares only)

We are required by the Dodd-Frank Act to provide holders of Common Voting Shares with a separate advisory (non-binding) vote for the purpose of asking them to express their preference for the frequency of future say-on-pay votes. The holders of Common Voting Shares may indicate whether they would prefer an advisory vote on executive compensation once every one, two or three years or may abstain from voting. We are required to solicit shareholder votes on the frequency of future say-on-pay proposals at least every six years, although we may seek shareholder input more frequently.

The frequency period that receives the most votes (every one, two or three years) of the Common Voting Shares represented and entitled to vote at the meeting will be deemed to be the recommendation of the shareholders. Nonetheless, because this vote is advisory and not binding on the Board or the Company, the Board may decide that it is in the best interests of the holders of our Common Voting Shareholders and the Company to hold an advisory vote on executive compensation more or less frequently that the option selected by a plurality of the holders of our Common Voting Shares.

The Board has considered the frequency of an advisory vote on executive compensation and believes that a vote every year is the most appropriate alternative for the Company. In reaching its recommendation, our Board considered the ownership structure and the elements of our compensation programs.

You may cast your vote by choosing the option of one year, two years, three years or abstain from voting in response to the following resolution:

“RESOLVED, that the holders of Common Voting Shares determine, on an advisory basis, whether the preferred frequency for holding an advisory vote on the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure and related material, set forth in the Company’s definitive Proxy Statement for the Annual Meeting, should be every year, every two years or every three years.”

The option (i.e., one year, two years or three years) that receives the highest number of votes cast by the holders of Common Voting Shares will be considered to be the shareholders’ preferred frequency for the advisory vote on the compensation of our named executive officers.

The Board recommends that holders of such shares vote for the option of every one year. Proxies for Common Voting Shares solicited by the Board will be a vote for the of every one year unless shareholders specify a contrary choice in their proxies. Broker non-votes will not be treated as votes cast and will not have a positive or negative effect on the outcome of Proposal 4.

✓	THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 4 ON A FREQUENCY OF EVERY ONE YEAR.

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Proposal 5 to Approve The E.W. Scripps Company 2023 Long‐Term Incentive Plan

(Item 5 on Proxy Card for Vote by Common Voting Shares only)

The Company is asking the holders of our Common Voting Shares to approve The E.W. Scripps Company 2023 Long‐Term Incentive Plan (the “2023 Plan”).

The Board unanimously adopted the 2023 Plan on February 16, 2023, subject to the approval of the holders of our Common Voting Shares. The 2023 Plan authorizes the Company to grant equity-based compensation to our officers, key employees and directors in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, performance share units, other stock-based awards and dividend equivalents.

If approved by the holders of our Common Voting Shares at the Annual Meeting, the 2023 Plan would replace The E.W. Scripps Company 2010 Long‐Term Incentive Plan, as amended (the “2010 Plan”) and would authorize the Company to grant up to 9,000,000 shares of our Class A Common Shares (the “Shares”) in the form of equity awards to our officers, key employees and directors.

A summary of the material terms of the 2023 Plan is provided in this section and the complete text of the 2023 Plan is attached as an Appendix to this proxy statement. The following summary of the 2023 Plan does not purport to be complete and is qualified in its entirety by reference to said Appendix.

How We Calculated the Share Reserve

The Board believes that our future success depends, in large part, on our ability to attract, retain and reward highly qualified officers, key employees and directors. Equity compensation is a key component of our compensation program because it helps us to attract, retain and reward these highly qualified individuals, to motivate them to achieve the business objectives established to promote our long-term growth, profitability and success, and to encourage their ownership of Shares. The 2023 Plan is designed to advance these interests of the Company and its shareholders.

As of March 6, 2023, and excluding the new Shares requested under the 2023 Plan, 4,350,354 Shares remained available for issuance or delivery under the 2010 Plan. Based on our historical grant practices, as summarized below, and our projected recruiting and retention needs, we anticipate that the Company would not be able to grant annual equity awards under our long-term incentive program for employees and our non-employee director compensation program beyond 2024 unless we reserve new Shares.

In order to keep pace with our competitors and effectively attract, motivate and retain high-caliber employees and directors, we are asking the holders of our Common Voting Shares to authorize 9,000,000 new Shares for issuance as awards under the 2023 Plan. We intend to grant future equity awards under the 2023 Plan in amounts that are reasonable and consistent with market data prepared by the Compensation & Talent Management Committee’s (the “Committee”) independent consultant. Based on our projected recruiting and retention needs, we believe that the new Shares requested under the 2023 Plan would allow us to grant equity awards to employees and directors for approximately three years.

In determining the size of this share request, we considered, among other things, the Shares that remain available for issuance under the 2010 Plan, the number of outstanding equity awards, our burn rate, our stock price and volatility, our projected recruiting and retention needs, the potential dilution of our equity compensation program, the voting guidelines of certain institutional investors and proxy advisory firms and competitive market practices. Certain of these factors are outlined below.

The results of this comprehensive analysis were presented to the Committee for its consideration. During this review, the Committee consulted with its independent compensation consultant regarding the appropriate share reserve and plan design issues.

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Impact on 2010 Plan

Upon shareholder approval of the 2023 Plan, the 2010 Plan will terminate in its entirety and we will no longer grant equity awards under the 2010 Plan; however, awards outstanding under the 2010 Plan will continue to remain outstanding in accordance with their terms. None of the Shares remaining for issuance under the 2010 Plan will be carried over to the 2023 Plan.

Moreover, pending shareholder approval of the 2023 Plan, we will not make any grants of time-based restricted share unit or performance-based restricted share unit awards (or any other equity awards) under the 2010 Plan during the period commencing on March 6, 2023 and ending upon the conclusion of the Annual Meeting; provided that we will have one offering period conclude under the employee stock purchase sub-plan of the 2010 Plan on April 1, 2023, pursuant to which we estimate approximately 53,000 shares will be purchased under the 2010 Plan at 90% of the closing price on the first day or last day of the offering period, whichever is lower. The next quarterly offering period under our employee stock purchase sub-plan will be conducted under the 2023 Plan, subject to approval of the plan by holders of our common voting shares.

As noted above, as of March 6, 2023, and excluding the new Shares requested under the 2023 Plan, 4,350,354 Shares remained available for issuance or delivery under the 2010 Plan. As of March 6, 2023, there were 1,431,068 Shares subject to outstanding time-based restricted share unit awards and 420,106 Shares subject to outstanding performance-based restricted share unit awards (calculated at target). There are no outstanding stock options or stock appreciation rights outstanding under the 2010 Plan.

Burn Rate

We use our burn rate to measure the potential life expectancy of our equity plan and shareholder dilution. Our burn rate experience is summarized in the table below, which provides data on our Share usage under our employee and non‐employee director compensation programs for the last three completed fiscal years.

Fiscal Year	Time‐Based RSUs Granted	Performance‐Based RSUs Granted	Weighted Average Shares Outstanding	Burn Rate
2022	2,238,783	809,502	71,287,361	4.3%
2021	1,972,459	413,037	70,394,409	3.4%
2020	1,621,860	569,799	69,484,930	3.2%
3‐year Average Burn Rate (2020‐2022)				3.6%

Our burn rate is calculated as the total amount of time-based restricted share unit and performance-based restricted share unit awards granted in any year (but excluding purchase rights under our employee stock purchase sub-plan), divided by the weighted average number of Shares outstanding. For purposes of this calculation (i) time‐based restricted share unit awards were counted in the year granted, and (ii) performance‐based restricted share unit awards were counted in the year granted at target.

Our future burn rate will depend on a number of factors, including the number of participants in the 2023 Plan, our stock price, changes to our compensation strategy, changes in business practices or industry standards, changes in our capital structure due to stock splits or similar events, the compensation practices of our competitors or changes in compensation practices in the market generally, and the methodology used to establish the equity award mix.

Dilution and Overhang

We measure the dilutive impact of our equity program (overhang) by dividing the number of Shares subject to outstanding time-based restricted share unit and performance-based restricted share unit awards (but excluding outstanding purchase rights under our employee stock purchase sub-plan), plus the number of Shares available to be granted (the “Numerator”), by

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the total Shares outstanding plus Shares included in the Numerator. As of March 6, 2023, our fully diluted overhang was approximately 7.36 percent. The 9,000,000 Shares being requested under the 2023 Plan (after taking into account the termination of the 2010 Plan) would bring our fully diluted overhang to approximately 12.88 percent.

Plan Highlights

Some of the key features of the 2023 Plan are highlighted below and are more fully described below under the heading “Summary of the Plan.”

Feature	Description
Annual Limit on Awards to Directors

The 2023 Plan limits the aggregate grant date fair value of all awards granted to any non‐employee director during any single calendar year for services as a director (excluding awards made at the election of the director in lieu of all or a portion of annual and committee cash retainers), taken together with any cash fees paid during such calendar year, to $500,000 with respect to any director who is serving in a capacity other than non‐executive Chair, and $750,000 with respect to a non‐executive Chair.

Responsible Share Counting	The Plan does not permit “liberal share counting,” which means that only awards that are forfeited, terminated, or which are settled in cash can be added back to the Plan’s Share reserve.
Minimum Vesting Requirements

Except as otherwise provided in the 2023 Plan, equity‐based awards granted under the 2023 Plan generally will be subject to a minimum vesting period of at least one year, with an exception for awards covering up to five percent (5%) of the sum of the Shares available for issuance under the 2023 Plan.

No Discounted Stock Options or Stock Appreciation Rights (“SARs”)

The 2023 Plan does not permit the use of “discounted” stock options or SARs, which means that such awards may not have an exercise or base price less than the fair market value of a Share on the date of grant.

No Re‐Pricing of Stock Options or SARs	The 2023 Plan does not permit, without shareholder approval, the “re-pricing” of stock options or SARs.
Clawback and Forfeiture Provisions

Awards granted under the Plan will be subject to forfeiture as provided by the Committee if a participant engages in “detrimental activity” (such as a breach of a non‐compete, non‐solicitation, or confidentiality covenant). Awards granted under the Plan are also subject to recoupment under any compensation recovery policy adopted by the Company.

No Dividends or Dividend Equivalents on Unvested Awards

To the extent dividends or dividend equivalents are paid with respect to unvested awards, those amounts will be accumulated until such award is earned, and the dividends or dividend equivalents shall not be paid if the award is forfeited. Additionally, no dividend equivalents will be granted with respect to shares underlying a stock option or SAR.

Administered by an Independent Committee	The Plan will be administered by the Committee, each member of which qualifies as an “independent director” under the listing standards of the Nasdaq.

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Summary of the Plan

Purpose

The purpose of the 2023 Plan is to attract, motivate and retain directors, officers and other key employees of the Company and its subsidiaries and to provide to such individuals incentives and rewards for superior performance. The Board continues to believe that awards granted under the 2023 Plan promote the growth and continued success of the Company and are thus of substantial benefit to the Company and its shareholders.

Eligibility

The 2023 Plan provides that awards may be granted to employees (including employees of subsidiaries) and non‐employee directors, except that incentive stock options may be granted only to employees. There are 10 non‐employee directors who are eligible to receive awards under the 2023 Plan. As of March 6, 2023, we had approximately 5,685 employees, and time-based restricted share unit and performance-based restricted share unit awards (excluding purchase rights under our employee stock purchase sub-plan) were held by approximately 480 current employees.

Shares Available Under the Plan

Subject to adjustment as provided in the 2023 Plan, 9,000,000 Shares are reserved for issuance under the 2023 Plan, all of which may be issued or delivered with respect to incentive stock options. The Shares may include authorized but unissued Shares, treasury Shares, or a combination of the foregoing.

Shares covering awards under the 2023 Plan that terminate or are forfeited will again be available for issuance or delivery under the 2023 Plan, and upon payment in cash of the benefit provided by any award granted under the 2023 Plan, any Shares that were covered by that award will be available for issue or delivery under the 2023 Plan. Shares surrendered for the payment of the exercise price under stock options, repurchased by us with option proceeds, or withheld for taxes upon exercise or vesting of an award granted under the 2023 Plan, will not again be available for issuance or delivery under the 2023 Plan. In addition, when a SAR is exercised and settled in Shares, all of the Shares underlying the SAR will be counted against the 2023 Plan limit regardless of the number of Shares used to settle the SAR.

Maximum Awards to Directors

The 2023 Plan limits the aggregate grant date fair value of all awards granted to any non‐employee director during any single calendar year for services as a director (excluding awards made at the election of the director in lieu of all or a portion of annual and committee cash retainers), taken together with any cash fees paid to such person during such calendar year, to $500,000 with respect to any director who is serving in a capacity other than non‐executive Chair, and $750,000 with respect to a non‐executive Chair.

Administration

The 2023 Plan will be administered by the Committee, and the Committee will have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the 2023 Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the 2023 Plan or may act as administrator of the 2023 Plan for any and all purposes. In addition, the Board or Committee may expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, some or all of the Committee’s authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not officers.

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Types of Awards Under the Plan

The following types of awards may be granted under the 2023 Plan:

Stock Options. Stock options provide the right to purchase Shares at a price not less than the fair market value on the date of grant. Stock options may consist of incentive stock options, non‐qualified stock options or any combination of the foregoing awards. The option price is payable at the time of exercise in cash, by tendering unrestricted Shares, with any other legal consideration that the Committee may deem appropriate (including broker‐assisted or net exercise), or by any combination of the foregoing. No stock options may be exercised more than ten (10) years from the date of grant. The closing price of a Share as reported on the Nasdaq on March 6, 2023 was $10.92 per Share. The award agreement will provide the vesting and post‐termination exercise periods applicable to each award of stock options.

SARs. SARs provide the right to receive payment of the sum of the excess of the fair market value per Share on the date of exercise over the grant price. The grant price for each SAR will be determined by the Committee, in its discretion, and will be at least equal to the fair market value of a Share on the date of grant. Each grant will specify whether the payment will be in cash, Shares of equivalent value, or in some combination thereof. No SAR may be exercised more than ten (10) years from the date of grant. The award agreement will provide the vesting and post‐termination exercise periods applicable to each award of SARs.

Restricted Shares. An award of restricted Shares constitutes an immediate transfer of ownership of a specified number of Shares to the recipient in consideration of the performance of services. Unless otherwise provided by the Committee, the participant is entitled immediately to voting, dividend and other ownership rights in the Shares. Restricted Shares must be subject to a “substantial risk of forfeiture” based on continued service, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, at its discretion. In order to enforce these forfeiture provisions, the transferability of restricted Shares will be prohibited or restricted in the manner prescribed by the Committee on the date of grant for the period during which such forfeiture provisions are to continue. Any award of restricted shares will provide that receipt of any dividends paid on those restricted shares will be subject to the same terms and conditions as the underlying award (including service-based vesting conditions and performance objectives) and will not be paid unless the underlying award becomes vested.

Restricted Share Units. Restricted share units constitute an agreement to issue or deliver Shares or cash to the recipient in the future at the end of a restriction period and subject to the fulfillment of such conditions as the Committee may specify. During the restriction period the participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the Shares covered by the restricted share units, but the Committee may authorize the payment of dividend equivalents with respect to the restricted share units.

Performance Shares and Performance Share Units. A performance share is the equivalent of one Share. A performance share unit is the equivalent of a dollar value established at the time of the award. The participant will be required to meet one or more performance objectives (as described above) within a specified period. To the extent earned, the participant will receive payment of the performance Shares or performance share units at the time and in the manner determined by the Committee in cash, Shares, restricted Shares, restricted share units or any combination thereof. The participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the Shares covered by the performance Shares, but the Committee may authorize the payment of dividend equivalents with respect to the performance Shares.

Other Awards. The Committee may, at any time and from time to time, grant or sell other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares or factors that may influence the value of such Shares. The Committee will determine the terms and conditions of these awards. The Committee may also grant cash awards as an element of or supplement to any other award granted under the 2023 Plan. The Committee may also grant Shares as a bonus or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2023 Plan or under other plans or compensatory arrangements, subject to such terms as are determined by the Committee.

Dividend Equivalents. Awards (other than stock options and SARs) may provide the participant with dividend equivalents, on a deferred and contingent basis, and payable either in cash or in additional shares, as determined by the Committee in its sole discretion and set forth in the related award agreement. Any such dividend equivalents will be subject to the same

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terms and conditions as the underlying award (including service-based vesting conditions and performance objectives) and will not be paid unless the underlying award becomes vested. No dividend equivalents may be granted with respect to shares underlying stock option or SAR.

Purchase Rights. The Committee may, at any time and from time to time, grant rights to purchase Shares in accordance with the terms of the employee stock purchase sub‐plan (“ESPP”) attached as Exhibit A to the 2023 Plan. Purchases of Shares under the ESPP will count against the overall share reserve of the 2023 Plan beginning with the second quarter 2023 purchase.

i.

Administration. The ESPP will be administered by the Chief Administrative Officer, or similar position. The Administrator is responsible for the administration of all matters under the ESPP and has full discretionary authority to construe, interpret and apply the terms of the ESPP, to determine eligibility, and to adjudicate all disputed claims filed under the ESPP. The Committee may reserve to itself any or all of the authority and responsibility of the Administrator under the ESPP or may act as administrator of the ESPP for any and all purposes. A third party recordkeeper will maintain an investment account for each participant with a record of the Shares purchased by such participant.

ii.

Eligibility. Any person who is employed by the Company or any subsidiary, who is regularly scheduled to work at least twenty (20) hours per week, is customarily employed for at least five (5) months each calendar year, is not a member of a collective bargaining unit (unless the collective bargaining agreement covering such person specifically provides for eligibility to participate in the ESPP), and is not designated as ineligible to participate in the ESPP by the Administrator is generally eligible to participate in the ESPP. As of December 31, 2022, approximately 5,534 employees, including all of our currently employed named executive officers, were eligible to participate in the ESPP under the 2010 Plan. Approximately 657 employees participated in the ESPP as of that date, representing approximately 11.9% of all employees eligible to participate.

iii.

Special Limitations. The ESPP imposes certain limitations upon a participant’s rights to acquire Shares, including the following limitations: (i) purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of Shares (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding; and (ii) purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

iv.

Participation and Payroll Deductions. Eligible employees may purchase Shares at below‐market prices through payroll deductions during each quarterly offering period, with amounts accumulated during each offering period. The amount of the payroll deduction must be a whole percentage amount of the employee’s compensation (before withholding or other deductions) paid during the offering period by the Company or any of its subsidiaries and may be neither less than one percent (1%) nor more than ten percent (10%) of the employee’s compensation. Total payroll deductions for a calendar year may not exceed $22,500.

v.

Deduction Changes and Withdrawal. Employees may change their rate of payroll deduction at any time during the enrollment period for each quarterly offering period, which is the one‐month period ending on the fifteenth (15th) day of the calendar month preceding a quarterly offering period. A participant may withdraw from participation in the ESPP at any time by filing a notice of withdrawal. Upon a participant’s withdrawal, the amount credited to his or her share purchase account will be applied to the purchase of Shares on the next purchase date, which occurs on the last business day of each quarter. A participant who withdraws from the ESPP may again become a participant by filing a new enrollment form in accordance with the procedures described above.

vi.

Purchase of Shares. Funds held in a participant’s account on the last business day of each quarterly offering period will be used to purchase Shares for the participant at a price equal to ninety percent (90%) of the Shares’ closing price on (1) the first trading day of each offering period, or (2) the last trading day of each offering period ‐ whichever is lower.

vii.

Dividends. Cash dividends and other cash distributions will be paid to the participant as soon as administratively feasible, unless the participant makes an election to reinvest the cash dividends or other

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cash distributions in accordance with procedures established by the Administrator.
viii.

Sale of Shares. Subject to applicable securities laws, a participant may at any time, and without withdrawing from the ESPP, sell Shares purchased under the ESPP by giving notice to the recordkeeper and directing the recordkeeper to sell all or part of the Shares held on behalf of the participant.

Description of Business Criteria

The Committee may grant awards under the 2023 Plan that vest based on the achievement of performance objectives.

Performance objectives for such awards will be based on criteria established by the Committee including one or more of the following criteria: earnings per share; segment profit; gross margin; operating or other expenses; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); cash flow; net income; return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); stock price appreciation; total shareholder return; viewer ratings or impressions; online revenue; online segment profit; website traffic; circulation/readership; market share; and revenue.

Performance objectives may be described in terms of either Company‐wide objectives or objectives that are related to the performance of the individual participant or the performance of the Company or one or more of its subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, or product lines or products. The performance objectives may be relative to the performance of a group of comparable companies, a published or special index that the Committee, in its discretion, deems appropriate, or we may also select performance objectives as compared to various stock market indices. If the Committee determines that a change in the Company’s business, operations, corporate structure or capital structure, or in the manner in which it conducts its business, or other events or circumstances render the performance objectives unsuitable, the committee may, in its discretion and without the consent of any participant, adjust such performance objectives or the related level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

Minimum Vesting Requirements

Awards granted under the 2023 Plan shall vest no earlier than the first anniversary of the date the award is granted (excluding, for this purpose, any (i) awards granted pursuant to the ESPP, (ii) Shares delivered in lieu of fully vested cash awards or deferred compensation obligations related to director fees, (iii) awards assumed in certain mergers and acquisitions, and (iv) awards to directors that vest on the earlier of the one (1) year anniversary of the date of grant or the next annual meeting of shareholders (provided that such vesting period may not be less than fifty (50) weeks after grant)). However, the Committee may grant awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the sum of the Shares available for issuance under the plan. The foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability, other termination of employment or a change in control, in the terms of the award or otherwise.

Duration and Amendment of the Plan

The 2023 Plan will terminate at the end of the day on February 15, 2033, or such earlier date as the Board may determine. The 2023 Plan will remain in effect for outstanding awards until no awards remain outstanding. The Board may amend, suspend or terminate the 2023 Plan at any time, but shareholder approval is required for any amendment to the extent necessary to comply with the Nasdaq rules or applicable laws. An amendment of the 2023 Plan or any award may not adversely affect any outstanding award without the consent of the affected participant, provided that the Committee may amend the plan or any award without a participant’s consent to the extent the Committee deems necessary to comply with applicable law.

Acceleration of Awards

The Committee may in its discretion determine at any time that: (i) all or a portion of a participant’s stock options, SARs and other awards in the nature of rights that may be exercised will become fully or partially exercisable; (ii) all or a part of the time‐based vesting restrictions on all or a portion of the outstanding awards will lapse; (iii) any performance‐based criteria

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with respect to any awards will be deemed to be wholly or partially satisfied; and/or (iv) any other limitation or requirement under any such award will be waived, in each case, as of such date as the Committee, in its discretion, declares. Any such decisions by the Committee need not be uniform among all participants or awards.

The Committee will not make any adjustment that would cause an award that is otherwise exempt from Section 409A of the Internal Revenue Code (“Section 409A”) to become subject to Section 409A or that would cause an award that is subject to Section 409A to fail to satisfy the requirements of Section 409A.

Change in Control

If the Company experiences a change in control, unless otherwise provided under applicable laws or an award agreement: (i) outstanding stock options and SARs shall become fully vested and exercisable and shall remain exercisable for their full terms; (ii) outstanding restricted Shares, restricted share units and other stock‐based awards shall become fully vested; and (iii) outstanding performance Shares, performance share units and other performance‐based awards shall vest at the target level. Further, the Committee may, in its sole discretion, provide for payments or other property in termination of outstanding awards upon a change in control, with the payments equal to the difference between the fair market value of the covered Shares and the exercise price or grant price of the awards, if any.

A change in control generally means any of the following: (i) the acquisition of a majority of the Company’s Common Voting Shares by someone other than a party to the Scripps Family Agreement; (ii) a change in the membership of the Board, so that the current incumbents and their approved successors no longer constitute a majority; or (iii) the disposition of assets accounting for ninety percent (90%) or more of our revenues, unless the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity.

Forfeiture and Repayment of Awards

If the Committee determines a participant has engaged in any “detrimental activity,” either during service with the Company or a subsidiary or after termination of such service, then, promptly upon receiving notice of the Committee’s determination, the participant shall:

(i)	forfeit all awards granted under the 2023 Plan to the extent then held by the participant;

(ii) return to the Company or the subsidiary all Shares that the participant has not disposed of that had been acquired within two (2) years prior to the date of the participant’s initial commencement of the detrimental activity, in exchange for payment by the Company or the subsidiary of any amount actually paid therefor by the Participant; and (iii) with respect to any Shares acquired within two (2) years prior to the date of the participant’s initial commencement of the detrimental activity pursuant to awards granted under the 2023 Plan that were disposed of, pay to the Company or the subsidiary, in cash, the excess, if any, of: (A) the fair market value of the Shares on the date acquired, over (B) any amount actually paid by the participant for the Shares.

Detrimental activity generally means violations of any non‐compete, non‐solicitation, confidentiality, or ownership of works covenants, each as set forth in any agreement between the participant and the Company or a subsidiary, including, but not limited to, the award agreement or any severance plan maintained by the Company or a subsidiary that covers the participant. Detrimental activity also includes: (i) participant’s commission of any act of fraud, misappropriation or embezzlement against or in connection with the Company or any of its subsidiaries, or (ii) a conviction, guilty plea or plea of nolo contendere of participant for any crime involving dishonesty or for any felony.

Awards may also be subject to forfeiture or repayment pursuant to the terms of our compensation recovery policy, including any such policy that may be adopted to comply with the Dodd‐Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC or the Nasdaq, whether or not such policy was in place at the time of grant of an award.

Transferability

Except as the Board or Committee otherwise determines, awards granted under the 2023 Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, stock

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options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative. Any award made under the 2023 Plan may provide that any Shares issued or delivered as a result of the award will be subject to further restrictions upon transfer.

Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee will adjust the number and kind of Shares that may be issued or delivered under the 2023 Plan, the individual award limits, and, with respect to outstanding awards, the number and kind of Shares subject to outstanding awards, the exercise price, and the grant price or other price of Shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash or securities) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. Any such adjustment will be made by the Committee, whose determination will be conclusive.

Prohibition on Re‐Pricing

Subject to adjustment as described under “Adjustments” immediately above, the 2023 Plan does not permit, without the approval of the holders of our Common Voting Shares, what is commonly known as the “re‐pricing” of stock options or SARs, including:

(i)	an amendment to reduce the exercise price of any outstanding stock option or base price of any outstanding SAR;
(ii)	the cancellation of an outstanding stock option or SAR and replacement with a stock option having a lower exercise price or with a SAR having a lower base price; and
(iii)	the cancellation of an outstanding stock option or SAR and replacement with another award under the 2023 Plan.

Federal Income Tax Consequences

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the 2023 Plan. The tax consequences of awards may vary according to country of participation. Also, the tax consequences of the grant, exercise or vesting of awards vary depending upon the particular circumstances, and it should be noted that income tax laws, regulations and interpretations change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Tax Consequences to Participants

Nonqualified Stock Options. In general, (i) a participant will not recognize income at the time a nonqualified option is granted; (ii) a participant will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Shares on the date of exercise over the option price paid for the Shares; and (iii) at the time of sale of Shares acquired pursuant to the exercise of the nonqualified option, appreciation (or depreciation) in value of the Shares after the date of exercise will be treated as either short‐term or long‐term capital gain (or loss) depending on how long the Shares have been held.

Incentive Stock Options. A participant will not recognize income at the time an incentive stock option is granted or exercised. However, the excess of the fair market value of the Shares on the date of exercise over the option price paid may constitute a preference item for the alternative minimum tax. If Shares are issued or delivered to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such Shares is made by such optionee within two (2) years after the date of the grant or within one (1) year after the issuance or delivery of such Shares to the optionee, then upon sale of such Shares, any amount realized in excess of the option price will be taxed to the optionee as a long‐term capital gain and any loss sustained will be a long‐term capital loss. If Shares acquired upon the exercise of an incentive stock option are

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disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such Shares as of the time of exercise (or, if less, the amount realized on the disposition of such Shares if a sale or exchange) over the option price paid for such Shares. Any further gain (or loss) realized by the participant generally will be taxed as short‐term or long‐term capital gain (or loss) depending on the holding period.

SARs. A participant will not recognize income upon the grant of a SAR. The participant generally will recognize ordinary income when the SAR is exercised in an amount equal to the cash and the fair market value of any unrestricted Shares received on the exercise.

Restricted Shares. A participant will not be subject to tax until the restricted Shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. At that time, the participant will be subject to tax at ordinary income rates on the fair market value of the restricted Shares (reduced by any amount paid by the participant for such restricted Shares). However, a participant who so elects under Section 83(b) of the Internal Revenue Code (“Section 83(b)”) within thirty (30) days of the date of transfer of the Shares will have taxable ordinary income on the date of transfer of the Shares equal to the excess of the fair market value of such Shares over the purchase price, if any, of such restricted Shares. Any appreciation (or depreciation) realized upon a later disposition of such Shares will be treated as long‐term or short‐term capital gain depending upon how long the Shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted Shares that are subject to forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the participant.

Unrestricted “Bonus” Stock. A participant will recognize ordinary income upon the grant of an unrestricted “bonus” stock award equal to the fair market value of the Shares received by the participant.

Restricted Share Units, Performance Shares, Performance Share Units. A participant will not recognize income upon the grant of restricted share units, performance Shares or performance share units. Upon payment of the awards, the participant generally will recognize ordinary income in an amount equal to the cash and the fair market value of any unrestricted Shares received.

ESPP. In general, (i) no income will be recognized by a participant at the time a purchase right is granted; (ii) at the time of exercise of the purchase right, ordinary income will be recognized by the participant in an amount equal to the difference between the price paid for the Shares and the fair market value of the Shares on the date of purchase; and (iii) at the time of sale of Shares acquired pursuant to the purchase right, appreciation (or depreciation) in value of the Shares after the date of purchase will be treated as either short‐term or long‐term capital gain (or loss) depending on how long the Shares have been held.

Dividend Equivalents. Any dividend equivalents awarded with respect to awards granted under the 2023 Plan and paid in cash or unrestricted Shares will be taxed to the participant at ordinary income rates when received by the participant.

Section 409A. The 2023 Plan permits the grant of various types of awards that may or may not be exempt from Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described and could result in the imposition of additional taxes and penalties. Restricted share awards, unrestricted share awards, stock options and stock appreciation rights that comply with the terms of the 2023 Plan are designed to be exempt from the application of Section 409A. Restricted share units, performance Shares, performance share units and dividend equivalents granted under the 2023 Plan will be subject to Section 409A unless they are designed to satisfy the short‐term deferral exemption (or another applicable exception). If not exempt, those awards will be designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company, or a subsidiary for which the participant performs services, will be entitled to a corresponding compensation deduction provided that, among other things, the compensation meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and is not disallowed by the $1 million limitation on executive compensation under Section 162(m).

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Plan Benefits

Because the Committee has discretion to determine which employees and non‐employee directors will receive awards under the 2023 Plan and the amount and type of those awards, future benefits to be received by a person or group under the 2023 Plan are not determinable at this time.

Registration with the SEC

The Company intends to file a Registration Statement on Form S‐8 relating to the issuance of Shares under the 2023 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, after approval of the 2023 Plan by the holders of our Common Voting Shares.

Vote Requirement

Approval of this Proposal requires the affirmative vote of a majority of the votes cast in person or by proxy by the holders of the Common Voting Shares represented and entitled to vote at the meeting. The Board recommends that holders of such Shares vote FOR the approval of Proposal 5. Proxies for Common Voting Shares solicited by the Board will be voted FOR Proposal 5 unless shareholders specify a contrary choice in their proxies. Broker non‐votes will not be treated as votes cast and will not have a positive or negative effect on the actions of Proposal 5. Abstentions will be treated as votes cast and, consequently, will have the same effect as votes against Proposal 5.

Equity Compensation Plan Information

The following table provides information as of December 31, 2022, about our equity compensation plans under which awards are currently outstanding.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders	2,765,578	(1)(3)(4)	$ —	4,634,980	(2)
Equity compensation plans not approved by security holders	—		$ —	—
Total	2,765,578		$ —	4,634,980

(1)

Includes the following plans: The 2010 Long-Term Incentive Plan (the “LTIP”), which encompasses the issuance of time-based and performance-based restricted share units and an employee stock purchase plan; and the Deferred Compensation and Stock Plan for Directors (the “DCSPD”).

(2)	Represents the maximum number of Shares that may be issued pursuant to awards other than stock options under the LTIP.
(3)

Includes 2,238,783 time-based restricted share units and 485,701 performance-based restricted share units. These shares are not included in the weighted average exercise price. The executives have no rights to vote with respect to the underlying restricted share units until the date on which the actual number of shares are determined and issued to the executive.

(4)

Includes 41,094 phantom shares credited to the accounts of directors under the DCSPD that will be paid in shares. These shares are not included in the weighted average exercise price. Under the DCSPD, a non-employee director may elect to defer payment of the cash compensation received as a director. The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on the Company’s shares, or to a fixed income account. The deferrals are paid to the director at the time he or she ceases to serve as a director or upon a date predetermined by the director. Payments may be made in cash, shares, or a combination of cash and shares.

✓	THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL PROPOSAL 5.

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Delinquent Section 16 Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and owners of more than 10 percent of the Company’s Class A Common Shares (“10 percent shareholders”), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Class A Common Shares and other equity securities of the Company. Officers, directors and 10 percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on a review of filings made with the Securities and Exchange Commission and written representations from directors and officers that no other reports are required for the year ended December 31, 2022, all of the Company’s executive officers, directors and 10 percent shareholders complied with the requirements of Section 16(a) in a timely manner during 2022, except for four late Form 4 filings inadvertently filed two days late due to an administrative error reporting shares withheld to pay taxes for Lisa Knutson, Brian Lawlor, William Appleton and Mark Koors.

Shareholder Proposals for 2024 Annual Meeting

Any shareholder proposals intended to be presented at the Company’s 2024 Annual Meeting of Shareholders must be received by the Company at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202, on or before November 17, 2023, and must otherwise comply with the Securities and Exchange Commission’s rules, to be considered for inclusion in our proxy materials for the Company’s 2024 Annual Meeting of Shareholders. Such proposals should be submitted by certified mail, return receipt requested.

If a shareholder intends to raise a proposal at the Company’s 2024 Annual Meeting of Shareholders that he or she does not seek to have included in the Company’s proxy materials, the shareholder must notify the Company of the proposal on or before January 31, 2024. If the shareholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if raised at the 2024 Annual Meeting of Shareholders, whether or not there is any discussion of such proposal in the 2024 proxy statement.

Other Matters

This Proxy Statement, the Company’s 2022 Annual Report and other materials will be mailed to shareholders of record beginning on or about March 17, 2023. Copies of these documents, as well as the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 may be obtained free of charge either on our website or by contacting the Corporate Secretary at: The E.W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202, Attention: Corporate Secretary.

Only one copy of this Proxy Statement is being delivered to shareholders that reside at the same address and share the same last name, unless such shareholders have notified the Company of their desire to receive multiple copies of this Proxy Statement. This procedure is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Corporate Secretary at: The E.W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202, Attention: Corporate Secretary. Shareholders residing at the same address and currently receiving multiple copies of this Proxy Statement may contact the Corporate Secretary at: The E.W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202, Attention: Corporate Secretary, to request that a single copy of a proxy statement be mailed in the future.

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The presence of any shareholder at the Annual Meeting will not operate to revoke his or her proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by submitting a new proxy with a later date, notifying the Company’s secretary in writing before the Annual Meeting, or voting in person at the Annual Meeting.

The persons named in the enclosed proxy, or their substitutes, will vote the shares represented by such proxy at the Annual Meeting. The forms of proxy for the two classes of shares permit specification of a vote for persons nominated for election as directors by each such class of stock, as set forth under “Election of Directors” above, and the withholding of authority to vote in the election of such directors or the withholding of authority to vote for one or more specified nominees. Where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted to elect directors as set forth under “Election of Directors.”

With respect to Proposal 2, Proposal 3, Proposal 4 and Proposal 5 upon which the holders of the Common Voting Shares will vote, where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made with respect to the proposal, such shares will be voted in favor of such proposal.

Director nominees who receive the greatest number of affirmative votes will be elected directors. All other matters to be considered at the Annual Meeting require for approval the favorable vote of a majority of the Common Voting Shares cast at the Annual Meeting in person or by proxy. If any other matter properly comes before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote thereon in accordance with their judgment to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. The Company does not know of any other matter that will be presented for action at the Annual Meeting, and the Company has not received any timely notice that any of the Company’s shareholders intend to present a proposal at the Annual Meeting.

The Signatories to the Scripps Family Agreement have informed the Company that at a meeting of the Signatories held pursuant to the Scripps Family Agreement on March 8, 2023, the Signatories approved election of the eight nominees for the Director positions elected by the holders of Common Voting Shares and approved Proposal 2, Proposal 3, Proposal 4 and Proposal 5. Accordingly, based on such approval, the Common Voting Shares held of record by the Signatories will be voted in favor of such nominees, in favor of Proposal 2, in favor of Proposal 3, in favor of Proposal 4 and in favor of Proposal 5 at the Annual Meeting.

By order of the Board,

Julie L. McGehee, Esq.
Secretary and Vice President

March 17, 2023

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APPENDIX

THE E.W. SCRIPPS COMPANY

2023 LONG-TERM INCENTIVE PLAN

1.Establishment, Purpose, Duration.

(a)The E.W. Scripps Company, an Ohio corporation (the “Company”), hereby establishes an equity compensation plan to be known as The E.W. Scripps Company 2023 Long-Term Incentive Plan (the “Plan”). The Plan is effective as of February 16, 2023 (the “Effective Date”), subject to the approval of the Plan by the holders of the common voting shares of the Company (the date of such stockholder approval being the “Approval Date”). Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.

(b)The purpose of the Plan is to attract and retain Directors, officers and other key employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

(c)No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

(d)If the holders of the common voting shares of the Company approve the Plan, The E.W. Scripps Company 2010 Long-Term Incentive Plan, as amended and restated (the “Prior Plan”) will terminate in its entirety effective on the Approval Date; provided that all outstanding awards under the Prior Plan as of the Approval Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan.

2.Definitions. As used in the Plan, the following definitions shall apply.

“Affiliate” means any Person controlling or under common control with the Company or any Person of which the Company directly or indirectly has Beneficial Ownership of securities having a majority of the voting power.

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

“Approval Date” has the meaning given such term in Section 1(a) of the Plan.

“Award” means a Nonqualified Stock Option, Incentive Stock Option, SAR, Restricted Shares Award, Restricted Share Unit, Performance Share, Performance Unit, Other Stock-Based Award, Purchase Right, or Dividend Equivalent granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means either: (a) an agreement, either in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (b) a statement, either in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

“Beneficial Ownership” and “Beneficial Owner” have the meanings given such terms in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in (a) the employment agreement, if any, between the Participant and the Company or Subsidiary, or (b) if during the applicable severance protection period, the severance plan, or if applicable the change in control severance plan, covering the

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Participant and the Company or Subsidiary. If the Participant is not a party to an employment agreement or severance plan with the Company or a Subsidiary in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean: (x) commission of a felony or an act or series of acts that results in material injury to the business or reputation of the Company or any Subsidiary; (y) willful failure to perform duties of employment or service, if such failure has not been cured in all material respects within twenty (20) days after the Company or any Subsidiary, as applicable, gives notice thereof; or (z) breach of any material term, provision or condition of employment or service, which breach has not been cured in all material respects within twenty (20) days after the Company or any Subsidiary, as applicable, gives notice thereof.

“Change in Control” occurs when (except as may be otherwise prescribed by the Committee in an Award Agreement): (a) any Person becomes a Beneficial Owner of a majority of the outstanding common voting shares, $0.01 par value, of the Company (or shares of capital stock of the Company with comparable or unlimited voting rights), excluding, however, any person that is or becomes a party to the Scripps Family Agreement, dated October 15, 1992, as amended currently and as it may be amended from time to time in the future (the “Family Agreement”); (b) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the members then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (c) assets of the Company accounting for 90% or more of the Company’s revenues (hereinafter referred to as “substantially all of the Company’s assets”) are disposed of pursuant to a merger, consolidation, sale, or plan of liquidation and dissolution (unless the parties to the Family Agreement have Beneficial Ownership of, directly or indirectly, a controlling interest (defined as owning a majority of the voting power) in the entity surviving such merger or consolidation or acquiring such assets upon such sale or in connection with such plan of liquidation and dissolution).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Committee, as specified in Section 4(a) of the Plan, appointed by the Board to administer the Plan.

“Company” has the meaning given such term in Section 1(a) of the Plan and any successor thereto.

“Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

“Detrimental Activity” except as may be otherwise specified in a Participant’s Award Agreement, means: (a) engaging in any activity of competition, as specified in any covenant not to compete set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (b) engaging in any activity of solicitation, as specified in any covenant not to solicit set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (c) the disclosure of confidential information to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business in violation of any covenant not to disclose set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (d) the violation of any development and inventions, ownership of works, or similar provision set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant; (e) Participant’s commission of any act of fraud, misappropriation or embezzlement against or in connection with the Company or any of its Subsidiaries or their respective businesses or operations, or (f) a conviction, guilty plea or plea of nolo contendere of Participant for any crime involving dishonesty or for any felony.

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“Director” means any individual who is a member of the Board who is not an Employee.

“Dividend Equivalents” means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to an Award but that have not been issued or delivered, as described in Section 13 of the Plan.

“Effective Date” has the meaning given such term in Section 1(a) of the Plan.

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to a Stock Option.

“Fair Market Value” means, as of any date, the value of a Share determined as follows: (a) the closing sale price per Share as reported on the NASDAQ Global Select Market, or if there are no sales on such day, on the immediately preceding trading day during which a sale occurred; and (b) in the absence of such markets for the Shares, the Fair Market Value shall be determined by the Committee in good faith (which determination shall, to the extent applicable, be made in a manner that complies with Section 409A of the Code), and such determination shall be conclusive and binding for all purposes.

“Grant Price” means the price established at the time of grant of an SAR pursuant to Section 7 of the Plan, used to determine whether there is any payment due upon exercise of the SAR.

“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Stock-Based Awards” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 11 of the Plan.

“Participant” means any eligible individual as set forth in Section 5 of the Plan who holds one or more outstanding Awards.

“Performance Objectives” means the measurable performance objective or objectives established by the Committee pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant. The Performance Objectives may be made relative to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors.

“Performance Period” means the period during which a Performance Objective must be met.

“Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 10 of the Plan.

“Performance Unit” means a bookkeeping entry that records a unit awarded pursuant to Section 10 of the Plan.

“Period of Restriction” means the period during which Restricted Shares, Restricted Share Units or Other Stock-Based Awards are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), as provided in Sections 8, 9 and 11 herein.

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“Person” has the meaning given such term in Section 3(a)(9) of the Exchange Act, and as used in Sections 13(d) and 14(d) thereof, including a “group” (as defined in Section 13(d) of the Exchange Act).

“Plan” means The E.W. Scripps Company 2023 Long-Term Incentive Plan, as amended from time to time.

“Prior Plan” has the meaning given such term in Section 1(d) of the Plan.

“Purchase Right” means the grant of a right to purchase Shares pursuant to Section 12 of the Plan.

“Restricted Shares” means Shares granted or sold pursuant to Section 8 of the Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

“Restricted Share Units” means a grant of the right to receive Shares or cash at the end of a specified Period of Restriction made pursuant to Section 9 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Share” means a Class A Common Share of the Company, $0.01 par value per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 18 of the Plan.

“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 7 of the Plan.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6 of the Plan. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means a corporation, company or other entity (a) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are now or hereafter, owned or controlled, directly or indirectly, by the Company, or (b) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than fifty percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Subsidiary” has the meaning given to such term in Section 424(f) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Substitute Awards” means Awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.

“Ten Percent Shareholder” shall mean any Participant who owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3.Shares Available Under the Plan.

(a)The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be nine million, all of which may be issued or delivered with respect to ISOs, plus the number of Shares described in Section 3(b) of the Plan. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 18 of the Plan. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing.

(b)If any Award granted pursuant to the Plan terminates or is forfeited without having been exercised in full, or if any Award granted pursuant to the Plan is settled (or can be paid only) in cash, then the underlying Shares, to the extent of any such forfeiture, termination or cash settlement, again shall be available for grant under the Plan and credited toward the Plan limit as set forth in Section 3(a) of the Plan. Except as may be required by reason of Section 422 and related provisions of the Code, Shares issued or delivered under the Plan as a Substitute Award or in settlement of a Substitute Award

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shall not reduce or be counted against the Shares available for Awards under the Plan and will not count against the Plan limit as set forth in Section 3(a) of the Plan to the extent that the rules and regulations of any stock exchange or other trading market on which the Shares are listed or traded provide an exemption from shareholder approval for assumption, substitution, conversion, adjustment, or replacement of outstanding awards in connection with mergers, acquisitions, or other corporate combinations. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Plan limit as set forth in Section 3(a) of the Plan.

(c)Notwithstanding any other provision herein, the following Shares shall not again be available for grant as described above: (i) Shares tendered in payment of the Exercise Price of a Stock Option, (ii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation, and (iii) Shares that are repurchased by the Company with Stock Option proceeds. Moreover, all Shares covered by a SAR, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued or delivered to the Participant upon exercise of the right, shall be considered issued or delivered pursuant to the Plan for purposes of Section 3(a) of the Plan.

(d)Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (determined in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single calendar year for services as a Director (excluding Awards made at the election of the Director in lieu of all or a portion of annual and committee cash retainers), taken together with any cash fees paid to such person during such calendar year, shall not exceed $500,000 with respect to any Director who is serving in a capacity other than non-executive Chair, and $750,000 with respect to any Director who is serving as non-executive Chair.

4.     Administration of the Plan.

(a)The Plan shall be administered by the Compensation & Talent Management Committee of the Board or such other committee (the “Committee”) as the Board shall select consisting of two or more members of the Board each of whom is a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act and an “independent director” under the NASDAQ Global Select Market rules. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

(b)Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.

(c)The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

(d)To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

(e)The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees or Directors who are eligible to receive Awards (whether or not such Participants or eligible Employees or Directors are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform Award Agreements, as to the eligible Employees or Directors to receive Awards under the Plan and the terms and provisions of Awards under the Plan.

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(f)All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareholders, Directors, Employees, and their estates and beneficiaries.

5.Eligibility and Participation.

(a)Each Employee and Director is eligible to participate in the Plan.

(b)Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award. No eligible Employees and Directors shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

(c)Notwithstanding the foregoing provisions of this Section 5, Incentive Stock Options may be granted only to eligible Participants who are Employees of the Company (or a “parent” or “subsidiary” as defined in Section 424(e) and (f) of the Code). Eligible Participants who are Employees of a Subsidiary may be granted Stock Options or Stock Appreciation Rights under the Plan only if the Subsidiary qualifies as an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

6.Stock Options. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Options to Participants in such number as the Committee shall determine. Each Stock Option grant shall be evidenced by an Award Agreement and shall be subject to the following provisions:

(a)The Award Agreement shall separately designate whether the Stock Options are intended to be Incentive Stock Options or Nonqualified Stock Options. Any Incentive Stock Option granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to comply with Section 422 of the Code.

(b)The Award Agreement shall specify an Exercise Price for each grant of a Stock Option, which shall be at least equal to the Fair Market Value of a Share on the Date of Grant. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Exercise Price for each grant of a Stock Option shall be at least equal to one hundred ten percent (110%) of the Fair Market Value of a Share on the Date of Grant.

(c)The Award Agreement shall specify the expiration date for each Stock Option; provided, however, that no Stock Option shall be exercisable later than the tenth (10th) anniversary of its Date of Grant. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Incentive Stock Option shall not be exercisable later than the fifth (5th) anniversary of its Date of Grant.

(d)Subject to Section 14 of the Plan, the Award Agreement shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary, the Performance Objectives that must be achieved, or any other conditions that must be satisfied, before the Stock Option or installments thereof will become exercisable.

(e)The Award Agreement shall specify whether the Exercise Price shall be payable to the Company: (i) in cash or its equivalent; (ii) subject to such terms, conditions and limitations as the Committee may prescribe, by tendering (either by actual delivery or attestation) unencumbered Shares previously acquired by the Participant exercising such Stock Option having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Laws); (iv) by any other method approved or accepted by the Committee in its sole discretion; or (v) by a combination of the foregoing methods. The Committee may limit any method of payment for administrative convenience, to comply with Applicable Laws, or otherwise.

(f)The Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Option following termination of the Participant’s employment or provision of services to the Company and/or its Subsidiaries, as the case may be.

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(g)Notwithstanding anything in this Section 6 to the contrary, Stock Options designated as ISOs shall not be eligible for treatment under the Code as ISOs, and shall instead be treated as Nonqualified Stock Options, to the extent that either (i) the aggregate Fair Market Value of Shares (determined as of the Date of Grant) with respect to which such Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Stock Options into account in the order in which they were granted; or (ii) such Stock Options otherwise remain exercisable but are not exercised within three (3) months after termination of employment (or such other period of time provided in Section 422 of the Code).

7.Stock Appreciation Rights. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to Participants in such number as the Committee shall determine. Each SAR grant shall be evidenced by an Award Agreement and shall be subject to the following provisions:

(a)The Award Agreement shall specify a Grant Price for each grant of a SAR. The Grant Price for a SAR shall be at least equal to the Fair Market Value of a Share on the Date of Grant.

(b)The Award Agreement shall set forth the expiration date for each SAR; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of its Date of Grant.

(c)Subject to Section 14 of the Plan, the Award Agreement for a SAR shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary, the Performance Objectives that must be achieved, or any other conditions that must be satisfied, before the SAR or installments thereof will become exercisable.

(d)Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the excess of the Fair Market Value of a Share on the date of exercise over the Grant Price, by (ii) the number of Shares with respect to which the SAR is exercised. The payment upon the SAR exercise shall be in cash, Shares of equivalent value, or in some combination thereof, as determined by the Committee in its sole discretion. The determination of the Committee with respect to the form of payout of SARs shall be set forth in the Award Agreement pertaining to the grant of the Award.

(e)The Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be.

8.Restricted Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant or sell Restricted Shares to Participants in such number as the Committee shall determine. Each grant or sale of Restricted Shares shall be evidenced by an Award Agreement and shall be subject to the following provisions:

(a)Each grant or sale of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer as provided in this Section 8.

(b)Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per Share at the Date of Grant.

(c)Subject to Section 14 of the Plan, the Award Agreement shall specify the Period of Restriction for each Restricted Shares grant.

(d)During the applicable Period of Restriction, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee and set forth in the Award Agreement (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)Unless otherwise determined by the Committee in its sole discretion and set forth in the Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding

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Restricted Shares may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

(f)The Committee shall provide in the Award Agreement that any dividends with respect to unvested Restricted Shares shall be accumulated or deemed reinvested in additional Restricted Shares until such Award is earned and vested and shall be subject to the same terms and conditions as the original Award (including service-based vesting conditions and the achievement of any Performance Objectives).

(g)Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all uncertificated Restricted Shares will be in book entry form with appropriate restrictions entered into the records of the Company’s transfer agent relating to the transfer of such Restricted Shares, and any required notice shall be provided.

(h)The Committee may provide in an Award Agreement that the Award of Restricted Shares is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Shares Award, the Participant shall be required to file promptly a copy of such election with the Company.

9.Restricted Share Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant or sell Restricted Share Units to Participants in such number as the Committee shall determine. Each grant or sale of Restricted Share Units shall be evidenced by an Award Agreement and shall be subject to the following provisions:

(a)Each such grant or sale of Restricted Share Units shall constitute the agreement by the Company to issue or deliver Shares to the Participant following the end of the Period of Restriction in consideration of the performance of services.

(b)Each such grant or sale of Restricted Share Units may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per Share at the Date of Grant.

(c)Subject to Section 14 of the Plan, the Award Agreement shall specify the Period of Restriction for each Restricted Share Unit grant.

(d)Each Award Agreement shall set forth the payment date for the Restricted Share Units, which date shall not be earlier than the end of the applicable Period of Restriction.

(e)The Award Agreement shall specify whether the Company shall pay earned Restricted Share Units by issuance or delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof).

10.Performance Shares and Performance Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares or Performance Units to Participants in such number as the Committee shall determine. Each grant of Performance Shares or Performance Units shall be evidenced by an Award Agreement and shall be subject to the following provisions:

(a)Each Performance Unit shall have an initial dollar value determined by the Committee. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. The Committee shall set Performance Objectives in its sole discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units or Performance Shares that will be paid to the Participant.

(b)Subject to Section 14 of the Plan, the Award Agreement shall specify the Performance Period for each grant of Performance Shares and Performance Units.

(c)Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive payout on the value and number of Performance Units

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or Performance Shares earned by the Participant over the Performance Period, based on the extent to which the corresponding Performance Objectives have been achieved.

(d)Each Award Agreement shall set forth the date for settlement of the Performance Shares and Performance Units, which date shall not be earlier than the end of the Performance Period and following the Committee’s determination of the achievement of applicable Performance Objectives and related goals established by the Committee.

(e)The Award Agreement shall specify whether the earned Performance Shares and earned Performance Units shall be paid by the Company by issuance or delivery of Shares, Restricted Shares or Restricted Share Units or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof).

11.Other Stock-Based Awards.

(a)Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant or sell Other Stock-Based Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of, the Company. The Committee shall determine the terms and conditions of such awards, including the Period of Restriction, if applicable. Shares issued or delivered pursuant to an award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other awards, notes or other property, as the Committee shall determine.

(b)Cash awards, as an element of or supplement to any other Award granted under the Plan, may also be granted pursuant to this Section 11.

(c)Subject to Section 14 of the Plan, the Committee is authorized to grant Shares purely as a “bonus” and not subject to any restrictions or conditions, or to grant Shares or other Awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

12.Employee Stock Purchase Sub-Plan.  Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time, grant Purchase Rights on the terms, and subject to the conditions, of the Employee Stock Purchase Sub-Plan attached as Exhibit A.

13.Dividend Equivalents. Awards may provide the Participant with Dividend Equivalents, on a contingent basis and either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that that any Dividend Equivalents with respect to an unvested Award shall be accumulated or deemed reinvested until such Award is earned and vested, and shall be subject to the same terms and conditions as the original Award (including service-based vesting conditions and the achievement of any Performance Objectives). Notwithstanding the foregoing, no Dividend Equivalents shall be granted with respect to Shares underlying a Stock Option or Stock Appreciation Right.

14.Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) Awards granted pursuant to Section 12 of the Plan, (ii) Shares delivered in lieu of fully vested cash Awards or deferred compensation obligations related to Director fees, (iii) Substitute Awards, and (iv) Awards to Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders (provided that such vesting period may not be less than fifty (50) weeks after grant)); provided, however, that the Committee may grant Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the total number of Shares reserved for issuance under Section 3(b) of the Plan (subject to adjustment under Section 18); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability, other termination of employment or a Change in Control, in the terms of the Award or otherwise.

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15.Compliance with Section 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section 15): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

16.Performance-Based Awards.

(a)The Committee may specify that the granting, vesting or payment of an Award will be conditioned upon the degree of attainment of one or more Performance Objectives. The Performance Objectives shall be based on such criteria as determined by the Committee in its discretion, which may include (but shall not be limited to) the following criteria: earnings per share; segment profit; gross margin; operating or other expenses; earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization; free cash flow; net income; return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); stock price appreciation; total shareholder return, viewer ratings or impressions; online revenue; online segment profit; website traffic; market share; and revenue.

(b)If the Committee determines that a change in the Company’s business, operations, corporate structure or capital structure, or in the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may, in its discretion and without the consent of any Participant, adjust such Performance Objectives or the related level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(c)The Committee shall certify in writing whether the applicable Performance Objectives and other material terms imposed on such Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Award.

17.Transferability.

(a)Except as otherwise determined by the Committee pursuant to the provisions of Section 17(c) of the Plan, no Award or Dividend Equivalents paid with respect to an Award made under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and SARs will be exercisable during a Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b)The Committee may specify in an Award Agreement that part or all of the Shares that are to be issued or delivered by the Company upon the exercise of Stock Options or SARs, upon the termination of the Period of Restriction applicable to Restricted Shares or Restricted Share Units or upon payment under any grant of Performance Shares or Performance Units will be subject to further restrictions on transfer.

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(c)Notwithstanding Section 17(a) of the Plan, the Committee may determine that Awards (other than Incentive Stock Options) may be transferable by a Participant, without payment of consideration therefor by the transferee, only to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933, or any successor provision) of the Participant; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice (as specified by the Committee and set forth in the Award Agreement) thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Board or the Committee, and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

18.Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation), such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Exercise Price, Grant Price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash or securities) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 18 that would (a) cause any Stock Option intended to qualify as an ISO to fail to so qualify; (b) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (c) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

19.Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

20.Withholding Taxes. To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or SAR exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of the Stock Option or SAR or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the minimum amount required to be withheld or paid (or, if permitted by the Company, such higher amount that will not result in adverse accounting consequences for the Company or a Subsidiary). Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

21.Foreign Employees. In order to facilitate the making of any Award or combination of Awards under the Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

22.Change in Control.

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(a)Except as otherwise provided in a Participant’s Award Agreement or pursuant to Section 22(b) of the Plan, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under Applicable Laws:

(i)any and all outstanding Stock Options and SARs granted hereunder shall become immediately vested and exercisable and shall remain exercisable for the full duration of their term;

(ii)any Period of Restriction or other restriction imposed on Restricted Shares, Restricted Share Units, and Other Stock-Based Awards shall immediately lapse; and

(iii)any and all Performance Shares, Performance Units and other Awards (if performance-based) shall immediately vest in full at the target level.

(b)In connection with a Change in Control, the Committee may, in its sole discretion, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash or other property in an amount based on the Fair Market Value of the Shares subject to the Award (less any Exercise Price or Grant Price), which amount may be zero (0) if applicable.

23.Detrimental Activity; Forfeiture and Recoupment.

(a)If the Committee determines a Participant has engaged in any Detrimental Activity, either during service with the Company or a Subsidiary or after termination of such service, then, promptly upon receiving notice of the Committee’s determination, the Participant shall:

(i)forfeit all Awards granted under the Plan to the extent then held by the Participant;

(ii)return to the Company or the Subsidiary all Shares that the Participant has not disposed of that had been acquired within two (2) years prior to the date of the Participant’s initial commencement of the Detrimental Activity, in exchange for payment by the Company or the Subsidiary of any amount actually paid therefor by the Participant; and

(iii)with respect to any Shares acquired within two (2) years prior to the date of the Participant’s initial commencement of the Detrimental Activity pursuant to Awards granted under the Plan that were disposed of, pay to the Company or the Subsidiary, in cash, the excess, if any, of: (A) the Fair Market Value of the Shares on the date acquired, over (B) any amount actually paid by the Participant for the Shares.

(b)To the extent that such amounts are not immediately returned or paid to the Company as provided herein, the Company may, to the extent permitted by law, seek other remedies, including a set-off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including, without limitation, wages, or vacation pay or other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such set-off shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

(c)Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company, including any such policy that may be adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC or applicable securities exchange, whether or not such policy was in place at the time of grant of an Award.

24.Amendment, Modification and Termination.

(a)The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires shareholder approval in order for the Plan to continue to comply with the NASDAQ Global Select Market rules or any rule promulgated by the SEC or any other securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

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(b)The Committee may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options, SARs, and other Awards in the nature of rights that may be exercised become fully or partially exercisable; (ii) provide that all or a part of the Period of Restriction or other time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare. Additionally, the Committee shall not make any adjustment pursuant to this Section 24(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A; or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

(c)Except for adjustments made pursuant to Section 18 of the Plan, the Board or the Committee will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Stock Option or SAR to reduce the Exercise Price or Grant Price, respectively. No Stock Option or SAR will be cancelled and replaced with awards having a lower Exercise Price or Grant Price, respectively, or for another Award, or for cash without further approval of the shareholders of the Company, except as provided in Section 18 of the Plan. Furthermore, no Stock Option or SAR will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the shareholders of the Company. This Section 24(c) is intended to prohibit the repricing of “underwater” Stock Options or SARs without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 18 of the Plan.

(d)Notwithstanding any other provision of the Plan to the contrary (other than Sections 16(b), 18, 22(b) and 24(e) of the Plan, which do not require Participant consent), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. Notwithstanding the preceding sentence, any ISO granted under the Plan may be modified by the Committee to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code.

(e)Notwithstanding any other provision of the Plan to the contrary, the Committee shall be authorized to make minor or administrative amendments to the Plan and may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future Applicable Law (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated there under.

25.Applicable Laws. The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the state courts of Hamilton County, Ohio and the federal courts in the Southern District of Ohio, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

26.Substitute Awards for Awards Granted by Other Entities. Substitute Awards may be granted under the Plan for grants or awards held by employees of a company or entity who become Employees or Directors of the Company or a Subsidiary as a result of the acquisition, merger or consolidation of the employer company by or with the Company or a Subsidiary. Except as otherwise provided by Applicable Law and notwithstanding anything in the Plan to the contrary, the terms, provisions and benefits of the Substitute Awards so granted may vary from those set forth in or required or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of grants or awards in substitution for which they are granted.

27.Miscellaneous.

(a)Except with respect to Stock Options and SARs, the Committee may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan (which may include the payment or crediting of Dividend Equivalents or interest on the deferral amounts). All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

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(b)The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

(c)Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(d)If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(e)By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

(f)No Participant or any eligible Employee or Director shall have any claim to be granted any Award under the Plan. No Participant shall have any rights as a shareholder with respect to any Shares subject to Awards granted to him or her under the Plan prior to the date as of which he or she is actually recorded as the holder of such Shares upon the stock records of the Company.

(g)No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary unless provided otherwise in such other plan.

(h)All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award agreements shall be deemed to refer to such successors.

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EXHIBIT A
EMPLOYEE STOCK PURCHASE SUB-PLAN

1.Purpose and Effective Date. The E.W. Scripps Company Employee Stock Purchase Sub-Plan (“Sub-Plan”) is adopted and established by the Company as a sub-plan under The E.W. Scripps Company 2023 Long-Term Incentive Plan (the “Plan”) and shall at all times be subject to the terms and conditions of the Plan. The purpose of the Sub-Plan is to facilitate the purchase of Shares by Eligible Employees through Purchase Rights upon the terms, and subject to the conditions, set forth below and in the Plan.

2.Definitions. Capitalized terms used in the Sub-Plan but not defined herein shall have the same meanings as defined in the Plan. In addition to those terms and the terms defined in Section 1 of the Sub-Plan, the following terms shall have the meanings hereinafter set forth, unless a different meaning is clearly required by the context:

“Account” shall mean the individual account established by the Agent for each Sub-Plan Participant for purposes of accounting for and/or holding each Sub-Plan Participant’s Shares, dividends and distributions, and shall include any amounts credited to the Sub-Plan Participant’s Account under The E.W. Scripps Company Employee Stock Purchase Plan dated as of May 8, 2008, which previously expired pursuant to its terms.

“Act” shall mean the Securities Act of 1933.

“Administrator” shall mean the Chief Administrative Officer or equivalent title of the Company, subject to the general control of, and superseding action by, the Committee.

“Agent” shall mean the bank, brokerage firm, financial institution, or other entity or person(s) engaged, retained or appointed to act as the agent of the Employer and of the Sub-Plan Participants.

“Closing Value” shall mean, as of a particular date, the value of a Share determined by the closing sales price for such Share (or the closing bid, if no sales were reported) as quoted on the NASDAQ Global Select Market for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

“Compensation” shall mean regular base salary or wages, shift differential, commissions (as paid) and draw actually received as of a particular pay date, including any amounts not paid to an Employee pursuant to an election under Code Sections 125 and 401(k). Compensation shall not include any deferred compensation, bonuses, overtime, severance or dismissal pay, cost-of-living allowances, or any extraordinary pay, or any compensation after an Employee’s last day of work except for purposes of Section 6(b) of the Sub-Plan.

“Designated Subsidiaries” shall mean each Subsidiary, unless specifically excluded from participation in the Sub-Plan by the Board.

“Eligible Employee” means any Employee who (1) is regularly scheduled to work at least twenty (20) hours per week, (2) is customarily employed for at least five (5) months each calendar year, (3) is not a member of a collective bargaining unit unless the collective bargaining agreement covering such person specifically provides for eligibility to participate in this Sub-Plan, and (4) is not designated as ineligible to participate in the Sub-Plan by the Administrator.

“Employee” means any person who performs services as a common law employee of the Employer, and does not include “leased employees”, as that term is defined under Section 414(n) of the Code, or other individuals providing services to the Employer in a capacity as an independent contractor.

“Employer” means, individually and collectively, the Company and the Designated Subsidiaries.

“Enrollment Period” shall mean the one (1) month period ending on the 15th day of the calendar month preceding an Offering Period during which Eligible Employees may elect to participate in the Sub-Plan with respect to such Offering Period, i.e., for the first quarter of a year, the Enrollment Period would be November 15 through December 15.

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“Offering Period” shall mean the one (1) calendar quarter period during which Sub-Plan Participants authorize payroll deductions to fund the purchase of Shares on their behalf under the Sub-Plan. The first Offering Period shall commence on the date specified by the Committee in its sole discretion.

“Plan Year” shall mean the calendar year.

“Purchase Price” shall mean, for each Share purchased in accordance with Section 4 of the Sub-Plan, an amount equal to the lesser of (1) ninety percent (90%) of the Closing Value of a Share on the first Trading Day of each Offering Period, or the earliest date thereafter as is administratively feasible (which for Sub-Plan purposes shall be deemed to be the date the Purchase Right was granted to each Eligible Employee who is, or elects to become, a Sub-Plan Participant); or (2) ninety percent (90%) of the Closing Value of such Share on the last Trading Day of the Offering Period, or the earliest date thereafter as is administratively feasible (which for Sub-Plan purposes shall be deemed to be the date each Purchase Right was exercised).

“Sub-Plan” shall have the meaning set forth in Section 1.

“Sub-Plan Participant” means any Eligible Employee who has elected to participate in the Sub-Plan for an Offering Period by authorizing payroll deductions and entering into a written subscription agreement with an Employer or the Administrator during the Enrollment Period for such Offering Period.

“Trading Day” shall mean a day on which national stock exchanges and the NASDAQ Global Select Market are open for trading.

3.Eligible Employees

a.In General. Participation in the Sub-Plan is voluntary. All Eligible Employees of an Employer are eligible to participate in the Sub-Plan as of a date specified by the Administrator or the Committee. Each Eligible Employee who is a Sub-Plan Participant shall have the same rights and privileges as every other Eligible Employee who is a Sub-Plan Participant, and only Eligible Employees of an Employer satisfying the applicable requirements of the Sub-Plan will be entitled to be a Sub-Plan Participant.

b.Limitations on Purchase Rights. An Employee who otherwise is an Eligible Employee shall not be entitled to purchase Shares under the Sub-Plan if (1) such purchase would cause such Eligible Employee to own Shares (including any Shares which would be owned if such Eligible Employee purchased all of the Shares made available for purchase by such Eligible Employee under all Purchase Rights then held by such Eligible Employee, whether or not then exercisable) representing five percent (5%) or more of the total combined voting power or value of each class of stock of the Company or any Subsidiary; or (2) such purchase would cause such Eligible Employee to have rights to purchase more than $25,000 of Shares under the Sub-Plan (and under all employee stock purchase plans of the Company and its Subsidiary corporations which qualify for treatment under Section 423 of the Code) for any calendar year in which Purchase Rights are outstanding (based on the Closing Value of such Shares, determined as of the date such rights are granted and can first be exercised hereunder). For purposes of clause (1) of this paragraph (b), the attribution rules set forth in Section 424(d) of the Code and related regulations shall apply. For purposes of applying the $25,000 limitation, the number of Shares covered by one Purchase Right may not be carried over to any other Purchase Right.

4.Enrollment and Offering Periods

a.Enrolling in the Sub-Plan. To participate in the Sub-Plan, an Eligible Employee must enroll in the Sub-Plan in accordance with procedures established by the Administrator. Enrollment for a given Offering Period will take place during the Enrollment Period for such Offering Period.

b.The Three-Month Offering Period. Any Employee who is an Eligible Employee and who desires to purchase Shares hereunder must file with the Administrator or Employer an authorization for payroll deduction and a subscription agreement during an Enrollment Period. Such authorization shall be effective for the Offering Period immediately following such Enrollment Period. Each Offering Period shall last for three (3) calendar months, commencing on the first day (or the First Trading Day) of the calendar quarter and ending on the last day (or the last Trading Day) of the calendar quarter. There shall be four (4) Offering Periods each Sub-Plan Year during the term of this Sub-Plan. On the first day (or the First Trading

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Day) of each Offering Period each Sub-Plan Participant shall be granted a Purchase Right under the Sub-Plan and such right shall last only for three (3) months, i.e., it shall expire at the end of the Offering Period for which it was granted.

c.Changing Enrollment. The offering of Shares pursuant to the Sub-Plan shall occur only during an Offering Period and shall be made only to Sub-Plan Participants. Once enrolled, a Sub-Plan Participant shall continue to participate in the Sub-Plan for each succeeding Offering Period until he or she terminates his or her participation by revoking his or her payroll deduction authorization or ceases to be an Eligible Employee. Once a Sub-Plan Participant has elected to participate under the Sub-Plan, that Sub-Plan Participant’s payroll deduction authorization and subscription agreement shall apply to all subsequent Offering Periods unless and until the Sub-Plan Participant ceases to be an Eligible Employee, modifies or terminates said authorization and/or agreement or withdraws from the Sub-Plan. If a Sub-Plan Participant desires to change his or her rate of contribution, he or she may do so effective for the next Offering Period by filing a new authorization for payroll deduction and/or subscription agreement with the Administrator or Employer during the Enrollment Period immediately preceding such Offering Period, in accordance with rules and procedures established by the Administrator.

5.Use of Funds. All payroll deductions received or held by an Employer under the Sub-Plan may be used by the Employer for any corporate purpose, and the Employer shall not be obligated to segregate such payroll deductions. Any amounts held by an Employer or other party holding amounts in connection with or as a result of payroll withholding made pursuant to the Sub-Plan and pending the purchase of Shares hereunder shall be considered a non-interest-bearing, unsecured indebtedness extended to the Employer or other party by the Sub-Plan Participants.

6.Amount of Contribution; Method of Payment

a.Payroll Withholding. Except as otherwise specifically provided herein, the Purchase Price will be payable by each Sub-Plan Participant by means of payroll withholding. The withholding shall be in increments of one percent (1%). The minimum withholding permitted shall be an amount equal to one percent (1%) of a Sub-Plan Participant’s Compensation and the maximum withholding shall be an amount equal to ten percent (10%) of a Sub-Plan Participant’s Compensation. In any event, the total withholding permitted to be made by any Sub-Plan Participant for a Plan Year shall be limited to the sum of $22,500. The actual percentage of Compensation to be deducted shall be specified by a Sub-Plan Participant in his or her authorization for payroll withholding. Sub-Plan Participants may not deposit any separate cash payments into their Accounts.

b.Application of Withholding Rules. Payroll withholding will commence with the first paycheck issued during the Offering Period and will continue with each paycheck throughout the entire Offering Period, except for pay periods for which such Sub-Plan Participant receives no compensation (e.g., uncompensated personal leave, leave of absence, etc.). A pay period which overlaps Offering Periods will be credited in its entirety to the Offering Period in which it is paid. Payroll withholding shall be retained by the Employer or other party responsible for making such payment to the Sub-Plan Participant, until applied to the purchase of Shares as described in Section 7 of the Sub-Plan and the satisfaction of any related federal, state or local withholding obligations (including any employment tax obligations), or until returned to such Sub-Plan Participant in connection with a withdrawal from the Sub-Plan or a revocation of authorization described in Section 11 of the Sub-Plan.

At the time the Shares are purchased, or at the time some or all of the Shares issued under the Sub-Plan are disposed of, Sub-Plan Participants must make adequate provision for the Employer’s federal, state, local or other tax withholding obligations (including employment taxes), if any, which arise upon the purchase or disposition of the Shares. At any time, the Employer may, but shall not be obligated to, withhold from each Sub-Plan Participant’s Compensation the amount necessary for the Employer to meet applicable withholding obligations, including any withholding required to make available to the Employer any tax deductions or benefits attributable to the sale or early disposition of Shares by the Sub-Plan Participant. Each Sub-Plan Participant, as a condition of participating under the Sub-Plan, shall agree to bear responsibility for all federal, state, and local income taxes required to be withheld from his or her Compensation as well as the Sub-Plan Participant’s portion of FICA (both the OASDI and Medicare components) with respect to any Compensation arising on account of the purchase or disposition of Shares. The Employer may increase income and/or employment tax withholding on a Sub-Plan Participant’s Compensation after the purchase or disposition of Shares in order to comply with federal, state and local tax laws, and each Sub-Plan Participant shall agree to sign any and all appropriate documents to facilitate such withholding.

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7.Purchasing, Transferring Shares

a.Maintenance of Account. Upon enrollment in the Sub-Plan by a Sub-Plan Participant and upon receipt by the Agent of such data as it requires, the Agent shall establish a Sub-Plan Account in the name of such Sub-Plan Participant. At the close of each Offering Period, the aggregate amount deducted during such Offering Period by the Employer from a Sub-Plan Participant’s Compensation (and credited to a non-interest-bearing account maintained by the Employer or other party for bookkeeping purposes) will be communicated by the Employer to the Agent and shall thereupon be credited by the Agent to such Sub-Plan Participant’s Account (unless the Sub-Plan Participant has given written notice to the Administrator of his or her withdrawal or revocation of authorization, prior to the date such communication is made). As of the last day of each Offering Period, or as soon thereafter as is administratively feasible, the Agent will automatically purchase Shares on behalf of each Sub-Plan Participant with respect to those amounts reported to the Agent by the Administrator or Employer as creditable to that Sub-Plan Participant’s Account. On the date of purchase of such Shares, the amount then credited to the Sub-Plan Participant’s Account for the purpose of purchasing Shares hereunder will be divided by the Purchase Price and there shall be transferred to the Sub-Plan Participant’s Account by the Agent the number of whole Shares which results (with any remaining cash amounts returned to the Sub-Plan Participant as soon as administratively feasible, as no fractional Shares shall be purchased under the Sub-Plan). Any Shares purchased under this Sub-Plan shall be funded by, and shall reduce, the Share reserve of Section 3(a) of the Plan.

b.Insufficient Number of Available Shares. In the event the number of Shares to be purchased by Sub-Plan Participants during any Offering Period exceeds the number of Shares available for sale under the Sub-Plan, the number of Shares actually available for sale hereunder shall be limited to the remaining number of Shares authorized for sale under the Sub-Plan and shall be allocated in accordance with the Company’s instructions by the Agent among the Sub-Plan Participants in proportion to each Sub-Plan Participant’s Compensation during the Offering Period over the total Compensation of all Sub-Plan Participants during the Offering Period. Any excess amounts withheld and credited to Sub-Plan Participants’ Accounts then shall be returned to the Sub-Plan Participants as soon as is administratively feasible.

c.Handling Excess Shares. In the event that the number of Shares which would be credited to any Sub-Plan Participant’s Account in any Offering Period exceeds the limit specified in Section 3(b) of the Sub-Plan, such Sub-Plan Participant’s Account shall be credited with the maximum number of Shares permissible, and the remaining amounts will be refunded in cash as soon as administratively practicable.

d.Status Reports. Statements of each Sub-Plan Participant’s Account shall be given to participating Employees at least quarterly. The statements shall set forth the Purchase Price and the number of Shares purchased. The Agent shall hold in its name, or in the name of its nominee, all Shares so purchased and allocated. No certificate will be issued to a Sub-Plan Participant for Shares held in his or her Account unless he or she so requests in writing or unless such Sub-Plan Participant’s active participation in the Sub-Plan is terminated due to death, disability, separation from service or retirement.

e.In-Service Share Distributions. A Sub-Plan Participant may request that a certificate for all or part of the full Shares held in his or her Account be sent to him or her after the relevant Shares have been purchased and allocated. All such requests must be submitted to the Agent. No certificate for a fractional Share will be issued; the fair value of fractional Shares, as determined pursuant to the Sub-Plan on the date of withdrawal of all Shares credited to a Sub-Plan Participant’s Account, shall be paid in cash to such Sub-Plan Participant. The Sub-Plan may impose a reasonable charge, to be paid by the Sub-Plan Participant, for each stock certificate so issued prior to the date active participation in the Sub-Plan ceases; such charge shall be paid by the Sub-Plan Participant to the Administrator or Employer prior to the date any distribution of a certificate evidencing ownership of such Shares occurs.

8.Dividends and Other Distributions

a.Reinvestment of Dividends. Cash dividends and other cash distributions received by the Agent on Shares held in its custody hereunder will be credited to the Accounts of individual Sub-Plan Participants in accordance with their interests in the Shares with respect to which such dividends or distributions are paid or made, and will be paid to the Sub-Plan Participant as soon as administratively feasible, unless the Sub-Plan Participant makes an election to reinvest the cash dividends or other cash distributions in accordance with procedures established by the Administrator, in which case the amounts will be applied, as soon as practical after the receipt thereof by the Agent, to the purchase in the open market or otherwise at prevailing market prices of the number of whole Shares capable of being purchased with such funds, after deduction of any bank service fees, brokerage charges, transfer taxes, and any other transaction fee, expense or cost payable

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in connection with the purchase of such shares and not otherwise paid by the Employer (with any remaining cash amounts returned to the Sub-Plan Participant as soon as administratively feasible, as no fractional Shares shall be purchased under the Sub-Plan).

b.Shares to Be Held in Agent’s Name. All purchases of Shares made pursuant to this Section will be made in the name of the Agent or its nominee, shall be held as provided in Section 7 of the Sub-Plan, and shall be transferred and credited to the Account(s) of the individual Sub-Plan Participant(s) to which such dividends or other distributions were credited. Dividends paid in the form of Shares will be allocated by the Agent, as and when received, with respect to Shares held in its custody hereunder to the Accounts of individual Sub-Plan Participants in accordance with such Sub-Plan Participants’ interests in such Shares with respect to which such dividends were paid. Property, other than Shares or cash, received by the Agent as a distribution on Shares held in its custody hereunder, shall be sold by the Agent for the accounts of the Sub-Plan Participants, and the Agent shall treat the proceeds of such sale in the same manner as cash dividends received by the Agent on Shares held in its custody hereunder.

c.Tax Responsibilities. The automatic reinvestment of dividends under the Sub-Plan will not relieve a Sub-Plan Participant (or Eligible Employee with an Account) of any income or other tax which may be due on or with respect to such dividends. The Agent shall report to each Sub-Plan Participant (or Eligible Employee with an Account) the amount of dividends credited to his or her Account.

9.Voting of Shares. A Sub-Plan Participant shall have no interest or voting right in any Shares until such Shares have been actually purchased by the Agent in the Sub-Plan Participant’s behalf. Shares held for a Sub-Plan Participant (or Eligible Employee with an Account) in his or her Account will be voted in accordance with the Sub-Plan Participant’s (or Eligible Employee’s) express written directions. In the absence of any such directions, such Shares will not be voted.

10.Sale of Shares. Subject to the provisions of Section 16 of the Sub-Plan, a Sub-Plan Participant may at any time, and without withdrawing from the Sub-Plan, by giving notice to the Agent, direct the Agent to sell all or part of the Shares held on behalf of the Sub-Plan Participant. Upon receipt of such a notice on which the Sub-Plan Participant’s signature is guaranteed by a bank or trust company, the Agent shall, as soon as practicable after receipt of such notice, sell such Shares in the marketplace at the prevailing market price and transmit the net proceeds of such sale (less any bank service fees, brokerage charges, transfer taxes, and any other transaction fee, expense or cost) to the Sub-Plan Participant.

11.Withdrawals from the Sub-Plan and Revocations

a.General Rule. A Sub-Plan Participant may at any time, by giving written notice to the Administrator or Employer, withdraw from the Sub-Plan or, without withdrawing from the Sub-Plan but by giving written notice to the Administrator or Employer, revoke his or her authorization for payroll deduction for the Offering Period in which such revocation is made.

b.Refund of Amounts Not Used to Purchase Shares. At the time of any withdrawal or revocation under this Section, any amount deducted from payroll which has not previously been used to purchase Shares will be used to purchase Shares in accordance with Section 7(a) of the Sub-Plan.

c.Withdrawal of Shares. Upon any withdrawal from the Sub-Plan as a result of separation from employment, as provided in Section 12 of the Sub-Plan, a Sub-Plan Participant (or his or her executor or personal administrator), shall elect to either transfer Shares to his or her own personal brokerage account or receive cash for the full number of Shares then being held in his or her Account. If the Sub-Plan Participant elects cash, the Agent shall sell such Shares in the marketplace at the prevailing market price and send the net proceeds (less any bank service fees, brokerage charges, transfer taxes, and any other transaction fee, expense or cost) to the Sub-Plan Participant. If no election is made, Sub-Plan Participant’s Shares will be sold as stated herein and net proceeds shall be sent to Sub-Plan Participant. In every case of withdrawal from the Sub-Plan, fractional Shares allocated to a Sub-Plan Participant’s Account will be paid in cash at the Closing Value of such Shares on the date such withdrawal becomes effective (or as soon thereafter as is administratively feasible). Upon any other withdrawal, the Sub-Plan Participant may elect to retain his or her Shares under the Sub-Plan until separation from employment for any reason, at which time this Section 11(c) shall apply.

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12.Separation from Employment. Separation from employment for any reason, including death, disability, termination or retirement, shall be treated as a withdrawal from the Sub-Plan, as described in Section 11 of the Sub-Plan. A service fee will not be charged for any withdrawal attributable to a separation from employment.

13.Assignment. Neither payroll deductions credited to a Sub-Plan Participant’s account nor any Purchase Rights or Shares held under the Sub-Plan may be assigned, alienated, transferred, pledged, or otherwise disposed of in any way by a Sub-Plan Participant other than by will or the laws of descent and distribution. Any such assignment, alienation, transfer, pledge, or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw from the Sub-Plan as described in Section 11 of the Sub-Plan. A Sub-Plan Participant’s right to purchase Shares under this Sub-Plan may be exercisable during the Sub-Plan Participant’s lifetime only by the Sub-Plan Participant.

14.Amendment or Termination of the Sub-Plan. Subject to Section 24 of the Plan, the Board shall have the right, at any time, to amend, modify or terminate the Sub-Plan without notice; however, no Sub-Plan Participant’s outstanding subscriptions shall be adversely affected by any such amendment, modification or termination.

15.Administration

a.General. Subject to Section 4 of the Plan, the Sub-Plan shall be administered by the Administrator. The Administrator shall be responsible for the administration of all matters under the Sub-Plan which have not been delegated to the Agent. The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Sub-Plan, to determine eligibility and to adjudicate all disputed claims filed under the Sub-Plan. Any rule or regulation adopted by the Administrator shall remain in full force and effect unless and until altered, amended or repealed by the Administrator. The Committee may reserve to itself any or all of the authority and responsibility of the Administrator under the Sub-Plan or may act as administrator of the Sub-Plan for any and all purposes and, in this regard, shall administer the Sub-Plan as it relates to any “Section 16 officers” of the Company.

b.Specific Responsibilities. The Administrator’s responsibilities shall include, but shall not be limited to:

(1) interpreting the Sub-Plan (including issues relating to the definition and application of “Compensation”);

(2)identifying and compiling a list of persons who are Eligible Employees for an Offering Period;

(3)identifying those Eligible Employees not entitled to subscribe for Shares during any Offering Period on account of the limitations described in Section 3(b) of the Sub-Plan; and

(4)providing prompt notice to the Agent of the enrollment of Eligible Employees, the Shares to be credited to Sub-Plan Participants’ Accounts, and any written notices of withdrawal or revocation of authorization filed with the Administrator by individual Sub-Plan Participants.

The Administrator may from time to time adopt rules and regulations for carrying out the terms of the Sub-Plan. Interpretation or construction of any provision of the Sub-Plan by the Administrator shall be final and conclusive on all persons, absent specific and contrary action taken by the Board. Any interpretation or construction of any provision of the Sub-Plan by the Board shall be final and conclusive.

c.Electronic or Other Media. Notwithstanding any other provision of the Sub-Plan to the contrary, including any provision that requires the use of a written instrument, the Administrator may establish procedures for the use of electronic or other media in communications and transactions between the Sub-Plan or the Agent and Sub-Plan Participants. Electronic or other media may include, but are not limited to: e-mail, the Internet, intranet systems and automated telephonic response systems.

16.Securities Law Restrictions

Notwithstanding any provision of the Sub-Plan to the contrary:

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a.Need for Registration Statement. No Shares may be purchased under the Sub-Plan until a registration statement has been filed and become effective with respect to the issuance of the Shares covered by the Plan under the Act.

b.Insider Restrictions. The following restrictions or provisions shall apply to Sub-Plan Participants who are “Section 16 officers” of the Company:

(1)Any withdrawal of Shares from such a Sub-Plan Participant’s Account shall suspend the right of such Sub-Plan Participant to have Shares purchased under both the employee stock purchase feature of the Sub-Plan and the dividend reinvestment feature of the Sub-Plan, for a period of six (6) months;

(2)Any such Sub-Plan Participant who ceases participation in the Sub-Plan or who revokes his or her authorization for payroll deduction pursuant to Section 11 of the Sub-Plan may not again participate in the Sub-Plan or authorize any additional payroll deductions, for a period of at least six (6) months;

(3)Any certificates evidencing ownership of Shares purchased under the Sub-Plan for such a Sub-Plan Participant may be legended to disclose the restrictions set forth in this Section; and

(4)Any such Sub-Plan Participant who wishes to withdraw or sell Shares must withdraw or sell all of such Sub-Plan Participant’s Shares under the Sub-Plan.

17.Death. In the event of Sub-Plan Participant’s death, the Administrator or Agent shall deliver his or her Shares and/or cash under the Sub-Plan to the executor or administrator of Sub-Plan Participant’s estate.

18.Section 409A. Notwithstanding anything contained in this Sub-Plan to the contrary, in no event shall the purchase of Shares with respect to any Offering Period occur later than March 15 of the calendar year immediately following the year in which occurs the last day of that Offering Period. This Sub-Plan is intended to comply with the short-term deferral exception to Section 409A of the Code and shall be construed, administered, and governed in a manner that effects such intent.

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THE E.W. SCRIPPS COMPANY 312 WALNUT STREET SUITE 2800 CINCINNATI, OH 45202 SCAN TO VIEW MATERIALS & VOTE  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on April 30, 2023. Follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on April 30, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  D98014-P83819 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  DETACH AND RETURN THIS PORTION ONLY THE E.W. SCRIPPS COMPANY The Board of Directors recommends you vote FOR the following proposal: 1. Election of Directors Nominees:  1a. Lauren Rich Fine 1b. Burton F. Jablin  1c. Kim Williams Fo Withhold Directors Recommend Fo Fo Fo Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D98015-P83819 THE E.W. SCRIPPS COMPANY Annual Meeting of Shareholders May 1, 2023 4:00 PM Eastern Time This proxy is solicited by the Board of Directors The undersigned appoints Jason Combs and Julie L. McGehee, each with full power of substitution, to act as proxies for the undersigned, and to vote all Class A Common Shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders on Monday, May 1, 2023 at 4:00 PM Eastern Time at Scripps Center, 312 Walnut Street, 10th Floor Conference Center, Cincinnati, Ohio, and any and all adjournments thereof, as set forth on the reverse side. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted: FOR the nominees for directors specified. Continued and to be signed on reverse side